                                                                     Exhibit 2.1


--------------------------------------------------------------------------------


                           ASSET PURCHASE AGREEMENT


                                   between:


                      BEI MEDICAL SYSTEMS COMPANY, INC.,
                            a Delaware corporation


                                      and


                       COOPERSURGICAL ACQUISITION CORP.,
                            a Delaware corporation


                            ______________________

                          Dated as of October 1, 1999

                            ______________________



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                        Page
Section 1  SALE OF ASSETS; RELATED TRANSACTIONS; DEFINITIONS............   1

  1.1   Sale Of Assets..................................................   1
  1.2   Instruments of Conveyance and Transfer and Assumption...........   2
  1.3   Further Assurances..............................................   2
  1.4   Assignments of Contracts and Rights.............................   2
  1.5   Power of Attorney; Right of Endorsement.........................   2
  1.6   Liabilities Being Assumed.......................................   3
  1.7   Liabilities Not Being Assumed...................................   3
  1.8   Purchase Price..................................................   4
  1.9   Delivery of Estimated Inventory and Net Receivables Statement...   4
  1.10  Purchase Price Adjustment.......................................   4
  1.11  Sales Taxes.....................................................   6
  1.12  Closing.........................................................   7
  1.13  Definitions.....................................................   7

Section 2  REPRESENTATIONS AND WARRANTIES OF THE SELLER.................   7

  2.1   Organization and Qualification; Subsidiaries....................   7
  2.2   Authority Relative to this Agreement; Vote Required.............   7
  2.3   No Conflict; Required Filings and Consents......................   8
  2.4   Compliance; Permits.............................................   9
  2.5   SEC Filings; Financial Statements...............................   9
  2.6   Absence of Certain Changes or Events............................  10
  2.7   No Undisclosed Liabilities......................................  11
  2.8   Contracts.......................................................  11
  2.9   Title to Property...............................................  12
  2.10  Brokers.........................................................  13
  2.11  Intellectual Property Rights....................................  13
  2.12  Litigation......................................................  14
  2.13  Opinion of Financial Advisor....................................  14
  2.14  Accounts and Notes Receivable...................................  14
  2.15  Suppliers, Consultants and Vendors..............................  15
  2.16  Customers.......................................................  15
  2.17  Conflicts of Interest...........................................  15
  2.18  Tax Matters.....................................................  15
  2.19  FDA and Certain Other Compliances...............................  16
  2.20  Insurance.......................................................  18
  2.21  Environmental Matters...........................................  18
  2.22  Sufficiency of Assets...........................................  18
  2.23  Disclosure......................................................  18

Section 3  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..............  19

  3.1   Due Organization................................................  19
  3.2   Authority; Binding Nature Of Agreements.........................  19
  3.3   Non-Contravention; Consents.....................................  19
  3.4   Brokers.........................................................  20

Section 4  PRE-CLOSING COVENANTS........................................  20

  4.1   Access And Investigation........................................  20
  4.2   Operation of Business...........................................  21
  4.3   Filings and Consents............................................  22
  4.4   Notification of Certain Changes; Supplements to Schedules.......  22

   4.5   Public Announcements...........................................   23
   4.6   Reasonable Efforts.............................................   23
   4.7   Exchange Proceeds..............................................   23
   4.8   Allocation of Purchase Price...................................   23
   4.9   Exclusivity....................................................   24
   4.10  Special Payment to Purchaser Based Upon Another Transaction....   25
   4.11  Stockholders' Meeting..........................................   25
   4.12  Subsidiary Approval............................................   25
   4.13  Insurance......................................................   25

Section 5  CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIOn TO CLOSE..   26

   5.1   Accuracy Of Representations....................................   26
   5.2   Performance Of Obligations.....................................   26
   5.3   No Proceedings.................................................   26
   5.4   No Prohibition.................................................   26
   5.5   Stockholder and Board of Directors Approval....................   26
   5.6   Opinion of the Seller's Counsel................................   27
   5.7   Consents and Approvals.........................................   27
   5.8   Related Documents..............................................   27
   5.9   Seller Certificates............................................   27
   5.10  Release of Encumbrance.........................................   28
   5.11  Integrated Video Systems.......................................   28

Section 6  CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO CLOSE.....   28

   6.1   Accuracy Of Representations....................................   28
   6.2   Performance Of Obligations.....................................   29
   6.3   No Proceedings.................................................   29
   6.4   No Prohibition.................................................   29
   6.5   Stockholder Approval...........................................   29
   6.6   Opinion of the Purchaser's Counsel.............................   29
   6.7   Consents and Approvals.........................................   29
   6.8   Related Documents..............................................   30
   6.9   Purchaser's Certificates.......................................   30
   6.10  Termination of Royalty Obligation..............................   30

Section 7  INDEMNIFICATION..............................................   30

   7.1   Generally......................................................   30
   7.2   Assertion of Claims............................................   32
   7.3   Notice and Defense of Third Party Claims.......................   32
   7.4   Survival of Representations and Warranties.....................   34
   7.5   Limitations on Indemnification.................................   34
   7.6   Attorneys' Fees................................................   35

Section 8  TERMINATION..................................................   35

   8.1   Termination Events.............................................   35
   8.2   Termination Procedures.........................................   36
   8.3   Effect Of Termination..........................................   36
   8.4   Nonexclusivity Of Termination Rights...........................   37

Section 9  POST CLOSING COVENANTS.......................................   37

   9.1   Access to Records..............................................   37
   9.2   Use of Seller's Labels, etc....................................   37
   9.3   Physical Transfer of Purchased Assets..........................   38
   9.4   Collection of Accounts Receivable..............................   38
   9.5   Collection of Invoices representing Evaluation Inventory, etc..   39

Section 10  MISCELLANEOUS PROVISIONS....................................   39

  10.1   Further Assurances.............................................   39
  10.2   Fees And Expenses..............................................   39
  10.3   Notices........................................................   40
  10.4   Headings.......................................................   41
  10.5   Counterparts...................................................   41
  10.6   Governing Law..................................................   41
  10.7   Successors And Assigns; Parties In Interest....................   41
  10.8   Remedies Cumulative; Specific Performance......................   41
  10.9   Waiver.........................................................   42
  10.10  Amendments.....................................................   42
  10.11  Severability...................................................   42
  10.12  Entire Agreement; Confidential Disclosure Agreement............   42
  10.13  Knowledge......................................................   42
  10.14  Construction...................................................   43

EXHIBITS AND SCHEDULES

Exhibit A:        -    Form of Bill of Sale
Exhibit B:        -    Certain Definitions
Exhibit C:        -    Statement of Allocation
Exhibit D:        -    Form of Opinion of Counsel for the Seller
Exhibit E:        -    Form of Transition Agreement
Exhibit F:        -    Form of Non-Competition Agreement with the Seller
Exhibit G:        -    Form of Non-Competition Agreement with Richard W. Turner
Exhibit H:        -    Form of Opinion of Counsel for the Purchaser
Schedule 1.1:     -    List of Purchased Assets
Schedule 1.6:     -    List of Assumed Liabilities
Schedule 1.7:     -    List of Excluded Liabilities
Schedule 1.8(a):  -    Sales Shortfall Calculation
Schedule 1.10(a): -    Inventory Valuation Rules
Schedule 5.7:     -    Consents and Approvals

SELLER DISCLOSURE SCHEDULE

Section 1.1     -  List of Purchased Assets
Section 1.6     -  List of Assumed Liabilities
Section 1.7     -  List of Excluded Liabilities
Section 1.8     -  Sales Shortfall Calculation
Section 1.10    -  Inventory Valuation Rights
Section 1.11    -  Sales Taxes
Section 2.1     -  Good Standing and Qualification
Section 2.3     -  No Conflict; Required Filing and Consents
Section 2.4     -  Compliance; Permits
Section 2.5     -  SEC Filings; Financial Statements
Section 2.6     -  Absence of Certain Changes or Events
Section 2.7     -  Undisclosed Liabilities
Section 2.8     -  Contracts
Section 2.9     -  Title to Property
Section 2.10    -  Brokers
Section 2.11    -  Intellectual Property Rights
Section 2.14    -  Accounts and Notes Receivable
Section 2.15    -  Suppliers, Consultants and Vendors
Section 2.16    -  Customers
Section 2.17    -  Conflicts of Interest
Section 2.18    -  Tax Matters
Section 2.19    -  FDA and Other Compliances
Section 2.20    -  Insurance
Section 2.21    -  Environmental Matters

DEFINED TERMS INDEX

-------------------------------------------------------------------------------------------------------------
                            Term                                                    Location
                            ----                                                    --------
-------------------------------------------------------------------------------------------------------------
 Accountant's Determination                                         Section 1.10(c)
-------------------------------------------------------------------------------------------------------------
 Acquisition Expenses                                               Section 4.9
-------------------------------------------------------------------------------------------------------------
 Agreement                                                          Exhibit B
-------------------------------------------------------------------------------------------------------------
 Affiliate                                                          Exhibit B
-------------------------------------------------------------------------------------------------------------
 Another Transaction                                                Section 4.9(a)
-------------------------------------------------------------------------------------------------------------
 Approvals                                                          Section 2.1
-------------------------------------------------------------------------------------------------------------
 Assumed Contracts                                                  Section 1.6
-------------------------------------------------------------------------------------------------------------
 Assumed Liabilities                                                Section 1.6
-------------------------------------------------------------------------------------------------------------
 Bill of Sale                                                       Section 1.2
-------------------------------------------------------------------------------------------------------------
 Blocked Jurisdiction                                               Section 7.5(b)
-------------------------------------------------------------------------------------------------------------
 Business                                                           Recital B
-------------------------------------------------------------------------------------------------------------
 CERCLA                                                             Exhibit B
-------------------------------------------------------------------------------------------------------------
 CERCLIS                                                            Exhibit B
-------------------------------------------------------------------------------------------------------------
 CGMP                                                               Section 2.19(c)(i)
-------------------------------------------------------------------------------------------------------------
 Control                                                            Exhibit B
-------------------------------------------------------------------------------------------------------------
 Claim                                                              Section 9.4(e)
-------------------------------------------------------------------------------------------------------------
 Closing                                                            Section 1.12
-------------------------------------------------------------------------------------------------------------
 Closing Date                                                       Section 1.12
-------------------------------------------------------------------------------------------------------------
 Code                                                               Section 2.18(a)
-------------------------------------------------------------------------------------------------------------
 Compliance Claim                                                   Section 7.5(b)
-------------------------------------------------------------------------------------------------------------
 Consent                                                            Exhibit B
-------------------------------------------------------------------------------------------------------------
 Debtor                                                             Section 9.4(e)
-------------------------------------------------------------------------------------------------------------
 Disputed Receivable                                                Section 9.4(e)
-------------------------------------------------------------------------------------------------------------
 DGCL                                                               Section 2.2
-------------------------------------------------------------------------------------------------------------
 Encumbrance                                                        Exhibit B
-------------------------------------------------------------------------------------------------------------
 Environmental, Health and Safety Laws                              Exhibit B
-------------------------------------------------------------------------------------------------------------
 Examination Period                                                 Section 1.10(b)
-------------------------------------------------------------------------------------------------------------
 Exchange Proceeds                                                  Section 4.7
-------------------------------------------------------------------------------------------------------------
 Estimated Inventory                                                Section 1.9(a)
-------------------------------------------------------------------------------------------------------------
 Estimated Inventory and Net Receivables Holdback Amount            Section 1.9(b)
-------------------------------------------------------------------------------------------------------------
 Estimated Inventory and Net Receivables Statement                  Section 1.9(a)
-------------------------------------------------------------------------------------------------------------
 Estimated Net Receivables                                          Section 1.9(a)
-------------------------------------------------------------------------------------------------------------
 Excluded Assets                                                    Section 1.1
-------------------------------------------------------------------------------------------------------------
 Excluded Liabilities                                               Section 1.7
-------------------------------------------------------------------------------------------------------------
 FDA                                                                Section 2.19(a)
-------------------------------------------------------------------------------------------------------------
 GAAP                                                               Exhibit B
-------------------------------------------------------------------------------------------------------------
 Governmental Entity                                                Exhibit B
-------------------------------------------------------------------------------------------------------------
 Hazardous Materials                                                Exhibit B
-------------------------------------------------------------------------------------------------------------
 HTA                                                                Recital A
-------------------------------------------------------------------------------------------------------------
 Indemnified Persons                                                Exhibit B
-------------------------------------------------------------------------------------------------------------
 Indemnifying Persons                                               Exhibit B
-------------------------------------------------------------------------------------------------------------
 Inventory                                                          Section 1.10(a)
-------------------------------------------------------------------------------------------------------------
 Inventory Statement                                                Section 1.10(a)
-------------------------------------------------------------------------------------------------------------
 Law                                                                Exhibit B
-------------------------------------------------------------------------------------------------------------
 Liabilities                                                        Exhibit B
-------------------------------------------------------------------------------------------------------------
 Losses                                                             Exhibit B
-------------------------------------------------------------------------------------------------------------
 Lost Sales Amount                                                  Section 7.5(b)
-------------------------------------------------------------------------------------------------------------
 Knowledge                                                          Section 10.13
-------------------------------------------------------------------------------------------------------------
 Material Adverse Effect                                            Exhibit B
-------------------------------------------------------------------------------------------------------------
 MDRs                                                               Section 2.19(c)(iv)
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
 Net Receivables                                                    Section 1.10(a)(ii)
-------------------------------------------------------------------------------------------------------------
 Non-Competition Agreements                                         Section 5.8(ii)
-------------------------------------------------------------------------------------------------------------
 Objection Notice                                                   Section 1.10(c)
-------------------------------------------------------------------------------------------------------------
 Orders                                                             Exhibit B
-------------------------------------------------------------------------------------------------------------
 Permitted Encumbrances                                             Exhibit B
-------------------------------------------------------------------------------------------------------------
 Permits                                                            Exhibit B
-------------------------------------------------------------------------------------------------------------
 Person                                                             Exhibit B
-------------------------------------------------------------------------------------------------------------
 Physical Inventory                                                 Section 1.10(a)
-------------------------------------------------------------------------------------------------------------
 Pre-Closing Period                                                 Section 4.1
-------------------------------------------------------------------------------------------------------------
 Proceedings                                                        Section 2.12
-------------------------------------------------------------------------------------------------------------
 Products                                                           Exhibit B
-------------------------------------------------------------------------------------------------------------
 Proprietary Matter                                                 Section 2.11(a)(i)
-------------------------------------------------------------------------------------------------------------
 Purchase Price                                                     Section 1.8(c)
-------------------------------------------------------------------------------------------------------------
 Purchased Assets                                                   Section 1.1
-------------------------------------------------------------------------------------------------------------
 Purchaser                                                          Preamble
-------------------------------------------------------------------------------------------------------------
 Purchaser Indemnified Persons                                      Exhibit B
-------------------------------------------------------------------------------------------------------------
 Purchaser Indemnifying Persons                                     Exhibit B
-------------------------------------------------------------------------------------------------------------
 Purchaser Losses                                                   Exhibit B
-------------------------------------------------------------------------------------------------------------
 Related Document, Documents                                        Section 5.8
-------------------------------------------------------------------------------------------------------------
 Receivable                                                         Section 9.4(e)
-------------------------------------------------------------------------------------------------------------
 Representatives                                                    Exhibit B
-------------------------------------------------------------------------------------------------------------
 Requesting Party                                                   Section 9.1
-------------------------------------------------------------------------------------------------------------
 Sale                                                               Exhibit B
-------------------------------------------------------------------------------------------------------------
 Sales Shortfall                                                    Exhibit B
-------------------------------------------------------------------------------------------------------------
 Seller                                                             Preamble
-------------------------------------------------------------------------------------------------------------
 Seller Disclosure Schedule                                         Section 2
-------------------------------------------------------------------------------------------------------------
 Seller Indemnified Persons                                         Exhibit B
-------------------------------------------------------------------------------------------------------------
 Seller Indemnifying Persons                                        Exhibit B
-------------------------------------------------------------------------------------------------------------
 Seller Losses                                                      Exhibit B
-------------------------------------------------------------------------------------------------------------
 Seller Permits                                                     Section 2.4(b)
-------------------------------------------------------------------------------------------------------------
 Seller SEC Reports                                                 Section 2.5(a)
-------------------------------------------------------------------------------------------------------------
 Settlement Agreement                                               Section 1.10(c)
-------------------------------------------------------------------------------------------------------------
 Special Tax Losses                                                 Exhibit B
-------------------------------------------------------------------------------------------------------------
 Statement of Allocation                                            Section 4.8
-------------------------------------------------------------------------------------------------------------
 Statements                                                         Section 1.10(b)
-------------------------------------------------------------------------------------------------------------
 Stockholders Meeting                                               Section 8.1 (d)
-------------------------------------------------------------------------------------------------------------
 Subsidiaries                                                       Section 1.1
-------------------------------------------------------------------------------------------------------------
 Survival Date                                                      Section 7.4
-------------------------------------------------------------------------------------------------------------
 Tax Return                                                         Exhibit B
-------------------------------------------------------------------------------------------------------------
 Taxes                                                              Exhibit B
-------------------------------------------------------------------------------------------------------------
 Third Party Claim                                                  Section 7.3
-------------------------------------------------------------------------------------------------------------
 Transaction Taxes                                                  Section 1.11
-------------------------------------------------------------------------------------------------------------
 Transition Agreement                                               Section 5.8 (i)
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

                                                        THIS ASSET PURCHASE
                                                    AGREEMENT is entered into as
                                                    of October 1, 1999, by and
                                                    between: BEI MEDICAL SYSTEMS
                                                    COMPANY, INC., a Delaware
                                                    corporation (the "Seller"),
                                                                      ------
                                                    and COOPERSURGICAL
                                                    ACQUISITION CORP., a
                                                    Delaware corporation (the
                                                    "Purchaser").
                                                     ----------

                                   RECITALS

               A. The Seller and its subsidiaries are engaged in the business of developing, manufacturing, marketing and servicing a broad array of advanced systems and devices for diagnostic and therapeutic procedures in the medical fields of gastroenterology and gynecology. The Seller also produces a variety of products for use in various medical and surgical procedures that are sold by it under original equipment manufacture labeling arrangements. The Seller is currently focusing its development and commercialization efforts on its new Hydro ThermAblator ("HTA") product and related accessories for treatment of
                     ---
excessive uterine bleeding through endometrial ablation.

               B. The Seller desires to sell its non-HTA business (hereinafter called the "Business")

               C. The Seller and its subsidiaries desire to sell to the Purchaser, and the Purchaser desires to purchase from the Seller and its subsidiaries, certain of the assets of the Seller and its subsidiaries, subject to the Purchaser's assumption of certain specified liabilities of the Seller, in each case related to the Business, on the terms and subject to the conditions contained in this Agreement.

               ACCORDINGLY, in consideration of the premises and the mutual representations hereinafter set forth, the parties hereto hereby agree as set forth below.

Section 1      SALE OF ASSETS; RELATED TRANSACTIONS; DEFINITIONS.

1.1    Sale Of Assets.

       The Seller shall cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, free and clear of all Encumbrances, and the Purchaser shall purchase from the Seller and its subsidiaries (the "Subsidiaries") which own or have rights to the assets that are identified on
 ------------
Schedule 1.1 (which assets are collectively referred to in this Agreement as the "Purchased Assets"), at the Closing (as defined in Section 1.5), all of the
 ----------------
Seller's and the Subsidiaries' right, title and interest in, to and under the Purchased Assets which exist at the Closing, on the terms and subject to the conditions set forth in this Agreement. The Seller shall not sell, assign, transfer, convey or deliver to the Purchaser at the Closing and shall specifically retain any asset of the Seller that is not identified on Schedule
1.1 (which assets are collectively referred to in this Agreement as the "Excluded Assets").
 ---------------

1.2    Instruments of Conveyance and Transfer and Assumption.

       At the Closing, the Seller and the Subsidiaries shall execute and deliver to the Purchaser, and the Purchaser shall execute and deliver to the Seller, a bill of sale, assignment and assumption agreement, substantially in the form of Exhibit A attached hereto (the "Bill of Sale"), and such other deeds,
---------                       ------------
endorsements, assignments and other good and sufficient instruments of conveyance and transfer as shall be necessary or desirable to transfer, convey and assign to the Purchaser good title to the Purchased Assets free and clear of any and all Encumbrances. The Seller shall take all reasonable legal steps that may be necessary to put the Purchaser in possession and operating control of the Purchased Assets.

1.3    Further Assurances.

       The Seller shall promptly pay or deliver to the Purchaser any Purchased Asset which may be received by the Seller or a Subsidiary after the Closing. The Seller shall at its expense, at any time and from time to time after the Closing, upon the reasonable request of the Purchaser, do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be reasonably required to transfer, assign, convey, grant and confirm to the Purchaser, or to aid and assist in the collection of or reducing to possession by the Purchaser, the Purchased Assets, or to vest in the Purchaser good title to the Purchased Assets as herein provided.

1.4    Assignments of Contracts and Rights.

       Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement or an attempted agreement to transfer, sublease or assign any contract (or any claim or right or any benefit arising thereunder or resulting therefrom) if the attempted transfer, sublease or assignment thereof, without the consent of any other party thereto, would constitute a breach thereof or in any way adversely affect the rights of the Purchaser thereunder. The Seller shall use commercially reasonable efforts to obtain the consent of the other party to any contract to the transfer, sublease or assignment thereof to the Purchaser in all cases in which such consent is required for the transfer, sublease or assignment of any such contract. If any such consent is not obtained and the Closing occurs, the Seller shall provide for the Purchaser the benefits of such contract, including (a) adherence to reasonable procedures established by the Purchaser for the immediate transfer to the Purchaser of any payments or other funds received by the Seller thereunder and (b) enforcement for the benefit of the Purchaser of any and all rights of the Seller thereunder against the other party or parties thereto arising out of the breach or cancellation thereof by such other party or parties or otherwise.

1.5    Power of Attorney; Right of Endorsement.

       Effective as of the Closing, the Seller and each Subsidiary hereby constitute and appoint the Purchaser as the true and lawful attorney of the Seller and each Subsidiary, with full power of substitution, in the name of the Seller and each Subsidiary, on behalf of and for the benefit of the Purchaser, solely (a) to collect all Purchased Assets, (b) to endorse, without recourse, checks, notes and other instruments attributable to the Purchased Assets and the Assumed Liabilities (as defined in Section 1.6), (c) to institute and prosecute all proceedings which the Purchaser may reasonably deem proper in order to collect, assert or enforce any claim, right or title in, to or under or otherwise attributable to the Purchased Assets and the Assumed Liabilities, (d) to defend and compromise all actions, suits or proceedings with respect to any of the Purchased Assets or the Assumed Liabilities and (e) to do all such acts and things with respect to the Purchased Assets or the Assumed Liabilities as the Purchaser may reasonably deem advisable. The foregoing powers are coupled with an interest and shall not be revocable by the Seller or any Subsidiary, directly or indirectly, by the dissolution of the Seller or any Subsidiary or in any other manner. The Purchaser shall retain for its own account any amounts collected pursuant to the foregoing powers with respect to the Purchased Assets, and the Seller and each Subsidiary shall promptly pay to the Purchaser any amounts it receives after the Closing with respect to the Purchased Assets.

1.6    Liabilities Being Assumed.

       Upon the terms and subject to the conditions of this Agreement, the Purchaser shall assume the following and only the following liabilities and obligations of the Seller (a) all liabilities and obligations (excluding those arising from a breach by the Seller or any Subsidiary of any Assumed Contract) accruing from and after Closing pursuant to the contracts identified on Schedule
1.1 (the "Assumed Contracts") and (b) effective as of the Closing, and from and
          -----------------
after the Closing, the Purchaser shall pay or assume, perform and discharge when due the liabilities of Seller related to the Business which are identified on
Schedule 1.6 (collectively, the "Assumed Liabilities"). Anything contained in
                                 -------------------
this Agreement to the contrary notwithstanding, in no case shall the Assumed Liabilities described on Schedule 1.6 or any liabilities associated with the Assumed Contracts (excluding any royalty payments accruing from and after the Closing and the cost of performance by the Purchaser after the Closing under those Assumed Contracts specifically identified in Schedule 1.6 which relate to sales of Products or acquisition of inventory by the Purchaser after the Closing) exceed $350,000. To reach $350,000, the Assumed Liabilities shall be assumed by the Purchaser in the following order of priority: first, to the extent of any trade accounts payable up to $350,000; second, up to $25,000 of warranty obligations up to the difference between $350,000 and the lesser amount of trade accounts payable so assumed; third, to the extent of the amount at Closing of any accrued sales return obligations up to the difference between $350,000 and the sum less than $350,000 of the amount of trade accounts payable and warranty obligations so assumed; and last, the amount at Closing of any accrued royalty obligations, up to any remaining difference between $350,000 and the sum less than $350,000 of the amount of trade accounts payable, warranty obligations and sales return obligations so assumed.

1.7    Liabilities Not Being Assumed.

       Anything contained in this Agreement to the contrary notwithstanding, the Purchaser is not assuming any Liabilities of the Seller other than the Assumed Liabilities, whether or not relating to the Purchased Assets or the Business, all of which Liabilities shall at and after the Closing remain the exclusive responsibility and obligation of the Seller. Without limiting the generality of the foregoing, the Purchaser is not assuming any of the Liabilities identified on Schedule 1.7 (collectively, the "Excluded Liabilities") .
                                    --------------------

1.8    Purchase Price.

       Subject to Section 1.10, as the aggregate consideration for the sale of the Purchased Assets to the Purchaser:

          (a) at the Closing, the Purchaser shall pay to the Seller, by wire transfer of immediately available funds, $11,206,600, minus an amount equal to
                                                      -----
(i) the Sales Shortfall described on Schedule 1.8(a), if any, and (ii) the Estimated Inventory and Receivables Holdback Amount as defined in Section 1.9, if any; and

          (b)  at the Closing, the Purchaser shall assume the Assumed
Liabilities.

          (c)  The "Purchase Price" means $11,206,600, as adjusted pursuant to
                    --------------
Section 1.10, less the Sales Shortfall plus the amount of the Assumed
              ----                     ----
Liabilities.

1.9    Delivery of Estimated Inventory and Net Receivables Statement.

          (a) The Seller, in consultation with the Purchaser, shall prepare and deliver to the Purchaser as soon as practicable, and in no case less than three Business Days prior to the Closing Date, a statement (the "Estimated Inventory
                                                           -------------------
and Net Receivables Statement") setting forth (i) their good faith estimate of
-----------------------------
the value at Closing of the Inventory (the "Estimated Inventory") and the Net
                                            -------------------
Receivables (the "Estimated Net Receivables"). The Estimated Inventory and
                  -------------------------
Estimated Net Receivables shall be determined in accordance with the guidelines set forth in Section 1.10(a) and 1.10(b), respectively.

          (b)  The "Estimated Inventory and Net Receivables Holdback Amount"
                    -------------------------------------------------------
means the amount, if any, by which the Estimated Inventory plus Estimated Net Receivables, as reflected on the Estimated Inventory and Receivables Statement is, in the aggregate, less than $3,600,000.


1.10   Purchase Price Adjustment.

          (a)  Preparation of Statements.
               -------------------------

                 (i)  As of the Closing, a physical inventory ("Physical
                                                                --------
       Inventory") will be taken of all the inventory of the Seller and each
       ---------
       Subsidiary included in the Purchased Assets (the "Inventory") at which
                                                         ---------
       Representatives of be present, in a manner to be agreed upon by the Seller and the Purchaser and to be performed by the Seller. Promptly after completion of the Physical Inventory, the Seller shall prepare and deliver to the Purchaser within 30 days of Closing a written statement which sets forth the value of the Inventory as of the Closing based on the Physical Inventory (the "Inventory Statement"). The value of the
                                    -------------------
       Inventory shall be determined in accordance with GAAP, as modified in accordance with the methodology set forth on Schedule 1.10(a).

                 (ii) The Seller shall also prepare and deliver to the Purchaser with the Inventory Statement a written statement which sets forth the value as of the Closing of the Net Receivables and the Assumed Liabilities for each category set forth in Schedule 1.6. "Net
                                                                 ---
       Receivables" means the Seller's accounts receivable included in the
       -----------
       Purchased

       Assets as of the Closing (determined in accordance with GAAP) minus the Seller's reserve for doubtful accounts receivable (such reserve to be calculated in accordance with GAAP based on the historical experience of the Seller). The value of the Assumed Liabilities shall be determined in accordance with GAAP, adjusted in accordance with the methodology set forth in Schedule 1.6.

          (b)  Review of the Statements. Promptly after the Inventory and other
               ------------------------
statements referred to in Section 1.10(a) (collectively, the "Statements") are
                                                              ----------
delivered to the Purchaser pursuant to Section 1.10(a), the Purchaser shall conduct an examination of the Statements. The Seller shall give the Purchaser and its Representatives timely and reasonable access to such of the Seller's working papers, documents, financial information and other information used in the preparation of the Statements as the Purchaser reasonably deems necessary or desirable in connection with such examination. The Purchaser shall complete its examination of the Statements during the Examination Period. The "Examination
                                                                  -----------
Period" shall commence upon delivery by the Seller to the Purchaser of the
------
Statements and end on the earliest of (i) thirty (30) days after such delivery,
(ii) the date the Purchaser delivers an Objection Notice to the Seller and (iii) the date the Purchaser notifies the Seller that the Purchaser accepts the Statements. The Statements as prepared by the Seller and examined by the Purchaser shall be conclusive and binding on the parties hereto for purposes of this Agreement, subject to the resolution of any disputes in accordance with
Section 1.10(c).

          (c)  Disputes. The Purchaser may object during the Examination Period
               --------
by providing the Seller a written notice describing in reasonable detail the Purchaser's objections to any item or valuation on the Statements (an "Objection
                                                                       ---------
Notice"). The Purchaser's failure to deliver an Objection Notice to the Seller
------
within thirty (30) days after the Seller's delivery of the Statement to the Purchaser shall constitute the Purchaser's binding acceptance of the Statements and all matters identified therein. If the Seller and the Purchaser fail to resolve any objection described on an Objection Notice within ten (10) days after the date the Objection Notice is delivered to the Seller, then, at the request of either party, the Seller and the Purchaser shall meet in an attempt to resolve an objection described on the Objection Notice and reach a written agreement (the "Settlement Agreement"). If the parties enter into a Settlement
                --------------------
Agreement, the Statements shall be deemed to be as agreed therein. If the parties are unable to resolve the objection described on the Objection Notice within twenty (20) days after receipt by Seller of such Objection Notice, then the Seller and the Purchaser shall select an independent accounting firm of recognized national standing (or, if the parties cannot agree upon a selection, they shall select such accounting firm by lot from among the five largest accounting firms in the United States) which shall resolve such objection as promptly as possible. The accounting firm selected shall not at the time of selection be performing services for either the Purchaser or the Seller. A decision by the independent accounting firm as to the resolution of such objection shall be (absent an agreement of the parties regarding an error that is manifest) conclusive and binding upon the parties for purposes of this Agreement (the "Accountant's Determination"). The Accountant's Determination
                --------------------------
shall be (1) in writing, (2) made in accordance with GAAP as modified by the standards provided for in this Agreement for the Statements and (3) nonappealable and incontestable by the Seller and the Purchaser and each of their respective Affiliates and successors and not subject to collateral attack for any reason. All fees and costs payable to the independent accounting firm referred to in this Section shall be borne by the Purchaser and the Seller equally.

          (d)  Payments. (i) If the value of the Inventory and the Net
               --------
Receivables is in the aggregate greater than $3,750,000, then the Purchaser shall pay to the Seller an amount equal to the amount by which the value of the Inventory and the Net Receivables exceeds $3,750,000, plus the Estimated Inventory and Receivables Holdback Amount. If such value of the Inventory and the Net Receivables is in the aggregate less than $3,600,000, then the Seller shall pay to the Purchaser an amount equal to the amount by which $3,600,000 exceeds the value of the Inventory and the Net Receivables, minus the Estimated
                                                            -----
Inventory and Receivables Holdback Amount up to the amount of such excess and the Purchaser shall pay to the Seller any excess of the Estimated Inventory and Receivables Holdback Amount over the amount by which $3,600,000 exceeds the value of the Inventory and Net Receivables, if any. If such value of the Inventory and the Net Receivables is in the aggregate equal to or less than $3,750,000 and equal to or greater than $3,600,000, then the Purchaser shall pay to the Seller an amount equal to the Estimated Inventory and Receivables Holdback Amount.

                 (ii) If the value of the Assumed Liabilities is less than $350,000, then the Purchaser shall pay to the Seller an amount equal to the amount by which the value of the Assumed Liabilities is less than $350,000 .

                 (iii) Each value referred to subparagraphs (i) and (ii) above shall be as determined in the Statements or, in the case of a dispute, as determined in a Settlement Agreement or in the Accountant's Determination.

                 (iv) All payments to be made pursuant to this Section 1.10(d) shall be made by wire transfer of immediately available funds.

          (e)  Schedule of Payments. Any payments required to be made pursuant
               --------------------
to Section 1.10(d) shall be made as follows: (i) if the Purchaser shall not have delivered an Objection Notice to the Seller in accordance with the provisions of
Section 1.10(c), then the payment required to be made pursuant to Section 1.10(d) shall be made no later than five (5) days after the end of the Examination Period, and (ii) if the Purchaser shall have delivered an Objection Notice to the Seller in accordance with the provisions of Section 1.10(c), then payment of any undisputed amounts shall be paid no later than five (5) days after the end of the Examination Period, and the payment required to be made pursuant to Section 1.10(d) with respect to any disputed amounts shall be made within five (5) days after the resolution of the dispute, whether by the Settlement Agreement or upon the Accountant's Determination as provided in
Section 1.10(c).

1.11   Sales Taxes.

       The parties shall each bear one-half of any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges or fees that may become payable in connection with the sale of the Purchased Assets to the Purchaser (the "Transaction Taxes"). If one of the parties pays less
                       -----------------
than one-half of the total Transaction Taxes, such party shall pay to the other party a sum equal to the difference between one-half of the total Transaction Taxes and the amount of Transaction Taxes so paid by such party. Each party shall timely pay the amount of Transaction Taxes it is obligated to pay to the appropriate Governmental Entity, and shall thereafter send evidence to the other party that such Transaction Taxes have been paid.

1.12   Closing.

       The closing of the sale of the Purchased Assets to the Purchaser, and the transactions contemplated herein, (the "Closing") shall take place at Cooley
                                        -------
Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, CA 94111, no later than two days after the date that all closing conditions set forth in Sections 5 and 6 have been satisfied or waived or on such other date to which the parties mutually agree (the "Closing Date").
                     ------------

1.13   Definitions.

       Certain capitalized terms used and not defined in this Agreement have the meanings given to them in Exhibit B attached hereto.
                          ---------

Section 2  REPRESENTATIONS AND WARRANTIES OF THE SELLER.

           The Seller represents and warrants, to and for the benefit of the Purchaser that, except as set forth in the Disclosure Schedule delivered by the Seller to the Purchaser on the date hereof (the "Seller Disclosure Schedule"):
                                                 --------------------------

2.1    Organization and Qualification; Subsidiaries.

       The Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Seller and each Subsidiary has all the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate its
                       ---------
Purchased Assets and to carry on its business as it is now being conducted. The Seller and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in all the jurisdictions listed on Section 2.1 of the Seller Disclosure Schedule, which constitute jurisdictions where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect. The Purchaser has been furnished with true, correct and complete copies of the Certificate of Incorporation and By-laws (or comparable charter documents) of the Seller and each Subsidiary. Except as set forth in Section 2.1(a) of the Seller Disclosure Schedule, neither the Seller nor any Subsidiary has (a) engaged within the last five (5) years in any business or activity other than the Business or (b) used within the last five (5) years any trade name or assumed name other than its corporate name set forth in the this Agreement (including the Seller Disclosure Schedule). A true and complete list of all of the Seller's direct and indirect subsidiaries, together with the jurisdiction of incorporation of each subsidiary, is set forth in Section 2.1(b) of the Seller Disclosure Schedule. Except as set forth in Section 2.1(b) of the Seller Disclosure Schedule, the Seller does not own or hold, directly or indirectly, any equity interest or debt obligation (excluding accounts receivable arising in the ordinary course of the Business, consistent with past practice) of any other Person that relates to the Business.


2.2    Authority Relative to this Agreement; Vote Required.

          (a) The Seller and each Subsidiary has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is or will be a party and (subject only, with respect to the Sale, to the approval and adoption of this Agreement and approval of the Sale by the holders of at least a majority of the outstanding shares of the Seller and Subsidiary common stock entitled to vote in accordance with the Delaware General Corporation Law ("DGCL") and the Seller's and each Subsidiary's Certificate of
                  ----
Incorporation and By-Laws) to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Related Document to which it is or will be a party by the Seller and each Subsidiary and the consummation by the Seller and each Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Seller and each Subsidiary, and no other corporate proceedings on the part of the Seller or any Subsidiary are necessary to authorize this Agreement and each Related Document to which it is or will be a party or to consummate the transactions so contemplated hereby and thereby (other than the approval and adoption of this Agreement and the approval of the Sale by the holders of at least a majority of the outstanding shares of Seller and Subsidiary common stock entitled to vote in accordance with the DGCL and the Seller's and each Subsidiary's Certificate of Incorporation and By-Laws). As of the date hereof, the Board of Directors of the Seller has determined that the Sale, upon the terms and subject to the conditions of this Agreement, is advisable to and in the best interests of the Seller and its stockholders. This Agreement and each Related Document to which it is or will be a party has been, or upon the execution thereof will be, duly and validly executed and delivered by the Seller and each Subsidiary party thereto.


          (b) Assuming the due authorization, execution and delivery by the Purchaser, this Agreement and each Related Document to which it is or will be a party constitutes or will constitute a legal, valid and binding obligation of the Seller and each Subsidiary party thereto, enforceable against the Seller and each Subsidiary in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

          (c) The approvals of the holders of a majority of the outstanding shares of the Seller common stock and the common stock of each Subsidiary are the only votes of the holders of any class or series of the Seller's and each Subsidiary's capital stock necessary to approve the Sale and this Agreement.

2.3    No Conflict; Required Filings and Consents.

          (a) Except as set forth in Section 2.3 of the Seller Disclosure Schedule, the execution and delivery of this Agreement and each Related Document to which it is or will be a party by the Seller and each Subsidiary party thereto does not, and the performance of this Agreement and each Related Document to which it is or will be a party by the Seller and such Subsidiary, and of the transactions contemplated hereby and thereby, will not:

                 (i) conflict with or violate (with or without notice or lapse of time or both) the Certificate of Incorporation or By-Laws of the Seller or such Subsidiary,

               (ii) conflict with or violate (with or without notice or lapse of time or both) any Law applicable to the Seller or any such Subsidiary or by which its or any of their respective properties is bound or affected, or

               (iii) result in any violation or breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Seller's or any such Subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Seller or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Seller or any of its subsidiaries is a party or by which the Seller or any of its subsidiaries or its or any of their respective properties is bound or affected,

          (b) The execution and delivery of this Agreement and each Related Document by the Seller and each Subsidiary party thereto does not, and the performance of this Agreement and each Related Document to which it is or will be a party by the Seller and each such Subsidiary will not, require the Seller or any Subsidiary to obtain any consent, approval, authorization or permit of, or to file with or notify, any Governmental Entity.

2.4    Compliance; Permits.

          (a) Except as disclosed in Section 2.4 of the Seller Disclosure Schedule, neither the Seller nor any Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Seller or any Subsidiary or by which its or any of the Purchased Assets are bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Seller or any Subsidiary is a party or by which the Seller or any Subsidiary or any of its or their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected to have a Material Adverse Effect.

          (b) Except as disclosed in Section 2.4 of the Seller Disclosure Schedule, the Seller and each Subsidiary hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Entities which are material to their respective operation of the Business as it is currently being conducted, or the current use or ownership of the Purchased Assets (collectively, the "Seller Permits"). The Seller and each
                                         --------------
Subsidiary is in compliance with the terms of the Seller Permits.

2.5    SEC Filings; Financial Statements.

          (a) Except as disclosed in Section 2.5 of the Seller Disclosure Schedule, all forms, reports, statements and other documents required to be filed by the Seller with the SEC since September 28, 1997 (excluding the exhibits filed therewith) (the "Seller SEC Reports") (i) were prepared in all
                                ------------------
material respects in accordance with the applicable requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements (including, in each case, any related notes or schedules thereto) contained in the Seller SEC Reports were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of the Seller and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

2.6  Absence of Certain Changes or Events.

     Except as contemplated by this Agreement, or as set forth in Section 2.6 of the Seller Disclosure Schedule, during the period from July 3, 1999 to the date of this Agreement, none of the following have occurred:

          (a) any change, event or condition (or any development involving a prospective change, event or condition) shall have occurred or be threatened which has, or is reasonably likely to have, a Material Adverse Effect;

          (b) any change in tax or accounting methods, principles or practices by the Seller or any Subsidiary affecting the Purchased Assets, the Business or its Liabilities, except as required by any change in GAAP or change in Law;

          (c) any material revaluation by the Seller or any Subsidiary of any of the Purchased Assets, including without limitation, writing off notes or accounts receivable;

          (d) any damage, destruction or loss that has had or is reasonably likely to have a Material Adverse Effect on the Purchased Assets;

          (e) any cancellation of any material debts or waiver or release of any material right or claim of the Seller or any Subsidiary relating to the Business or the Purchased Assets;

          (f) entering into or executing any arrangement, agreement or understanding involving an amount exceeding $20,000 relating to the Business to which the Seller or any Subsidiary is a party which cannot be terminated by it on notice of 30 days or less without cost or penalty;

          (g) any adoption of a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Seller or any Subsidiary other than as contemplated by this Agreement;

          (h) any delay or failure to repay when due any material obligation of the Seller or any Subsidiary that relates to the Business or the Purchased Assets;

          (i) any general uniform increase in the compensation of employees (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) of the Seller or any Subsidiary, or any increase in any such compensation payable to any officer, director or key employee;

          (j) any change in the manner in which products or services of the Business are marketed (including, without limitation, any change in prices) or sold, any change in the manner in which the Seller extends discounts or credits to customers or any change in the manner or terms by which the Seller collects its accounts receivable or otherwise deals with customers;

          (k) any acquisition or disposition of the Purchased Assets, including Proprietary Matter, other than the purchase of raw materials or the sale of inventories for fair value in the ordinary course of business consistent with past practice;

          (l) any forward purchase commitments or sales commitment for the Business not disclosed in Section 2.8 of the Seller Disclosure Schedule;

          (m) any changes in the practices and policies of the Seller with respect to the collection of accounts receivable, payment of accounts payable or the ordering or shipping of products related to the Business;

          (n) any other transactions relating to the Business or the Purchased Assets other than in the ordinary course of business consistent with past practice; or

          (o) any agreement by the Seller or any Subsidiary to do any of the things described in the preceding clauses (a) through (n) other than as expressly provided for herein.

2.7  No Undisclosed Liabilities.

     Except as indicated in Section 2.7 of the Seller Disclosure Schedule or the Seller SEC Reports filed prior to the date hereof, neither the Seller nor any Subsidiary has any Liabilities (including all Liabilities for Taxes) which would be required to be disclosed in financial statements, including the footnotes thereto, prepared in accordance with GAAP, and which are not adequately reflected or reserved against in the Seller's balance sheet as of July 3, 1999, including the footnotes thereto, except such as have arisen in the ordinary course of business consistent with past practice since such date.

2.8  Contracts.

     Other than contracts or agreements which may be terminated by the Seller on notice of 30 days or less or which involve annual payments of less than $6,000,
Section 2.8 of the Seller Disclosure Schedule lists all contracts and agreements to which: (a) the Seller or any Subsidiary is a party, (b) that are currently in force and (c) that relate to the Purchased Assets or the Business, including:

                 (i)  contracts that restrict the Business;

                 (ii) distribution agreements;

                 (iii)   supply agreements;

                 (iv)    service agreements;

                 (v) indemnification or guaranty agreements pursuant to which the Seller or any Subsidiary may incur a Liability;

                 (vi) agreements pertaining to the purchase or sale of any assets or businesses entered into outside the ordinary course of business,

                 (vii)   joint marketing or development agreements;

                 (viii) agreements pursuant to which the Seller or any Subsidiary may draw funds as borrowed money and any related security agreements;

                 (ix) license agreements (other than commercial shrink-wrap licenses), whether the Seller or any Subsidiary is a licensee or licensor; and

                 (x) other agreements requiring the Seller or any Subsidiary to expend in excess of $50,000 in the aggregate for all such agreements after the date hereof.

All such contracts and agreements are duly and validly executed by the Seller or by one or more of its Subsidiaries, as applicable, and, to the Seller's knowledge, by all other parties thereto, are in full force and effect as of the date of this Agreement and, to the Seller's knowledge, will be in full force and effect on the Closing Date. No event has occurred which, after notice or the passage of time or both, would constitute a default by the Seller or any Subsidiary under any such contract. To the Seller's knowledge, all such contracts and agreements will continue, after the Closing Date, to be enforceable in accordance with their respective terms against the Seller or the Subsidiary party thereto until their respective expiration dates. The Seller and each Subsidiary party thereto has performed all of the obligations under such contracts required to be performed by it to date, and there exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a default in the performance by the Seller and each such Subsidiary or, to the Seller's knowledge, any other party to any such contracts of their respective obligations thereunder. The Purchaser has been furnished with true, complete and correct copies of all written contracts and Section 2.8 of the Seller Disclosure Schedule (including by incorporated reference) contains summary descriptions of all oral items listed on Section 2.8 of the Seller Disclosure Schedule (including by incorporated reference).

2.9  Title to Property.

     Except as set forth in Section 2.9 of the Seller Disclosure Schedule, the Seller and its Subsidiaries, as applicable, have good and defensible title to the Purchased Assets, free and clear of all Encumbrances, except Permitted Encumbrances; and all leases pursuant to which the Seller or any Subsidiary leases a Purchased Asset from others are in full force and effect as of the date of this Agreement in accordance with their respective terms, and neither the Seller nor any Subsidiary is currently in default under any of such leases nor, to the Seller's knowledge, is any other party in default under any of such leases and, to the Seller's knowledge, there is not under any of such leases any existing event of default (or event which with notice or lapse of time, or both, would constitute an event of default). Section 2.9 of the Seller Disclosure Schedule identifies each item of tangible personal property included in the Purchased Assets and specifies the premises of the Seller or its Subsidiaries on which such item is located.

2.10 Brokers.

     Except as set forth in Section 2.10 of the Seller Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller. To the extent the Seller has agreed to pay any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement, it will be solely responsible for the payment of such commission or fee.

2.11 Intellectual Property Rights.

          (a) Section 2.11 of the Seller Disclosure Schedule contains summary information (including where applicable the federal registration number and the date of registration or application for registration and the name in which registration was applied for) concerning:

                 (i) trade secrets, patents, registered copyrights, trademarks, trade names and service marks, and all currently pending applications for any thereof relating to the Purchased Assets, owned, licensed or otherwise used by the Seller and/or any Subsidiary (collectively, "Proprietary Matter"); and
                     ------------------

                 (ii) any licenses or options to obtain rights or licenses granted by the Seller or any Subsidiary to others covering any Proprietary Matter, other than implied licenses to customers of the Seller or any Subsidiary for Proprietary Matter embedded in a Product sold by the Seller or any Subsidiary to such customers.

          (b) Except in each case as set forth on Section 2.11 of the Seller Disclosure Schedule:

                 (i) the Seller owns, or has the right to use all the Proprietary Matter and to sell, license and dispose of, and has the right to bring actions for the infringement of all owned and exclusively licensed Proprietary Matter, and such Proprietary Matter constitutes all intellectual property rights necessary or required for the conduct of the Business, and such rights to use, sell, license, dispose of and bring actions are exclusive with respect to Proprietary Matter owned by the Seller;

                 (ii) there are no royalties, honoraria, fees or other payments payable by the Seller to any Person by reason of the ownership, use, license, sale or disposition of the Proprietary Matter;

                 (iii) no activity, service or procedure currently conducted or proposed to be conducted by the Seller or any Subsidiary and related to the Business violates or shall violate any contract, instrument, license, commitment, lease or similar document of the Seller or any Subsidiary with any third Person relating to any intellectual property rights, or infringes any trade secrets, patents, copyrights, trademarks, trade names, or service marks or other intellectual property rights of any other Person;

                 (iv)    the Seller has taken the steps described on Section
     2.11 of the Seller Disclosure Schedule designed to safeguard and maintain
     (i) the secrecy and confidentiality of confidential or proprietary information related to the Business and (ii) the proprietary rights of the Seller and each Subsidiary in all of its Proprietary Matter;

                 (v) in the conduct of the Business, neither the Seller nor any Subsidiary has infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of any Person or committed any acts of unfair competition, and neither the Seller nor any Subsidiary has received from any Person in the past five years any notice, charge, complaint, claim or assertion thereof; and

                 (vi) in the conduct of the Business, neither the Seller nor any Subsidiary has sent to any Person in the past five years, or otherwise communicated to any Person, any notice, charge, complaint, claim or other assertion of any present, impending or threatened infringement by or misappropriation of, or other conflict with, any intellectual property rights of the Seller or any Subsidiary by such other Person or any acts of unfair competition by such other Person, nor, to the Knowledge of the Seller, is any such infringement, misappropriation, conflict or act of unfair competition occurring or threatened.

2.12 Litigation.

     There are no actions, suits or proceedings ("Proceedings") relating to the
                                                  -----------
Business or the Purchased Assets pending or, to the Seller's knowledge, threatened in writing against the Seller or any Subsidiary, whether at law or in equity, whether civil or criminal in nature or before or by any Governmental Entity, nor is the Seller or any Subsidiary subject to any order, judgment, writ, injunction or decree relating to the Business or the Purchased Assets.

2.13 Opinion of Financial Advisor.

     The Seller has been advised by its financial advisor, Ewing Monroe Bemiss & Co., that in its opinion, as of the date hereof, the Sale is fair from a financial point of view to the holders of shares of the Seller's common stock.

2.14 Accounts and Notes Receivable.

     Except as set forth on Section 2.14 of the Seller Disclosure Schedule and except for allowances for bad debt reflected on the Seller's balance sheet as of July 3, 1999, all accounts receivable and notes receivable relating to the Business owing to the Seller or any Subsidiary as of the date hereof constitute, and all such accounts receivable and notes receivable owing to the Seller or any Subsidiary as of the Closing shall constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and, to the Seller's knowledge, there are no asserted claims, refusals to pay or other rights of set-off against any thereof. Section 2.14 of the Seller Disclosure Schedule, sets forth an aging schedule of the accounts receivable related to the Business.

2.15 Suppliers, Consultants and Vendors.

     Except in the ordinary course of business, no material supplier, consultant or vendor to the Seller or any Subsidiary in connection with the Business has canceled or otherwise terminated, or, to the Seller's knowledge, threatened in writing to cancel or otherwise terminate, its relationship with the Seller or any Subsidiary or has decreased, limited or otherwise modified, or to the Seller's knowledge, threatened to decrease, limit or otherwise modify, the services, supplies or materials it provides to the Seller or any Subsidiary.

2.16 Customers.

     Except as set forth in Section 2.16 of the Seller Disclosure Schedule, no customer of the Seller or any Subsidiary in connection with the Business, to which or whom more than $50,000 of annual sales were made in either of fiscal years 1999 or 1998, has notified the Seller or any Subsidiary that it intends to terminate or materially curtail its relationship and dealings with the Seller or any Subsidiary.

2.17 Conflicts of Interest.

     Except as set forth on Schedule 2.17 of the Seller Disclosure Schedule, neither the Seller or any Subsidiary, nor any officer, employee, agent or other Person acting on behalf of the Seller or any Subsidiary has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Entity or other Person who was, is, or may be in a position to help or hinder the Business (or assist in connection with any actual or proposed transaction) that (a) might subject the Seller to any damage or penalty in any proceeding, (b) if not given in the past, would have resulted in a Material Adverse Effect, or (c) if not continued in the future, could reasonably be expected to result in a Material Adverse Effect. There is not now, and there has never been, any employment by the Seller or any Subsidiary of, or beneficial ownership in the Seller or any Subsidiary by, any governmental or political official in any jurisdiction in which the Seller or any Subsidiary has conducted or proposes to conduct the Business.

2.18 Tax Matters.

          (a) Except as set forth on Section 2.18 of the Seller Disclosure Schedule, the Seller and each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of
Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), of
                                                                    ----
which the Seller is a common parent:

                 (i) has timely paid or caused to be paid all Taxes required to be paid by it through the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return);

                 (ii) has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate governmental entities in all jurisdictions in which such Tax Returns are required to be filed; and

                 (iii) has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

          (b) The Seller has previously made available to the Purchaser true, correct and complete copies of all Tax Returns filed by or on behalf of the Seller and each Subsidiary for all completed Tax years of such Company that remain open for audit or review by the relevant Taxing authority. All such Tax Returns were true, complete and correct in all material respects.

          (c)  Except as set forth in Section 2.18(c) of the Seller Disclosure
Schedule:

                 (i) the Seller has not been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised (and no such issues are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any Tax Return of the Seller and each Subsidiary, there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to the Seller or any Subsidiary; no Tax Liens have been filed against the Seller or any Subsidiary and remain undischarged, other than for Taxes not yet due and payable; and no unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against the Seller or any Subsidiary;

                 (ii) the Seller is not, and has not ever been, a party to any Tax sharing agreement with any Person;

                 (iii) the Seller is not a foreign Person within the meaning of Treasury Regulation Section 1.1445-2(b), and the Purchaser has been furnished with a true and accurate certificate from the Seller so stating which complies in all respects Treasury Regulation with Section 1.1445-2(b)(2).

2.19 FDA and Certain Other Compliances.

          (a) Except as set forth on Section 2.19 of the Seller Disclosure Schedule, the Seller and each Subsidiary is in substantial compliance, in all material respects, with all Laws administered or issued by the United States Food and Drug Administration (the "FDA") and any other Governmental Entities in
                                   ---
foreign jurisdictions performing functions similar to those performed by the FDA. All Products, where required by Laws applicable thereto, are being manufactured and marketed under a valid Section 510(k) clearance letter or PMA issued by the FDA and Section 2.19 of the Seller Disclosure Schedule lists each such 510(k) clearance letter and PMA and includes a copy thereof. Such Section also lists those of the Products which are being marketed without a valid
Section 510(k) clearance letter or PMA issued by the FDA, whether or not required by the FDA, and sets forth the reason why each such Product is being marketed without such clearance or approval.

          (b)  Except as set forth on Section 2.19 of the Seller Disclosure
Schedule:

                 (i) no false information or significant omission has been made in any products application or products-related submission to the FDA or any other Governmental Entity, or otherwise relating to any of the Products by or on behalf of the Seller and each Subsidiary.

                 (ii) any PMA or 510(k) documents and related documents for each of the Products of the Seller and each Subsidiary are in compliance, in all material respects, with applicable Laws administered or promulgated by the FDA and there is no reason to believe that the FDA is considering limiting, suspending, or revoking such approvals/clearances or changing the marketing classification or labeling of any such Products.

                 (iii) all preclinical and clinical studies, if any, have been conducted by the Seller in accordance with recognized good clinical and good laboratory practices in all material respects, and are in compliance with applicable Laws administered or promulgated by the FDA or any other Governmental Entity regarding preclinical and clinical studies; and

                 (iv) the Seller has obtained all regulatory approvals from any Governmental Entities required for the Products that are necessary to the Seller's and the Subsidiaries' conduct of the Business.

          (c) (i) Section 2.19 of the Seller Disclosure Schedule sets forth an accurate list of written information regarding internal audits concerning whether the Seller and the Subsidiaries comply with current good manufacturing practices including FDA Quality Systems Regulations ("QSR") and ISO 9001 standards ("CGMP") and all written reports or written information regarding CGMP
            ----
audits conducted for the Seller or any Subsidiary by an outside auditor.

                 (ii) The Seller and each Subsidiary is in substantial compliance with the QSR and any other applicable CGMP regulations of each Governmental Entity including, the inspection of incoming components and in process product equipment validation and maintenance, complaint file requirements, process validation, document retention, change controls, and master file and device history file documentation.

                 (iii) The Seller has signed up-to-date written policies that reflect its actual CGMP procedures.

                 (iv) The Seller has, in a timely manner, filed all required medical device reports ("MDRs") for deaths, serious injuries, and
                              ----
     reportable malfunctions. A list of such reports and the Seller's written policy regarding MDR reporting is attached as part of Section 2.19 of the Schedule.

                 (v) The Seller has no knowledge of any acts that furnish a reasonable basis for a Warning Letter, Section 305 Notice, or other similar communications from the FDA or any other Governmental Entity, and there have been no recalls, field notifications, safety alerts (whether voluntary or otherwise) or seizures requested or threatened, related to the Seller's Products.

                 (vi) The Seller has established a Corporate Compliance Program which is described as part of Section 2.19 of the Schedule.

          (d) Section 2.19 of the Seller Disclosure Schedule sets forth each foreign jurisdiction in which the Seller or any Subsidiary is directly or indirectly marketing or selling Products.

2.20 Insurance.

            Section 2.20 of the Seller Disclosure Schedule contains a true and complete list of all policies of liability, theft, fidelity, life, fire, product liability, workmen's compensation, health and other forms of insurance held by the Seller and any Subsidiary (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims thereunder).

2.21 Environmental Matters.

          (a) Neither the Seller nor any Subsidiary nor, to the Seller's knowledge, any of their past property or operations, is subject to or the subject of, any Proceeding, Order, settlement, or other Contract arising under any Environmental, Health and Safety Laws, nor, to the Seller's knowledge, has any investigation been commenced or is any Proceeding threatened against the Seller or any Subsidiary under any Environmental, Health and Safety Laws with regard to the Business or the Purchased Assets.

          (b) Except as set forth on Section 2.21 of the Seller Disclosure Schedule, neither the Seller nor any Subsidiary has received any written or oral notice, report or other information that it is potentially responsible under any Environmental, Health and Safety Laws for response costs or natural resource damages, as those terms are defined under the Environmental, Health and Safety Laws, at any location and, to the Seller's knowledge, neither the Seller nor any Subsidiary has transported or disposed of, or allowed or arranged for any third Person to transport to or dispose of, any Hazardous Materials at any location included on the National Priorities List, as defined under CERCLA, or any location proposed for inclusion on that List, or any location included on the CERCLIS database prepared under CERCLA or on any analogous list prepared by any Governmental Entity.

2.22 Sufficiency of Assets.

     The sale of the Purchased Assets by the Seller to the Purchaser pursuant to this Agreement will effectively convey to, or provide the license to (in the case of the "BEI" trademark), the Purchaser the entire Business of, and all of the tangible and intangible property used in the conduct of the Business by the Seller and the Subsidiaries (whether owned, leased or held under license by the Seller or by the Subsidiaries) and necessary or desirable to, the conduct of the Business as conducted by the Seller and the Subsidiaries; provided, however, that the Seller believes that all of the contracts listed on Section 2.8 of the Seller Disclosure Schedule are necessary or desirable to the conduct of the Business, but the Purchaser has elected to include in the Assumed Contracts only those contracts listed on Annex C to Schedule 1.1 of this Agreement.

2.23 Disclosure.

     This Agreement, including the Seller Disclosure Schedule, attachments or Exhibits hereto, does not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, taken as a whole, in light of the circumstances in which they were made, not misleading.

Section 3 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

     The Purchaser represents and warrants, to and for the benefit of the Seller, as follows:

3.1  Due Organization.

     The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

3.2  Authority; Binding Nature Of Agreements.

     The Purchaser has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Related Document to which it is or will be a party by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement and each Related Document to which it is or will be a party or to consummate the transactions so contemplated hereby and thereby. As of the date hereof, the Board of Directors of the Purchaser has approved the Sale. This Agreement and each Related Document to which it is or will be a party has been, or upon the Purchaser's execution thereof will be, duly and validly executed and delivered by the Purchaser. Assuming the due authorization, execution and delivery by the Seller and each Subsidiary party thereto, each of this Agreement and each Related Document to which it is or will be a party constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

3.3  Non-Contravention; Consents.

          (a) The execution and delivery of this Agreement and each Related Document to which it is or will be a party by the Purchaser does not, and the performance of this Agreement and each Related Document to which it is or will be a party by the Purchaser, and the transactions contemplated hereby and thereby, will not,

                 (i) conflict with or violate (with or without notice or lapse of time or both) the Certificate of Incorporation or By-Laws of the Purchaser,

                 (ii) conflict with or violate (with or without notice or lapse of time or both) any Law applicable to the Purchaser or by which its properties are bound or affected, or

                 (iii) result in any violation or breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Purchaser's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its properties is bound or affected.

          (b) The execution and delivery of this Agreement and each Related Document to which it is or will be a party by the Purchaser does not, and the performance of this Agreement and each Related Document to which it is or will be a party by the Purchaser will not, require the Purchaser to obtain any consent, approval, authorization or permit of, or to file with or notify, any Governmental Entity.

3.4  Brokers.

     To the extent that the Purchaser has agreed to pay any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement, it will be solely responsible for the payment of such commission or fee.

Section 4 PRE-CLOSING COVENANTS

4.1  Access And Investigation

     The Seller shall ensure that, during normal business hours during the period between the date hereof and the Closing Date or the date of termination of this Agreement pursuant to Section 8 (the "Pre-Closing Period"), the Seller
                                              ------------------
and its Representatives provide the Purchaser and its Representatives with reasonable access to the Seller's Representatives, the Seller's vendors (but not its customers except as provided below), the Purchased Assets and to the Seller's locations where the Business is conducted, and to all existing books, records, tax returns, work papers and other documents and information relating to the Purchased Assets and the Business; provided, however, that (a) the Purchaser shall not contact, and the Purchaser shall ensure that none of its Representatives contacts, any Representative of the Seller or any vendor without the prior authorization of Richard Turner, President and Chief Executive Officer of the Seller, or Thomas W. Fry, Vice President, Finance and Administration of the Seller, and (b) the Purchaser shall take reasonable precautions to ensure that neither it nor any of its Representatives interferes with or otherwise disrupts the business or operations of the Seller while exercising rights provided under this Section 4.1. The Purchaser shall hold, and will cause its Representatives to hold, any and all information received from the Seller or its Representatives, in confidence, in accordance with the Confidential Disclosure Agreement dated June 21, 1999. Neither Mr. Fry nor Mr. Turner shall unreasonably withhold consent to the Purchaser's request for any such contact. Contacts by the Purchaser with vendors and suppliers shall be made jointly with the Seller by telephone or other means determined by the Purchaser. Notwithstanding the foregoing, (x) if the

Purchaser requests Richard Turner or Thomas Fry to authorize the Purchaser to contact any Representative or vendor of the Seller and the Purchaser does not receive a response within two business days from the date the request was made, then the Seller shall be deemed to have consented to the contact requested and
(y) without consent of Mr. Fry or Mr. Turner, the Purchaser may contact during business hours pursuant to this Section 4.1 the following Persons: SurgiTech, Inc. and Bates, Fujinon, Inc., PENTAX Precision Instrument Corporation and ERBE USA, Inc., and Larry Doll, Anthony Manna and Paul Dube, the Seller's MIS Manager. Contacts to the foregoing customers and suppliers shall be made jointly with the Seller by telephone or other means determined by the Purchaser. If the Purchaser, based on such investigations and contacts after the date of this Agreement with Fujinon, Inc., PENTAX Precision Instrument Corporation and ERBE USA, Inc., customers of the Seller, reasonably believes that one or more of such customers do not intend after the Closing to continue to buy Products from the Purchaser, then, for purposes of calculating the Sales Shortfall, the sales of Products to such customer or customers shall not be counted. If within 12 months of the Closing any such customer for which sales were excluded from the calculation of the Sales Shortfall pursuant to the preceding sentence buys any Products from the Purchaser, then the Purchaser shall pay to the Seller by wire transfer of immediately available funds an amount equal to the amount by which the Purchase Price was reduced as a result of the exclusion from the Sales Shortfall calculation of sales to such customer.

4.2  Operation of Business

     The Seller shall ensure that during the Pre-Closing Period:

          (a) the Seller and each Subsidiary conducts its respective operations as they relate to the Purchased Assets and the Business in the ordinary course of business and consistent with the manner such operations have been conducted prior to the date of this Agreement;

          (b) with respect to the Purchased Assets and the Business, the Seller and its Subsidiaries use commercially reasonable efforts to (i) preserve intact its current business organization, (ii) keep available the services of its current officers and employees, (iii) maintain its relations and good will with its and each Subsidiary's suppliers, customers, landlords, creditors, licensors, licensees, employees, independent contractors and other Persons having business relationships with the Seller and its Subsidiaries, and (iv) repair, restore or replace any Purchased Assets that are destroyed or damaged;

          (c) neither the Seller nor any Subsidiary enters into or permits any of the Purchased Assets to become bound by any contract relating to the Purchased Assets except in the ordinary course of business consistent with past practice;

          (d) neither the Seller nor any Subsidiary sells or otherwise disposes of, or permits any Encumbrance, other than a Permitted Encumbrance, to be imposed upon, any Proprietary Matter or any other Purchased Asset;

          (e) neither the Seller nor any Subsidiary enters into any transaction or takes any other action that might reasonably be expected to cause or constitute a breach of any representation or warranty made by the Seller in this Agreement or a Related Document;

          (f) neither the Seller nor any Subsidiary pays accounts payable or collects accounts receivable related to the Business, other than in the ordinary course of business consistent with past practice and does not delay or postpone the payment of such accounts payable and other Liabilities related to the Business or accelerate the collection of such accounts receivable;

          (g) neither the Seller nor any Subsidiary shall change its pricing or commission policies or sales incentive programs involving the Business without the prior written consent of the Purchaser;

          (h) neither the Seller nor any Subsidiary shall change its practices or policies with respect to the ordering or shipping of Products; and

          (i) neither the Seller nor any Subsidiary agrees, commits or offers (in writing or otherwise) to take any of the actions described in clauses "(a)" through "(h)" of this Section 4.2.

4.3  Filings and Consents.

     Each of the Seller and the Purchaser shall ensure that: (a) all filings, notices and Consents required to be made, given and obtained by it in order to consummate the Sale are made, given and obtained on a timely basis; and (b) during the Pre-Closing Period, all documents required to be available and all actions required to be taken in connection with any filing, notice or Consent that the Purchaser or the Seller is required to make, give or obtain are made available or taken.

4.4  Notification of Certain Changes; Supplements to Schedules.

          (a) The Seller shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Seller, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement or any Related Document to be materially untrue or inaccurate such that the conditions set forth in Sections 5.1 or 6.1 would not be satisfied as a result, or (ii) any failure of the Seller or the Purchaser, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder such that the conditions set forth in Sections 5.2 or 6.2 would not be satisfied as a result; provided, however, that the delivery of any notice pursuant to this Section 4.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          (b) From time to time prior to the Closing, the Seller will supplement or amend with reasonable frequency the information contained in the Schedules hereto with respect to any matter hereafter arising, which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any Schedule hereto. Any supplement or amendment delivered pursuant to this Section 4.4(b) shall in no event be the basis for any claim that any representation or warranty is inaccurate or has been breached for purposes of Section 5.1 or Section 7; provided, however, if the matters
                                      --------  -------
described by any such supplement or amendment constitute a Material Adverse Effect, the Purchaser shall not be obligated, pursuant to Section 5.1, to purchase the Purchased Assets and may terminate this Agreement pursuant to
Section 8.1(f).

4.5  Public Announcements.

     The Purchaser and the Seller will consult with each other before issuing and, to the extent reasonably practicable, give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement or any Related Document and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The initial press release to be issued with respect to the Sale shall be in the form heretofore agreed to by the parties.

4.6  Reasonable Efforts.

          (a) During the Pre-Closing Period, the Seller shall use its commercially reasonable efforts to cause the conditions set forth in Section 5 to be satisfied. The Purchaser shall, at the Seller's request, make its personnel available to talk and provide information to parties to the Assumed Contracts in connection with seeking from such parties the consents, certificates and approvals provided for in Section 5.7 of this Agreement.

          (b) During the Pre-Closing Period, the Purchaser shall use its commercially reasonable efforts to cause the conditions set forth in Section 6 to be satisfied.

4.7  Exchange Proceeds.

     If during the Pre-Closing Period the Seller or any Subsidiary receives any proceeds in consideration for the exchange of any of its assets that constitute Purchased Assets, whether from the sale of any such Purchased Assets (other than sales of inventory in the ordinary course of business consistent with past practice) and from insurance proceeds payable on account of any loss or casualty to such Purchased Assets, any proceeds from the taking of such Purchased Assets pursuant to the power of eminent domain, or any other proceeds from whatever source relating to the disposition of such Purchased Assets (the "Exchange
                                                                  --------
Proceeds"), the Seller shall promptly notify the Purchaser of such receipt of
--------
Exchange Proceeds and shall consult with the Purchaser with respect to the application of any such Exchange Proceeds.

4.8  Allocation of Purchase Price.

     The Purchase Price shall be allocated to the Purchased Assets in accordance with the allocation set forth in Exhibit C (the "Statement of Allocation"). At
                                 ---------       -----------------------
the Closing, the Seller shall:

          (a) complete and execute a Form 8594 Asset Acquisition Statement Under Section 1060 of the Code, consistent with the Statement of Allocation; and

          (b)  deliver a copy of such form to the Purchaser; and

file a copy of such form with its respective tax returns, as the case may, for the period which includes the Closing Date.

4.9  Exclusivity.

          (a) The Seller acknowledges that substantial time of the Purchaser and substantial out-of-pocket expenses (including attorneys' and accountants' fees and expenses) have been and will continue to be expended and incurred in connection with conducting legal, business and financial due diligence investigations of the Business, drafting and negotiating this Agreement and the Related Documents and other related expenses (collectively,
"Acquisition Expenses").  Until the Closing Date (unless this Agreement is
 --------------------
sooner terminated), the Seller shall not, and shall use its best efforts to not permit any of the Representatives of the Seller or any Subsidiary to: (i) unless following consultation with outside legal counsel, the Seller's Board of Directors determines in good faith that it is required to do so in order to discharge properly its fiduciary duties, enter into any written or oral agreement or understanding with any Person (other than the Purchaser) regarding Another Transaction (as defined below); (ii) unless following consultation with outside legal counsel, the Seller's Board of Directors determines in good faith that it is required to do so in order to discharge properly its fiduciary duties, enter into or continue any negotiations or discussions with any Person (other than the Purchaser) regarding the possibility of Another Transaction; or
(iii) unless following consultation with outside legal counsel, the Seller's Board of Directors determines in good faith that it is required to do so in order to discharge properly its fiduciary duties, provide any non-public financial or other confidential or proprietary information regarding the Business or the Purchased Assets (including this Agreement and any other materials containing the Purchaser's proposed terms and any other financial information, projections or proposals regarding the Business or the Purchased Assets) to any Person (other than to the Purchaser or its Representatives) who the Seller knows, or has reason to believe, would have any interest in participating in Another Transaction. Nothing contained in this Section 4.9 shall prevent the Seller's Board of Directors from taking and disclosing to its stockholders a position with regard to a tender offer or exchange offer contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Securities Exchange Act of 1934, as amended, and making such disclosure to the stockholders as may be required under applicable Law; provided, that the Board of Directors shall not recommend that such stockholders tender their shares of Seller common stock in connection with such tender or exchange offer unless the Board of Directors determines in good faith, after consultation with outside legal counsel, that making such recommendation is required in order to discharge properly its fiduciary duties. As used herein, the term "Another Transaction"
                                                         -------------------
means (A) the sale of the Business or any of the Purchased Assets, other than the sale of inventories in the ordinary course consistent with past practice, or
(B) the sale (whether by sale of stock, merger, consolidation or otherwise) of more than 50% of the voting securities of the Seller. The Seller represents that it is not a party to, or bound by, any agreement with respect to Another Transaction other than this Agreement.

          (b) The Seller shall disclose to the Purchaser the terms of Another Transaction that the Seller negotiates or discusses, as permitted under this
Section 4.9, with any Person other than the Purchaser (including the identity of such Person).

          (c)  Each party recognizes and acknowledges that a breach of this
Section 4.9 will cause irreparable and material loss and damage for the Purchaser, which cannot be adequately compensated for in damages by an action at law. Therefore, the Seller agrees that the Purchaser shall be entitled, in addition to any other remedies and damages available, to the equitable remedies of injunction and specific performance with respect to the Seller's obligations hereunder.

4.10 Special Payment to Purchaser Based Upon Another Transaction.

     In the event that the Seller's Board of Directors determines in good faith, after consultation with outside legal counsel, that it is required, in order to discharge properly its fiduciary duties, to consider the unsolicited offer of a Person (other than the Purchaser or any of its affiliates or Representatives) to enter into Another Transaction, the Seller may terminate this Agreement pursuant to Section 8 under circumstances not involving a breach by the Seller of the provisions of this Agreement solely for the purpose of entering into Another Transaction with such person. At the time and as a condition to such termination by the Seller of this Agreement, the Seller shall pay $300,000 to the Purchaser and, conditioned upon there not having been a breach by the Seller of the provisions of this Agreement including without limitation the provisions of
Section 4.9, such payments shall fully satisfy the Seller's obligations to the Purchaser under this Agreement.

4.11 Stockholders' Meeting.

     On or before November 22, 1999, the Seller shall have caused to be convened a meeting of the Seller's stockholders (in compliance in all respects with provisions of applicable corporate law and the Certificate of Incorporation and By-laws of the Seller) at which meeting the stockholders shall consider whether to approve the Sale and authorize the Seller to execute this Agreement and the Related Documents and to consummate the transactions contemplated hereby and thereby. The Seller shall deliver to the Purchaser for review drafts and final versions of proxy material to be distributed to the Seller's stockholders in connection with such meeting.

4.12 Subsidiary Approval.

     Immediately upon approval of the Sale by the Seller's stockholders, the Seller shall cause the Boards of Directors of each Subsidiary to approve and the Seller or any applicable Subsidiary, as sole stockholder, of each Subsidiary, shall approve the Sale and the consummation of the transactions contemplated by this Agreement and each Related Document.

4.13 Insurance.

     The Seller shall, at its election, obtain by the Closing Date extended reporting period coverage for its Product Liability Policy and Umbrella Policy set forth in Section 2.20 of the Seller Disclosure Schedule or keep in effect the coverage currently provided under such policies so that the Seller, and the Purchaser as an additional insured, will be entitled to make and collect for a period of three years after the Closing claims which arise out of events involving the Seller or any Subsidiary that occurred, or products that were sold or services that were performed by the Seller or any Subsidiary, prior to the Closing and that are covered by such insurance policies.

Section 5 CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATION TO CLOSE.

     The Purchaser's obligation to purchase the Purchased Assets and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in writing):

5.1  Accuracy Of Representations.

     The representations and warranties of the Seller contained in this Agreement and the Related Documents (without giving effect to any qualification contained therein as to materiality, including, without limitation, the phrases "material," "in all material respects" and "Material Adverse Effect"), shall be true and correct in all respects on and as of the Closing Date, except (i) for changes contemplated by this Agreement, (ii) for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date) and (iii) where the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, has not resulted in a Material Adverse Effect.

5.2  Performance Of Obligations.

     The Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and the Related Documents to be performed or complied with by it on or prior to the Closing Date, except where the failure to perform or comply with such agreements and covenants has not resulted in or would not reasonably be expected to result in a Material Adverse Effect.

5.3  No Proceedings.

     There shall not have been commenced and be pending against the Purchaser any Proceeding (a) involving any material challenge to, or seeking material damages or other material relief in connection with, the Sale or (b) that is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Sale.

5.4  No Prohibition.

     No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Sale shall be in effect; and there shall not be any action taken, or any Law enacted, entered or enforced which makes the consummation of the Sale illegal.

5.5  Stockholder and Board of Directors Approval.

     This Agreement and the Sale shall have been approved by the requisite vote of the stockholders of the Seller and by its Board of Directors.

5.6  Opinion of the Seller's Counsel.

     The Purchaser shall have received an opinion of Cooley Godward LLP, counsel for the Seller, dated the Closing Date and covering the matters set forth on Exhibit D attached hereto.
---------

5.7  Consents and Approvals.

     The Purchaser shall have received duly executed copies of (i) all consents, certificates and approvals required for or in connection with the execution and delivery by the Seller and each Subsidiary of this Agreement and each Related Document to which it is a party and the consummation of the transactions contemplated hereby and thereby, (ii) consents to or notices of, as appropriate, the assignment to the Purchaser of all the Assumed Contracts identified on Annex C to Schedule 1.1 hereto from or to each party to such contracts other than the Seller and (iii) consents and waivers set forth on Schedule 5.7 hereto.

5.8  Related Documents.

     Each of the documents set forth below (each, a "Related Document," and
                                                     ----------------
collectively, the "Related Documents") shall have been executed and delivered by
                   -----------------
the parties thereto:

                 (i)     Transition Agreement. The Seller shall have executed
                         --------------------
     and delivered a transition agreement with the Purchaser substantially in the form of Exhibit E attached hereto (the "Transition Agreement").
                 ---------                       --------------------

                 (ii)    Non-Competition Agreements. The Seller and Richard W.
                         --------------------------
     Turner shall each have executed and delivered a non-competition agreement with the Purchaser, substantially in the form of Exhibit F and Exhibit G,
                                                      ---------     ---------
     respectively, attached hereto (the "Non-Competition Agreements").
                                         --------------------------

                 (iii)   Bill of Sale, Assignment and Assumption Agreement. The
                         -------------------------------------------------
     Seller each Subsidiary shall have executed and delivered the Bill of Sale.

5.9  Seller Certificates.

     Each of the following certificates shall have been executed and/or delivered, as the case may be, by the Person who or which is the subject thereof:

                 (i) a certificate of the secretary of the Seller, dated as of the Closing Date, certifying (i) that true and complete copies of the Seller's Certificate of Incorporation and By-Laws as in effect on the Closing Date are attached thereto, (ii) as to the incumbency and genuineness of the signatures of each officer of the Seller executing this Agreement and the Related Documents on behalf of the Seller; and (iii) the genuineness of the resolutions (attached thereto) of the board of directors or similar governing body of the Seller authorizing the execution, delivery and performance of this Agreement and the Related Documents to which the Seller is a party and the consummation of the transactions contemplated hereby and thereby;

                 (ii) certificates dated as of the Closing Date of the secretaries of state of the states in which the Seller and each Subsidiary is organized and qualified to do business, certifying as to the good standing and non-delinquent tax status of the Seller and each Subsidiary;

                 (iii) a certificate signed by an officer of the Seller and each Subsidiary, dated as of the Closing Date, and certifying as to (A) the accuracy of the representations and warranties of the Seller contained herein, as contemplated by Section 5.1, and (B) the performance of the covenants of the Company contained herein, as contemplated in Section 5.2; and

                 (iv) a certificate of a principal executive officer of the Seller, dated as of the Closing Date, certifying that such company is not a foreign person within the meaning of Section 1445 of the Code.

5.10 Release of Encumbrance.

     The Purchaser shall have received from the Seller (i) evidence that the Seller's lender, Transamerica Business Credit Corporation, has consented to the Sale and released its Encumbrance on the Purchased Assets and (ii) a waiver from BEI Technologies, Inc. of any obligation the Seller may have under the provisions of Section V(A) of the Assumption of Liabilities and Indemnity Agreement by and between BEI Technologies, Inc. and BEI Electronics, Inc. (the Seller's predecessor) to cause the Purchaser to assume the Seller's indemnification obligations under such agreement in the case of a sale of the properties and assets of the Seller substantially as an entirety.

5.11 Integrated Video Systems.

     The Purchaser shall have received from the Seller an irrevocable purchase order to purchase from the Purchaser 24 Integrated Video Systems at a price equal to the Seller's standard costs at which such Systems were valued under
Section 1.10. Such Systems shall be delivered by the Purchaser to the Seller at a rate of 2 systems per month for 12 months, commencing in the month in which the Closing occurs.

Section 6 CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO CLOSE.

     The Seller's obligation to sell the Purchased Assets and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Seller, in whole or in part, in writing):

6.1  Accuracy Of Representations.

     The representations and warranties of the Purchaser contained in this Agreement and the Related Documents (without giving effect to any qualification contained therein as to materiality, including, without limitation, the phrases "material," "in all material respects," and "Material Adverse Effect"), shall be true and correct in all respects on and as of the Closing Date, except

(i) for changes contemplated by this Agreement, (ii) for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date) and (iii) where the failure or failures of such representatives and warranties to be so true and correct, individually or in the aggregate, has not resulted in a material adverse effect on the business or financial condition of the consolidated group of the Purchaser, taken as a whole.

6.2  Performance Of Obligations.

     The Purchaser shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and the Related Documents to be performed or complied with by it on or prior to the Closing Date, except where the failure to perform or comply with such agreements and covenants has not resulted in or would not reasonably be expected to result in a material adverse effect on the business or financial condition of the consolidated group of the Purchaser, taken as a whole.

6.3  No Proceedings.

     There shall not have been commenced and be pending against the Seller any Proceeding (a) involving any material challenge to, or seeking material damages or other material relief in connection with, the Sale or (b) that is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Sale.

6.4  No Prohibition.

     No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Sale shall be in effect; and there shall not be any action taken, or any Law enacted, entered or enforced which makes the consummation of the Sale illegal.

6.5  Stockholder Approval.

     This Agreement and the Sale shall have been approved by the requisite vote of the stockholders of the Seller.

6.6  Opinion of the Purchaser's Counsel.

     The Seller shall have received an opinion of O'Sullivan Graev & Karabell, LLP, counsel for the Purchaser, dated the Closing Date and covering the matters set forth on Exhibit H attached hereto.
             ----------

6.7  Consents and Approvals.

     The Seller shall have received duly executed copies of all consents and approvals required for or in connection with the execution and delivery by the Seller and each Subsidiary of this Agreement and each of the Related Documents to which each of them is a party and the consummation of the transactions contemplated hereby and thereby, in form and substance reasonably satisfactory to the Seller and its counsel.

6.8  Related Documents.

     Each of the Related Documents to which the Purchaser is a party shall have been executed and/or delivered by the Purchaser and the transactions contemplated thereby to be completed at or prior to the Closing shall have been substantially consummated or effected, as the case may be, in accordance with the terms thereof.

6.9  Purchaser's Certificates.

     Each of the following certificates shall have been executed and/or delivered, as the case may be, by the Person who or which is the subject thereof:

                 (i) a certificate of the secretary of the Purchaser, dated as of the Closing Date, certifying (i) that true and complete copies of the Purchaser's Certificate of Incorporation and By-Laws as in effect on the Closing Date are attached thereto, (ii) as to the incumbency and genuineness of the signatures of each officer of the Purchaser executing this Agreement and the Related Documents on behalf of the Purchaser; and
     (iii) the genuineness of the resolutions (attached thereto) of the board of directors or similar governing body of the Purchaser authorizing the execution, delivery and performance of this Agreement and the Related Documents to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby;

                 (ii) certificates dated as of the Closing Date of the secretaries of state of the states in which the Purchaser is organized and qualified to do business, certifying as to the good standing and non-delinquent tax status of the Purchaser; and

                 (iii) a certificate signed by an officer of the Purchaser, dated as of the Closing Date, and certifying as to (A) the accuracy of the representations and warranties of the Purchaser contained herein, as contemplated by Section 6.1, and (B) the performance of the covenants of the Company contained herein, as contemplated in Section 6.2.

6.10 Termination of Royalty Obligation.

     The royalty obligations of the Seller to the Purchaser pursuant to the Settlement Agreement by and between CooperSurgical, Inc., a Delaware corporation, Richard W. Turner, an individual, the Seller, Meditron Devices, Inc., a Delaware corporation, XYLOG Corporation, a New Jersey corporation, Zinnanti Surgical Instruments, Inc., a California corporation, and Donald L. Tuttle, an individual, dated as of July 9, 1998, shall have been terminated.

Section 7 INDEMNIFICATION.

7.1  Generally.

          (a) The Seller shall indemnify the Purchaser Indemnified Persons for, and hold each of them harmless from and against, any and all Purchaser Losses to the extent incurred or suffered by any Purchaser Indemnified Persons as a result of or based upon the following:

                 (i) the inaccuracy or breach of any representation or warranty of the Seller or any Subsidiary contained in this Agreement or any Related Document or in any certificate delivered by the Seller or any Subsidiary in connection herewith or therewith at or before the Closing (or any facts or circumstances constituting any such inaccuracy or breach);

                 (ii) the breach of any agreement or covenant of the Seller or any Subsidiary contained in this Agreement or any Related Document;

                 (iii)   the Excluded Assets;

                 (iv)    the Excluded Liabilities;

                 (v) notwithstanding the disclosure of any such Liability in this Agreement, on any Schedule, or otherwise, all Liabilities (contingent or otherwise and including Liability for response costs, personal injury, property damage or natural resource damage), other than the Assumed Liabilities, which arise out of events involving the Seller or any Subsidiary that occurred, or products sold or services performed by the Seller or any Subsidiary prior to the Closing (notwithstanding that the date on which such Liability arose or became manifest is after the Closing), including the assertion of any claim, demand or Liability against the Purchaser arising from or in connection with (x) any action or inaction of the Seller or any of its stockholders in connection with the action of any such stockholders required to approve the Sale, (y) the assertion against the Purchaser by any such stockholder of any claim with respect to any actions or the transactions of or involving the Seller prior to or at Closing (including the actions and transactions contemplated by this Agreement), or (z) Environmental, Health and Safety Laws, including those relating to the handling, treatment, storage, disposal, release or threatened release of Hazardous Substances at, onto or from any real property, or any offsite waste treatment or storage disposal facility associated with the Business, except for any such Liabilities the facts or circumstances underlying which are caused solely by the operation of the Business after the Closing Date.

                 (vi) non-compliance by the Seller with any applicable "bulk sales laws"; and

                 (vii)   any and all Special Tax Losses.

          (b) The Purchaser shall indemnify the Seller Indemnified Persons for, and hold each of them harmless from and against, any and all Seller Losses to the extent arising from or in connection with any of the following:

                 (i) the inaccuracy or breach of any representation or warranty of the Purchaser contained in this Agreement or any Related Document or any certificate delivered by the Purchaser in connection herewith or therewith at or before the Closing (or any facts or circumstances constituting any such inaccuracy or breach);

                 (ii) the breach of any agreement or covenant of the Purchaser contained in this Agreement or any Related Document;

                 (iii) any Seller Losses arising from the Purchaser's ownership and operation of the Purchased Assets from and after the Closing Date (but excluding any Seller Losses as a result of any transaction between the Purchaser and the Seller after the Closing Date not contemplated by this Agreement); and

                 (iv)    the Assumed Liabilities.

7.2  Assertion of Claims.

     No claim shall be brought under Section 7.1 hereof unless the Indemnified Persons, or any of them, give the Indemnifying Persons (a) written notice prior to the applicable Survival Date of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice prior to such Survival Date pursuant to Section 7.3 of any Third Party Claim, the existence of which might give rise to such a claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to thereafter commence legal proceedings for the enforcement of their rights under Section 7.1.

7.3  Notice and Defense of Third Party Claims.

     The Liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of any Liability by third parties (each, a
"Third Party Claim") shall be subject to the terms and conditions set forth
 -----------------
below.

          (a) The Indemnified Persons shall promptly give written notice (and in any event prior to any applicable Survival Date) to the Indemnifying Persons of any Third Party Claim which might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known; provided, however, that no delay on the part of
                             --------  -------
the Indemnified Persons in notifying any Indemnifying Persons shall relieve the Indemnifying Persons from any Liability hereunder unless (and then solely to the extent that) the Indemnifying Person thereby is prejudiced by the delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

          (b) If the Indemnifying Persons shall acknowledge in a writing delivered to the Indemnified Persons that such Third Party Claim is properly subject to their indemnification obligations hereunder, then the Indemnifying Persons shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; provided, however, that the
                                         --------  -------
Indemnifying Persons shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the Indemnified Persons shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnifying Persons, and, in the reasonable opinion of the Indemnified Persons, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests could be in conflict with those of the Indemnifying Persons, (ii) such action or proceeding involves, or could reasonably be expected to have a material effect on, any material matter beyond the scope of the indemnification obligation of the Indemnifying Persons or (iii) the Indemnifying Persons shall not have assumed the defense of the Third Party Claim in a timely fashion.

          (c) If the Indemnifying Persons shall assume the defense of a Third Party Claim (under circumstances in which the proviso to Section 7.3(b) is not applicable), the Indemnifying Persons shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the Indemnifying Persons do not exercise their right to assume the defense of a Third Party Claim by giving the written acknowledgment referred to in Section 7.3(b), or are otherwise restricted from so assuming by the proviso to Section 7.3(b), the Indemnifying Persons shall nevertheless be entitled to participate in such defense with their own counsel and at their own expense. If the defense of a Third Party Claim is assumed by the Indemnified Persons pursuant to clause (i) or (ii) of the proviso to Section 7.3(b), the Indemnified Persons shall proceed diligently to defend such Third Party Claim with counsel reasonably satisfactory to the Indemnifying Persons, but shall not be entitled to settle such Third Party Claim without the prior written consent of the Indemnifying Persons, which consent shall not be unreasonably withheld or delayed.

          (d) If the Indemnifying Persons exercise their right to assume the defense of a Third Party Claim pursuant to Section 7.3(b), (i) the Indemnified Persons shall be entitled to participate in such defense with their own counsel at their own expense and (ii) the Indemnifying Persons shall not make any settlement of any claims without the written consent of the Indemnified Persons, which consent shall not be unreasonably withheld or delayed, unless the terms of such settlement requires no more than the payment of money and the Indemnifying Persons pay the money required by such settlement.

          (e) If the Indemnifying Persons assume the defense of a Third Party Claim, the Indemnified Persons shall cooperate fully as reasonably requested by the Indemnifying Persons in the defense of such Third Party Claim, and shall make available to the Indemnifying Persons all books, records and other materials that are under the direct or indirect control of any Indemnified Person and that the Indemnifying Persons reasonably consider necessary or desirable for the defense of such Third Party Claims.

          (f) Except as hereinafter provided in this paragraph and notwithstanding anything to the contrary contained in this Agreement (i) the Purchaser Indemnified Persons shall use commercially reasonable efforts to seek recovery from their insurance providers with respect to any Losses for which indemnity or reimbursement may be sought under Section 7 and for which insurance may be available, and (ii) all Losses shall be net of any insurance proceeds or other amounts actually recovered by or on behalf of the Purchaser Indemnified Persons; provided, that, the provisions of this paragraph shall not require the
         --------  ----
Purchaser to seek recovery from its insurance providers for Losses relating to product liability or Environmental, Health and Safety Laws.

          (g) To the extent that any Indemnifying Person makes any indemnification payment to any Indemnified Person, the Indemnifying Person shall be entitled to exercise, and shall be subrogated to, any rights and remedies (including rights of indemnity, rights of contribution and other rights of recovery) that the Indemnified Party may have against any other

Person with respect to any Losses for which such indemnification payment is made. The Indemnified Person shall take such actions as the Indemnifying Person may reasonably request for the purpose of enabling the Indemnifying Person to perfect or exercise the Indemnifying Person's right of subrogation hereunder.

7.4  Survival of Representations and Warranties.

     Subject to the further provisions of this Section 7.4, the representations and warranties of the Parties contained in this Agreement or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing Date until January 31, 2001; provided, however, that the representations
                                     --------  -------
and warranties of the Seller contained in Sections 2.2, 2.5, 2.9, 2.10, 2.11,
2.19 and 2.22 shall survive the Closing Date for the period representing their respective statute of limitations. The representations and warranties of the Purchaser contained in Sections 3.2 and 3.4 shall survive the Closing indefinitely. The covenants and other agreements of each of the Seller and the Purchaser contained in this Agreement shall survive the Closing Date until they are otherwise terminated by their terms. For convenience of reference, the date upon which any representation or warranty contained herein shall terminate, if any, is referred to herein as the "Survival Date".
                                   -------------

7.5  Limitations on Indemnification.

          (a) From and after the Closing, the Purchaser Indemnified Persons shall not have the right to be indemnified for breaches of representations and warranties of the Seller and any Subsidiary pursuant to Section 7.1(a)(i) and the Seller Indemnified Persons shall not have the right to be indemnified for breaches of representations and warranties of the Purchaser pursuant to Section 7.1(b)(i) unless and until the Indemnified Persons (or any of them) shall have incurred on a cumulative basis aggregate Losses in an amount exceeding $125,000; provided, however, that in no event shall the limitations set forth in this
--------  -------
Section 7.5 apply with respect to any willful or knowing breach of such representations or warranties. Once aggregate Losses exceed $125,000, the Purchaser Indemnified Persons and the Seller Indemnified Persons shall be entitled to indemnification for the amount of all Losses, including the amount of Losses less than $125,000.

          (b) In the event that the Purchaser claims Purchaser Losses as a result of or based upon the inaccuracy or breach of a representation or warranty of the Seller or any Subsidiary contained in either subparagraph (b) of Section
2.4 or contained in Section 2.19 (the "Compliance Claim"), the Purchaser shall
                                       ----------------
provide written notice to the Seller of the Compliance Claim pursuant to Section
7.2. The Seller may elect to address the Compliance Claim pursuant to Section
7.3 as if it were a Third Party Claim by providing written notice to the Purchaser of such election within 10 days of the delivery of the Purchaser's notice to the Seller of the Compliance Claim. If the Seller does not provide written notice to the Purchaser of such election within such 10 day period, the Purchaser may address the Compliance Claim. In any event, the Seller's indemnification obligations under any Compliance Claim shall be limited to FDA consultants' fees and fines and costs imposed by any Governmental Entity. In addition, in the event that the Purchaser makes such a Compliance Claim, and Losses under such Compliance Claim include those resulting from an Order of a Governmental Entity which has the effect of preventing the Purchaser from selling a Product for 90 days or more in any country (a "Blocked
                                                         -------

Jurisdiction"), the Seller shall promptly pay to the Purchaser after the
------------
Closing by wire transfer of immediately available funds the Lost Sales Amount. "Lost Sales Amount" means the Blocked Product Sales Amount divided by 9
 -----------------
multiplied by 12. "Blocked Product Sales Amount" means that portion of the
                   ----------------------------
Product Sales Amount determined under Schedule 1.8(a) for a Product that is the subject of such Order, which portion is derived from sales in each Blocked Jurisdiction.

          (c) Absent fraud or willful misconduct, no party hereto shall be entitled to recover special or punitive damages with respect to any breach of any representation or warranty or non-performance of any obligation under this Agreement (or otherwise relating to the transactions contemplated hereby), and under no circumstances shall such damages be considered Losses under this
Section 7. Neither the Purchaser Indemnified Persons nor the Seller Indemnified Persons may recover Losses under this Agreement which in the aggregate exceed the amount of the Purchase Price.

          (d) Absent fraud or willful misconduct of the Seller, from and after the Closing, recourse of the Purchaser Indemnified Persons pursuant to this
Section 7 shall be the sole and exclusive remedy of the Purchaser Indemnified Persons for any Claims under this Agreement and the Related Documents or relating to any transactions contemplated hereby or thereby.

7.6  Attorneys' Fees.

     Any legal action or other legal proceeding relating to any of this Agreement or any Related Document or the enforcement of any provision of any of this Agreement or any Related Document may be brought by an Indemnified Person against an Indemnifying Person, and may be contested by such Indemnifying Person. In that event, if the court or arbitrator in such proceeding determines that the Indemnifying Person is not obligated under this Agreement or any Related Document to indemnify the Indemnified Person for all or any part of the amount claimed by the Indemnified Person in such proceeding, then the Indemnifying Person shall be entitled to recover a portion of the reasonable attorneys' fees, costs and disbursements incurred by the Indemnifying Person in contesting the claim of the Indemnified Person against the Indemnifying Person in such proceeding (in addition to any other relief to which it may be entitled) based upon the extent to which the Indemnifying Person was successful in contesting the amount claimed by the Indemnified Person. This provision shall not limit in any way Losses to which an Indemnified Person is entitled under the provisions of this Section 7.

Section 8 TERMINATION.

8.1  Termination Events.

     This Agreement may be terminated prior to the Closing:

          (a) by the Purchaser if the Closing has not taken place on or before November 30, 1999 (other than as a result of any failure on the part of the Purchaser to comply with or perform its covenants and obligations under this Agreement);

          (b) by the Seller if the Closing has not taken place on or before November 30, 1999 (other than as a result of any failure on the part of the Seller to comply with or perform any covenant or obligation set forth in this Agreement);

          (c) by the Seller or the Purchaser, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Sale;

          (d) by the Purchaser or the Seller, if, at a duly held meeting of the stockholders of the Seller (including any adjournment thereof) (the "Stockholders Meeting") held for the purpose of voting on the Sale and this
 --------------------
Agreement: (A) the holders of the Seller common stock shall have taken a final vote on a proposal to approve the Sale and this Agreement and (B) the approval of the Sale and this Agreement by the holders of a majority of the outstanding shares of the Seller common stock outstanding on the record date for the Stockholders Meeting shall not have been obtained;

          (e) by the Seller, if the Purchaser has willfully breached this Agreement, and as a result of such breach, the conditions set forth in Sections
6.1 or 6.2 would not then be satisfied and which breach the Purchaser fails to cure within ten (10) business days after notice thereof from the Seller; provided, however, that as long as the Purchaser continues to exercise reasonable best efforts to cure such breach, the Seller may not terminate this Agreement on account of such breach;

          (f) by the Purchaser, if (i) the matters contained in a supplement or amendment of any section of the Seller Disclosure Schedule by the Seller constitute a Material Adverse Effect or (ii) the Seller has willfully breached this Agreement, and as a result of such breach, the conditions set forth in Sections 5.1 or 5.2 would not then be satisfied and which breach the Seller fails to cure within ten (10) business days after notice thereof from the Purchaser; provided, however, that as long as the Seller continues to exercise reasonable best efforts to cure such breach, the Purchaser may not terminate this Agreement on account of such breach; or

          (g)  by the mutual written consent of the Purchaser and the Seller.

8.2  Termination Procedures.

     If the Purchaser wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c), Section 8.1(d) or Section 8.1(f), the Purchaser shall deliver to the Seller a written notice stating that the Purchaser is terminating this Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement. If the Seller wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(c), Section 8.1(d) or Section 8.1(e), the Seller shall deliver to the Purchaser a written notice stating that the Seller is terminating this Agreement and setting forth a brief description of the basis on which the Seller is terminating this Agreement.

8.3  Effect Of Termination.

     If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) no party shall be relieved of any Liability arising from any breach by such party of any provision of this Agreement; and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10 (other than Sections 10.1) and (c) the Seller shall remain obligated to make the payment to the Purchaser under Section 4.10, if applicable.

8.4  Nonexclusivity Of Termination Rights.

     The termination rights provided in Section 8 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to Section 8 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other contract or under any Law, at common law, in equity or otherwise).

Section 9  POST CLOSING COVENANTS

9.1  Access to Records.

     Each of the Purchaser and the Seller shall, for the longer of three years after the Closing or the period required by applicable Law, give to the other and the other's authorized Representatives, upon reasonable notice and during normal business hours, access to the books and records being acquired by the Purchaser or retained by the Seller, as the case may be, which in any way relate to the Business. Each of the Purchaser and the Seller shall be entitled, at its own expense, to make extracts and copies of such books and records and shall cooperate in connection with accomplishing the same. Each of the Purchaser and the Seller shall, during such period, preserve and maintain such books and records held by them and shall not, subsequent to such period, destroy or cause to be destroyed any such books or records without first obtaining the written consent of the other or giving to the other the opportunity to take delivery of the books and records to be destroyed. If the Purchaser or Seller, as the case may be (a "Requesting Party"), promptly notifies the other Party that it desires
           ----------------
or requires any of such books or records to be retained for any longer period, such books and records shall be either retained by the party in possession of it or be shipped promptly to the Requesting Party at the expense of the non-Requesting Party.

9.2  Use of Seller's Labels, etc.

     The Purchaser may, for a period of three hundred sixty-five (365) days from the Closing Date, (i) sell or otherwise dispose of any products bearing as of the Closing Date the Seller's name or marks, or (ii) use any cartons, labels, forms, invoices or other printed matter bearing as of the Closing Date the Seller's name or marks in connection with the sale or other disposition of the products or otherwise in connection with the conduct of the Business. After such 365-day period, the Purchaser may continue using the materials referred to in the immediately preceding clause (ii) if the Purchaser overlays its name or marks on such materials so as to indicate clearly that the materials are those of the Purchaser. The Seller shall have and retain sole ownership of the trademark "BEI", including the goodwill pertaining or accruing thereto. The Purchaser shall not do or suffer to be done any act or thing that would impair the Seller's rights in the "BEI" trademark or damage the reputation for quality inherent in the "BEI" trademark. The Purchaser shall indemnify and hold the Seller harmless from any and all Liabilities suffered or paid as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees, incurred or sustained by or against the Seller with respect to or arising out of the Purchaser's use of the Seller's names or marks on products, cartons, labels, forms, invoices or other printed matter bearing the Seller's names or marks as contemplated by this
Section 9.2.

9.3  Physical Transfer of Purchased Assets.

     At and from time to time after the Closing (but in no case later than the end of the Transition Period as defined in the Transition Services Agreement), the Seller shall assemble and prepare for delivery to the Purchaser, at a location or locations designated by the Purchaser, the tangible Purchased Assets specified by the Purchaser. Such designated Purchased Assets shall be delivered F.O.B. Seller's location to a carrier designated by the Purchaser, or in the absence of a designation by the Purchaser, to a carrier reasonably designated by the Seller. Title and risk of loss of the designated Purchased Assets shall pass to the Purchaser upon proper delivery by the Seller to the designated carrier.

9.4  Collection of Accounts Receivable.

          (a) Upon the termination of the provision of the Seller's services to collect the Receivables pursuant to the terms of the Transition Services Agreement, the Purchaser shall use its reasonable efforts, exercised in good faith, to collect all of the Receivables, the collection practices of the Purchaser prior to the date hereof being deemed to be an acceptable standard.

          (b) Unless otherwise designated by the Debtor, any payment from a Debtor (other than a payment with respect to a Disputed Receivable) received subsequent to the Closing shall, for purposes of this Agreement, be applied against the Receivables of such Debtor other than Disputed Receivables, in the order of the oldest amounts owing. Payments from Debtors with respect to Disputed Receivables shall be applied against such Disputed Receivables. The Seller and the Purchaser shall each timely notify the other of any Disputed Receivable.

          (c) On or promptly after the 180th day following the Closing Date (but in no event later than 10 business days thereafter), the Purchaser shall notify the Seller of all Receivables remaining uncollected as of such date, which notice shall identify each such Receivable by name of Debtor.

          (d) The Seller (i) guarantees to the Purchaser that the Receivables will be collectible in the ordinary course of business and (ii) the Seller shall, at the option of the Purchaser, pay to the Purchaser an amount equal to the Net Receivables to the extent such Receivables have not been collected by the date of the Purchaser's written exercise of such option, which shall not be sooner than the 180th day following the Closing; provided, however, that the Seller shall not be required to pay any amount to the Purchaser for any Receivable for which the Debtor has claimed in writing a right of offset or other defense to payment based on any act or omission of the Purchaser following the Closing Date. If the Seller is requested to make a payment to the Purchaser for a Receivable pursuant to this Section 9.4(d), the Purchaser shall, upon receipt of such payment from the Seller, (i) assign, transfer, convey and deliver to the Seller all of the Purchaser's right, title and interest to and under such Receivable (including without limitation all documentation related to such Receivable), free and clear of Encumbrances due to the acts or omissions of the Purchaser and (ii) provide the Seller with the Purchaser's existing collection history for such Receivable. Payment shall be made by wire transfer in immediately available funds to an account designated by the Purchaser. The Purchaser shall deliver monthly to the Seller all amounts subsequently collected by the Purchaser on Receivables which the Seller have paid to the Purchaser, up to the amount so paid.

          (e) "Claim" means a claim, refusal to pay or other set-off against a Receivable arising out of the goods or services to which the Receivable is related.

               "Debtor" means a debtor or an obligor of a Receivable.

               "Disputed Receivable" means a Receivable as to which the Debtor has communicated a Claim to the Seller or the Purchaser.

               "Receivables" means the Seller's accounts receivable included in the Purchased Assets as of the Closing excluding invoiced amounts relating to Evaluation Inventory (valued as determined in accordance with GAAP).

9.5  Collection of Invoices representing Evaluation Inventory, etc

     If, subsequent to and not later than one year after the Closing Date, Evaluation Inventory which was valued for the Inventory Statement at zero is returned to the Purchaser or if an invoice representing Evaluation Inventory which was valued for the Inventory Statement at zero is paid, then the Purchaser shall pay to the Seller 50% of the invoiced value of such inventory which is returned to the Purchaser or 50% of the amount of the invoice paid for such inventory, as the case may be.

Section 10 MISCELLANEOUS PROVISIONS.

10.1 Further Assurances.

     From and after the Closing Date, the parties hereto and their Representatives shall cooperate with each other, and shall execute and deliver such documents and take such other actions as the other party may reasonably request, for the purpose of evidencing the Sale and putting the Purchaser in possession and control of all of the Assets.

10.2 Fees And Expenses.

     Each party shall bear and pay its own respective legal, accounting and broker fees, costs and expenses that have been incurred or that are in the future incurred by, on behalf of or for the benefit of such party in connection with: (i) the negotiation, preparation and review of any summary of terms or similar document relating to the Sale; (ii) the negotiation, preparation and review of this Agreement (including any disclosure schedule), and all bills of sale, assignments, certificates, and other instruments and documents delivered or to be delivered in connection with the Sale; (iii) the obtaining of any Consent required to be obtained in connection with the Sale; (iv) the investigation and review conducted by the Purchaser with respect to the business of the Seller; (iv) the consummation of the Sale and (v) disputes under Section
1.9 of this Agreement.

10.3 Notices.

     Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received, if delivered during business hours on a business day, when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto) or, if not delivered during business hours on a business day, on the next succeeding business day:

          if to the Seller: BEI Medical Systems Company, Inc.

          BEI Medical Systems Company, Inc.
          100 Hollister Road
          Teterboro, NJ 07608
          Facsimile: 210-727-4998
          Attn.: Richard W. Turner, President and CEO

          with a copy to:

          Cooley Godward LLP
          One Maritime Plaza
          20th Floor
          San Francisco, CA 94111-3580
          Facsimile: (415) 951-3699
          Attn.: Christopher A. Westover, Esq.

          if to the Purchaser: Cooper Surgical Acquisition Corp.

          CooperSurgical Acquisition Corp.
          c/o The Cooper Companies, Inc.
          6140 Stoneridge Mall Road, Suite 590
          Pleasonton, CA 94588
          Facsimile: (925) 460-3660
          Attn.: Carol R. Kaufman, V.P., Legal Affairs

          with a copy to:

          CooperSurgical, Inc.
          15 Forest Parkway
          Shelton, CT 06484
          Facsimile: (203) 925-0135
          Attn.: Nicolas J. Pichotta, President

          O'Sullivan Graev & Karabell, LLP
          30 Rockefeller Plaza
          New York, New York 10112
          Facsimile: (212) 408-2420
          Attn.: David I. Karabell, Esq.

10.4 Headings.

     Headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

10.5 Counterparts.

     This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

10.6 Governing Law.

     This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflict of laws).

10.7 Successors And Assigns; Parties In Interest.

          (a) This Agreement shall be binding upon and inure to the benefit of the Seller, the Purchaser, and their respective successors and assigns.

          (b) Neither party shall be permitted to assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party, provided, that prior to the Closing, the Purchaser
                            --------
may assign its rights to any Affiliate and, after the Closing, the Purchaser or any Affiliate purchasing the Purchased Assets may assign its rights and delegate its duties to any other Person that assumes in writing the Purchaser's Liabilities under this Agreement and the Related Documents; provided, however,
                                                            --------  -------
that the Purchaser shall remain secondarily liable for the performance of all such Liabilities.

          (c) No provision of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any). Without limiting the generality of the foregoing, no creditor of the Seller shall have any rights under this Agreement.

10.8 Remedies Cumulative; Specific Performance.

     The rights and remedies of the parties hereto shall be cumulative (and not alternative). The Seller agrees that in the event of any breach or threatened breach by the Seller of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

10.9  Waiver

          (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.10 Amendments.

      This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Seller.

10.11 Severability.

      In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by Law.

10.12 Entire Agreement; Confidential Disclosure Agreement.

      This Agreement, the Related Documents and the Confidential Disclosure Agreement dated June 21, 1999, set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to such subject matter. Notwithstanding the foregoing provisions, the sixth paragraph of the Confidential Disclosure Agreement dated June 21, 1999 shall expire at the Closing to the extent applicable to those individuals employed by the Seller or the Subsidiaries solely in connection with the Business

10.13 Knowledge.

      For purposes of this Agreement, the Seller shall be deemed to have "knowledge" of a particular fact or other matter if Richard Turner, President
 ---------
and Chief Executive Officer of the Seller, Thomas W. Fry, Vice President, Finance and Administration of the Seller and Samuel Dickstein, Vice President - New Business Development and Technology of the Seller, has actual knowledge of such fact or other matter after exercising due diligence with respect thereto, including making reasonable inquiries of the employees or Representatives of the Seller and its subsidiaries who the Seller has determined in good faith may have any knowledge concerning such fact or other matter.

10.14 Construction.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" and "Annexes" and "Schedules" are intended to refer to Sections, Exhibits, Annexes and Schedules to this Agreement.

          The parties to this Agreement have caused this Agreement to be executed and delivered as of the date first set forth above.

                              BEI MEDICAL SYSTEMS COMPANY, INC., a Delaware corporation


                              By: ____________________________________________
                                  Name:
                                  Title:


                              COOPERSURGICAL ACQUISITION CORP., a Delaware corporation


                              By: ____________________________________________
                                  Name:
                                  Title:

                                                                    EXHIBIT A TO
                                                                  ASSET PURCHASE
                                                                       AGREEMENT
                                                                       ---------

                                                        BILL OF SALE, ASSIGNMENT
                                            AND ASSUMPTION AGREEMENT dated as of
                                    _________ __, 1999 (this "Agreement"), among
                                                              ---------
                                            BEI MEDICAL SYSTEMS COMPANY, INC., a
                                   Delaware corporation (the "Seller"), MEDITRON
                                          DEVICES, INC., a Delaware corporation,
                                                 XYLOG CORPORATION, a New Jersey
                                                corporation, BEI MEDICAL SYSTEMS
                                                 INTERNATIONAL, INC., a Delaware
                                             corporation,  OVAMED CORPORATION, a
                                               California corporation,  CALCULUS
                                                INSTRUMENTS COMPANY, INC., a New
                                           Jersey corporation, ZINNANTI SURGICAL
                                     INSTRUMENTS, INC., a California corporation
                                      (each, a "Subsidiary"), and COOPERSURGICAL
                                                ----------
                                       ACQUISITION CORP., a Delaware corporation
                                                              (the "Purchaser").
                                                                    ---------

          Reference is made to the Asset Purchase Agreement dated as of September __, 1999 (the "Purchase Agreement") between the Purchaser and the
                         ------------------
Seller.

          Pursuant to the terms of the Purchase Agreement, the Seller has agreed to sell, and the Purchaser has agreed to purchase, substantially all of the assets of the Seller, subject to the Purchaser's assumption of certain liabilities of the Seller, related to the Business.

          ACCORDINGLY, in consideration of the mutual covenants and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     Section 1. Defined Terms.
                -------------

          Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement.

     Section 2. Sale of Assets.
                --------------

          On and subject to the terms and conditions of the Purchase Agreement, the Seller and each Subsidiary hereby sells, transfers, assigns, conveys and delivers to the Purchaser all right, title and interest in and to the Purchased Assets, free and clear of all Encumbrances. The Purchaser hereby accepts title to the Purchased Assets.

     Section 3. Assumed Liabilities.
                -------------------

          On and subject to the terms and conditions of the Purchase Agreement, the Purchaser hereby assumes and agrees to discharge and/or perform, when due in accordance with the terms thereof, the Assumed Liabilities.

     Section 4. Governing Law.
                -------------

          This agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

     Section 5. Purchase Agreement.
                ------------------

          The Purchase Agreement is hereby incorporated herein by reference and shall control in the event of any conflict with this Agreement. Nothing contained in this Agreement is intended to provide any rights to the Purchaser or the Seller and each Subsidiary beyond those rights expressly provided to the Purchaser or the Seller and each Subsidiary in the Purchase Agreement.


                         *      *      *      *      *


          IN WITNESS WHEREOF, each of the undersigned has caused this Bill of Sale, Assignment and Assumption Agreement to be executed on its behalf as of the date first written above.

                              B COMPANY


                              By:___________________________________
                                 Name:
                                 Title:

                              BEI MEDICAL SYSTEMS COMPANY, INC.


                              By:___________________________________
                                 Name:
                                 Title:

                              XYLOG CORPORATION


                              By:___________________________________
                                 Name:
                                 Title:

                              BEI MEDICAL SYSTEMS INTERNATIONAL, INC.


                              By:___________________________________
                                 Name:
                                 Title:

                              OVAMED CORPORATION


                              By:___________________________________
                                 Name:
                                 Title:

                              CALCULUS INSTRUMENTS COMPANY, INC.


                              By:___________________________________
                                 Name:
                                 Title:


                              ZINNANTI SURGICAL INSTRUMENTS, INC.


                              By:___________________________________
                                 Name:
                                 Title:


                              COOPERSURGICAL ACQUISITION CORP.


                              By:___________________________________
                                 Name:
                                 Title:

                                                                    EXHIBIT B TO
                                                                  ASSET PURCHASE
                                                                       AGREEMENT
                                                                       ---------

                              CERTAIN DEFINITIONS

          For purposes of the Agreement (including this Exhibit B):

          "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

          "Agreement" means the Asset Purchase Agreement to which this Exhibit B is attached (including the Seller Disclosure Schedule), as it may be amended from time to time.

          "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, as amended.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation, and Liability Information System.

          "Consent" means any approval, consent, ratification, permission, waiver or authorization (including any Approval as defined in Section 2.1).

          "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Encumbrance" means and includes security interests, mortgages, liens, pledges, charges, easements, reservations, restrictions, rights of way, servitudes, options, rights of first refusal, community property interests, equitable interests, restrictions of any kind and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

          "Environmental, Health and Safety Laws" means all Laws, Permits and Contracts with Governmental Entities relating to or addressing pollution or protection of the environment, public health and safety, or employee health and safety, including, but not limited to, the Solid Waste Disposal Act, as amended, 42 U.S.C. (S)(S)6901, et seq., the Clean Air Act, as amended, 42 U.S.C.
(S)(S)7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S)(S)1251 et seq., the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C. (S)(S)11001 et seq., CERCLA, 42 U.S.C. (S)(S)9601 et seq., the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. (S)1804 et seq., the Occupational Safety and Health Act of 1970, as amended, the regulations promulgated thereunder, and any similar Laws and other requirements having the force or effect of Law, and all Orders issued or promulgated thereunder, and all related common law theories.

          "Evaluation Inventory" means Products which have been invoiced and shipped to customers for evaluation purposes, which the customer can decide to either purchase or return to the Seller for a full credit.

          "GAAP" means generally accepted accounting principles in the United States.

          "Governmental Entity" means any government and any governmental authority or instrumentality, whether federal, state, local or foreign and whether legislative, executive, judicial or otherwise.

          "Hazardous Materials" means any hazardous or toxic chemicals, materials or substances, pollutants, contaminants, or crude oil or any fraction thereof (as such terms are defined under any Environmental, Health and Safety
Law).

          "Indemnified Persons" means the Seller Indemnified Persons and/or the Purchaser Indemnified Persons, as the case may be.

          "Indemnifying Persons" means the Seller Indemnifying Persons and/or the Purchaser Indemnifying Persons, as the case may be.

          "Law" means any applicable foreign, federal, state or local law, statute, treaty, rule, directive, regulation, order, judgment, writ, injunction, decree, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Entity (including all Environmental, Health and Safety Laws).

          "Liabilities" means any liability or obligation of any nature, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

          "Losses" means any and all losses, claims, shortages, damages, expenses (including reasonable attorneys' and accountants' and other professionals' fees and expenses and litigation expenses), assessments, taxes (including interest or penalties thereon) and insurance premium increases arising from or in connection with any such matter that is the subject of indemnification under Section 7, in each instance after deduction of the amount of any insurance proceeds recovered and net of any tax benefit actually realized as a result of the Loss by the Indemnified Person in the year in which the claim for indemnification for such Loss was made pursuant to this Agreement or, in the case of a corporation, net of any tax benefit actually realized in such year by a member of an affiliated group of such corporation within the meaning of
Section 1504 of the Code.

          "Material Adverse Effect" means a material adverse effect on (i) the financial condition, business or results of operations of the Business taken as a whole, (ii) on the Purchased Assets taken as a whole or (iii) on the ability of the Seller or any Subsidiary to perform its obligations under or to consummate the Sale, provided, however, that in no event shall any of the following constitute a Material Adverse Effect: (x) any effects, changes, events, circumstances or conditions generally affecting the industry in which the Seller or any Subsidiary operates or arising from changes in general business or economic conditions (including litigation, delays in customer orders, a reduction in sales, a disruption in business relationships or a loss of employees); and (y) any effects, changes, events, circumstances or conditions resulting from compliance by the Seller or any Subsidiary with the terms of, or the taking of any action contemplated or permitted by, this Agreement or any Related Document. Notwithstanding the foregoing, for purposes of Section 4.4(b) and Section 8.1(f)(i), Material Adverse Effect shall not include the matters specified in subparagraph (i) of this definition so long as the Closing occurs on or before November 15, 1999. If the Closing occurs thereafter, the definition of Material Adverse Effect shall remain unchanged.

          "Orders" means judgments, writs, decrees, compliance agreements, injunctions or judicial or administrative orders and determinations of any Governmental Entity or arbitrator.

          "Permits" means any and all permits, licenses, concessions, authorizations, registrations, franchises, approvals, consents, certificates, variances and similar rights obtained, or required to be obtained, from a Governmental Entity.

          "Permitted Encumbrances" means (i) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books, (ii) workers or unemployment compensation liens arising in the ordinary course of business and (iii) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent.

          "Person" means any individual or entity including any Governmental Entity.

          "Products" has the meaning ascribed to it on Schedule 1.1 hereto.

          "Purchaser Indemnified Persons" means the Purchaser and its Affiliates, their respective successors and assigns, and the respective officers, directors and controlling parties of each of the foregoing; provided, however, that any such Person who was, prior to the Closing Date, an officer, director, employee, Affiliate, successor or assign of the Seller shall not in such capacity be a Purchaser Indemnified Person with respect to a breach of this Agreement or any Related Document based on facts or circumstances occurring, or actions taken by such Person, at or prior to the Closing.

          "Purchaser Indemnifying Persons" means the Purchaser and its successors.

          "Purchaser Losses" means any and all Losses sustained, suffered or incurred by any Purchaser Indemnified Person arising from or in connection with any such matter which is the subject of indemnification under Section 7.

          "Representatives" means officers, directors, employees, agents, attorneys, accountants and financial advisors of the Purchaser or the Seller or any Subsidiary, as the case may be.

          "Sale" means (i) the sale of the Assets by the Seller to the Purchaser in accordance with this Agreement; (ii) the assumption of the Assumed Liabilities by the Purchaser pursuant to the Bill of Sale; and (iii) the performance by the Seller and the Purchaser of their respective obligations under this Agreement and each Related Document, and the exercise by the Seller and the Purchaser of their respective rights under this Agreement.

          "Sales Shortfall" has the meaning ascribed to it on Schedule 1.8(a) hereto.

          "Seller Indemnified Persons" means the Seller and its Affiliates, their respective successors and assigns, and the respective officers, directors and controlling parties of each of the foregoing.

          "Seller Indemnifying Persons" means the Seller and its successors.

          "Seller Losses" means any and all Losses sustained, suffered or incurred by any Seller Indemnified Person arising from or in connection with any matter which is the subject of indemnification under Section 7.

          "Special Tax Losses" means any and all Losses sustained, suffered or incurred by any Purchaser Indemnified Person arising from or in connection with Taxes payable by the Seller or any Affiliate thereof with respect to any period ending on or prior to the Closing Date (or the portion ending on the Closing Date of any period that includes but does not end on the Closing Date) or the inaccuracy or breach of the representations and warranties of the Seller contained in Section 2.18.

          "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Taxes" means, with respect to any Person, (i) all Income Taxes and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (ii) any Liability for the payment of any amount of the type described in clause (i) above as a result of (A) being a "transferee" (within the meaning
                                                ----------
of Section 6901 of the Code or any other applicable Law) of another Person, (B) being a member of an affiliated, combined or consolidated group or (C) a contractual arrangement or otherwise

                                                                    EXHIBIT C TO
                                                                  ASSET PURCHASE
                                                                       AGREEMENT
                                                                       ---------

                            STATEMENT OF ALLOCATION

Purchase Price consists of $11,206,600 minus (a) the Sales Shortfall described on Schedule 1.8 (a), if any, and (ii) the Estimated Inventory and Receivables Holdback Amount plus (c) the amount of the Assumed Liabilities.

Class III.
---------
Receivables and Inventory
valued as provided in this
Agreement estimated at           $3,600,000
Net fixed assets estimated at    $  100,000
                                 ----------
                                 $3,700,000
                                 ==========

Class IV.
--------
Trademarks                       $  350,000
Patents                          $1,000,000
Customer Lists                   $1,500,000
Covenant not to compete          $1,500,000
                                 ----------
                                 $4,350,000
                                 ==========

Class V.  Goodwill-Balance of Purchase Price
-------

                                                                    EXHIBIT D TO
                                                                  ASSET PURCHASE
                                                                       AGREEMENT
                                                                       ---------

________________, 1999

CooperSurgical Acquisition Corp.


Re:  Asset Purchase Agreement

Ladies and Gentlemen:

We have acted as counsel for BEI Medical Systems Company, Inc., a Delaware corporation (the "Seller"), in connection with that certain Asset Purchase Agreement (the "Purchase Agreement") dated as of September __, 1999, by and between CooperSurgical Acquisition Corp., a Delaware corporation ("the Purchaser") and the Seller. We are rendering this opinion pursuant to Section 5 of the Purchase Agreement. Capitalized terms used but not defined herein have the respective meanings given to them in the Purchase Agreement. "Related Documents" shall mean:

     1. Noncompetition Agreement between the Purchaser and the Seller of even date herewith.

     2. Noncompetition Agreement between the Purchaser and Richard W. Turner of even date herewith.

     3. Transition Agreement between the Purchaser and the Seller of even date herewith.

     4. Bill of Sale and Assumption and Assignment Agreement by the Seller, the Subsidiaries and the Purchaser.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Purchase Agreement by the various parties and originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion concerning an item "of which we are aware" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Seller, (ii) receipt of a certificate executed by an officer of the Seller covering such matters, and
(iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Seller and each Subsidiary of the Purchase Agreement and the Related Documents to which it is a party), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that Richard W. Turner executing and delivering documents in his individual capacity had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Purchase Agreement and the Related Documents; that the Purchase Agreement and the Related Documents to which you are a party are obligations binding upon you; that the Purchaser has filed any required California franchise or income tax returns and has paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Purchase Agreement or the Related Documents that would modify or interpret the terms of the Purchase Agreement or the Related Documents or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of California. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof, or as to compliance with any antitrust law. We note that the parties to the Purchase Agreement and certain of the Related Documents have designated the laws of the State of Delaware or the State of New York as the laws governing the Purchase Agreement and the Related Documents. Our opinion in paragraph 3 below as to the legality, validity, binding effect and enforceability of the Purchase Agreement and the Related Documents is premised upon the result that would obtain if a California court were to apply the internal laws of the State of California (notwithstanding the designation of the laws of the State of Delaware or the State of New York) to the interpretation and enforcement of the Purchase Agreement and the Related Documents. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. Further, we express no opinion with respect to the enforceability or validity of any noncompetition agreements or covenants entered into by the parties in connection with the Purchase Agreement or the transactions contemplated thereby.

With regard to our opinion in paragraph 4 below with respect to material breaches and defaults under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation known to us, we have relied solely upon (i) inquiries of officers of the Seller,
(ii) a list supplied to us by the Seller, a copy of which is attached as Exhibit A hereto, of any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Seller or any Subsidiary is a party or by which the Seller or any Subsidiary is bound (collectively, the "Material Agreements") and (iii) an examination of the items on the aforementioned list; we have made no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

     1. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Seller and each Subsidiary has all the requisite corporate power and authority necessary to own, lease and operate the Purchased Assets and to carry on its business as it is now being conducted. The Seller and each Subsidiary are duly qualified or licensed as a foreign corporation to do business, and is in good standing, in the respective jurisdictions listed on Exhibit B.

     2. The Seller has the corporate right, power and authority to enter into and to perform its obligations under the Purchase Agreement and each Related Document to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery by the Seller of the Purchase Agreement and each Related Document to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Seller, and no other corporate proceedings on the part of the Seller are necessary to authorize the Purchase Agreement and each Related Document to which it is a party or to consummate the transactions so contemplated thereby. Each Subsidiary has the corporate right, power and authority to enter into and perform its respective obligations under each Related Document to which it is respectively a party and to consummate the transactions contemplated thereby. The execution and delivery by each Subsidiary of the Related Documents to which it is respectively a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of each such Subsidiary, and no other corporate proceedings on the part of any such Subsidiary are necessary to authorize the Related Documents to which such Subsidiary is a party or to consummate the transactions so contemplated thereby.

     3. The Purchase Agreement and each Related Document to which the Seller is a party constitute the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, subject to (a) laws of general application relating to bankruptcy, insolvency, moratorium, arrangement, reorganization and other similar laws affecting creditors' rights,
(b) general principles of equity, and (c) limitations on the availability of equitable relief, including specific performance. Each Related Document to which each Subsidiary is a party constitutes the legal, valid and binding obligation of each of the respective Subsidiaries, enforceable against such Subsidiary in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency, moratorium, arrangement, reorganization and other similar laws affecting creditors' rights, (b) general principles of equity, and
(c) limitations on the availability of equitable relief, including specific performance.

     4. Except as set forth in Exhibit C, the execution and delivery of the Purchase Agreement and each Related Document to which it is a party by the Seller and each applicable Subsidiary does not, and the performance of the Purchase Agreement and each Related Document to which it is a party by the Seller and each applicable Subsidiary, and of the transactions contemplated thereby, will not: (i) conflict with or violate (with or without notice or lapse of time or both) the Certificate of Incorporation or By-Laws of the Seller or such Subsidiary, (ii) conflict with, violate or cause a default under (with or without notice or lapse of time or both) any federal laws of the United States of America or the General Corporation Law of the State of Delaware applicable to the Seller or any such Subsidiary or by which its or any of their respective properties are bound or affected, or (iii) result in any material violation or breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under or impair the Seller's or such Subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of property or assets of the Seller or any Subsidiary pursuant to, any Material Agreement known to us.

     5. The execution and delivery by the Seller of the Purchase Agreement and each Related Document to which it is a party does not, and the performance by the Seller of the Purchase Agreement and each Related Document to which it is a party will not, require any consent, approval, authorization or permit of, or filing with or notification to, any regulatory authority or governmental body in the United States, except for such consents, approvals, authorizations, permits, filings or notifications as have been made or obtained. The execution and delivery by each Subsidiary of each Related Document to which it is a party does not, and the performance by each Subsidiary of each Related Document to which it is a party will not, require any consent, approval, authorization or permit of, or filing with or notification to, any regulatory authority or governmental body in the United States, except for such consents, approvals, authorizations, permits, filings or notifications as have been made or obtained.

     6. To our knowledge, there are no actions, suits or proceedings ("proceedings") relating to the Business or the Purchased Assets pending or threatened in writing against the Seller or any Subsidiary, whether at law or in equity, whether civil or criminal in nature or before or by any regulatory authority or governmental body in the United States, nor to our knowledge has any order, judgment, writ, injunction or decree of a regulatory authority or governmental body in the United States relating to the Business or the Purchased Assets been entered against the Seller or any Subsidiary.

     7. The Bill of Sale and Assumption and Assignment Agreement are sufficient in form to transfer all right, title and interest held by the Seller and the Subsidiaries.

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other Person without our prior written consent.



Sincerely,

Cooley Godward LLP



Christopher A. Westover

                                                                    EXHIBIT E TO
                                                                  ASSET PURCHASE
                                                                       AGREEMENT
                                                                       ---------

                             TRANSITION AGREEMENT

     This Transition Agreement (the "Agreement") is entered into as of this ___ day of _________, 1999 by and among B Company, a Delaware corporation ("Seller") and C Company, a Delaware corporation ("Buyer").

                                   Recitals

     Whereas, Seller and Buyer have entered into an asset purchase agreement (the "Asset Purchase Agreement") dated September __, 1999 pursuant to which Seller will sell, and Buyer will purchase, substantially all of the assets and assume certain of the liabilities of Seller relating to the Business as defined in the Asset Purchase Agreement; and

     Whereas, in connection with Buyer's acquisition of the Business from Seller (the "Acquisition"), Seller and Buyer desire to provide for certain transition services, on an interim basis, as set forth herein.

     Now, Therefore, in consideration of the foregoing premises and the mutual covenants set forth below, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                   Agreement

1.   Transition Services.

     (a) During the term of this Agreement as set forth in Section 3 below (the "Transition Period"), Seller shall continue to provide on behalf of Buyer the products and services related to the Business in substantially the same manner as such services were heretofore provided by Seller on its own behalf in carrying on the Business, including the activity set forth on Annex A attached hereto.

     (b) Annex A constitutes part of this Agreement and may be amended from time to time with the written consent of Seller and Buyer.

     (c) Buyer shall pay the following amounts for the products and services provided by Seller under this Agreement: (i) the cost of materials purchased by Seller subsequent to the date of this Agreement to produce products pursuant to a production plan mutually agreed upon by Seller and Buyer, which plan shall in no event exceed Seller's manufacturing capacity as of the date of this Agreement (the "Mutual Production Plan"), (ii) for each employee not engaged in production or manufacturing and listed on Annex B, that percentage set forth on such annex opposite the name of such employee under the column headed "Support Base Business %" of the amount of weekly salary set forth on such annex opposite the name of such employee under the column headed "Weekly Salary" plus an amount equal to 28% of the result of the foregoing calculation, (iii) the amount of out-of-pocket expenditures for supplies and services provided for the benefit of Buyer under this Agreement that are approved by Buyer, which approval shall not be unreasonably withheld, (iv) the cost of moving expenses for, and repairs and installation of, equipment owned by Buyer, (v) as a labor component for each product delivered for Buyer hereunder, an amount equal to the number of direct labor hours multiplied by direct labor costs for each product as set forth on Schedule 1(c), which product is delivered by Seller to or at the direction of Buyer pursuant to the Mutual Production Plan, (vi) costs and expenses such as employment agency fees which are incurred as a direct result of Seller's efforts to replace on a temporary basis any employee performing transition services under this Agreement who voluntarily terminates employment with Seller during the Transition Period, (vii) all incremental costs approved by Buyer that are associated with customer solicitation activity including, but not limited to: sales commissions, postage, sales literature, freight, samples and other free goods, telephone and communications, computer and office supplies, maintenance and repairs, outside computer services and travel and entertainment expenses, (viii) all related pre-approved collection charges and (ix) the commissions provided for in Annex A. Seller shall send bills and/or invoices in connection with the foregoing items at the end of each one-week period of the Transition Period. Buyer shall within five days after receipt of such bills and/or invoices, pay to Seller the amounts specified in such bills and/or invoices in full. Notwithstanding the foregoing, although Seller shall bill all amounts to be paid pursuant to this subsection, Buyer shall have no obligation to pay to Seller the first $245,000 for products and services due under this Agreement and such amount will not be considered due to Seller under this Agreement as Seller has agreed to provide the first $245,000 of products and services delivered hereunder without cost to Buyer.

2. General Intent. Seller shall use its commercially reasonable best efforts to provide all transition assistance which the Buyer may reasonably request during the Transition Period. Seller shall use its commercially reasonable best efforts to retain the employees required to produce the services set forth in Annex A. Seller is not obligated to hire any new employees to replace those employees who may leave the employment of the Seller during the Transition Period; provided, however, that Seller shall use commercially reasonable efforts to replace such employees with temporary personnel to the extent required for Seller to perform its obligations under this Agreement. Because Seller is performing the transition services for the benefit of Buyer, Seller shall perform such services under the direction and control of Buyer, provided that Buyer shall provide such direction and control through Seller's existing management and supervisory channels. Buyer's personnel may be present on the premises of Seller on which transition services are being performed to monitor and control such services. Each party shall execute such further documents and take such further actions as may be necessary to carry out the purposes of this Agreement.

3.  Term.

    (a) Except as provided in Section 3(b), 3(c), and 3(d) below, the term of this Agreement shall commence on the date of the closing of the Acquisition (the "Closing Date") and shall continue for ninety (90) days; provided, however, that either party may terminate this Agreement in the event of a material default by the other party hereunder that is not cured within five (5) business days following written notice of default by the non-defaulting party.

     (b) Notwithstanding Section 3(a), Buyer may elect to extend the term of this Agreement on a month-to-month basis for up to three (3) months by providing written notice at least thirty (30) days prior to the expiration of the then applicable Transition Period of this Agreement specifying the products and services attached hereto that Buyer requires that Seller continue to provide and the duration for which such products and services shall be provided. During the period of any such extension (i) products shall be provided at the costs mutually agreed to pursuant to this Agreement, and (ii) services shall be provided pursuant to the terms of this Agreement at the rate of one hundred dollars ($100) per hour of Seller employee time and incidental costs incurred for such services that are pre-approved by Buyer. If the mutually agreed upon production schedule for a certain product has not been met by Seller during the initial ninety (90) days of the Transition Period and such production schedule contemplated that the products would be completed within such ninety (90) day period, then the costs for completing such products shall be pursuant to the costs applicable during such ninety (90) day period, as specified on Schedule 1(c), rather than pursuant to this Section 3(b).

     (c) Notwithstanding Section 3(a), Seller, at the request of Buyer, from time to time during and for up to fifteen (15) months following the date of this Agreement will provide on reasonable notice reasonable consulting services with respect to issues such as regulatory affairs, product details, engineering and sales and marketing. Such services shall be provided during the term of Transition Period for payment provided for in this Agreement and after the Transition Period at the rate of one hundred twenty dollars ($120) per hour of Seller employee time and incidental costs incurred for such services that are pre-approved by Buyer.

     (d) Buyer may, at any time and from time to time, terminate any product or service to be provided by Seller under this Agreement by delivering to Seller a "Buyer Termination Notice". Each Buyer Termination Notice shall specify the product or service to be terminated and the date on which termination shall occur (which shall be not less than fourteen (14) days from the delivery to Seller of such notice). From and after each such date of termination, Buyer shall have no further obligation under this Agreement to pay Seller the charges specified in this Agreement for each such terminated service or product, except for any product for which an order has already been placed by Buyer and for any service or product provided prior to such date of termination.

4.   Insurance.

     (a) Buyer possesses those insurance policies, including product liability insurance, which are necessary to fully insure the services to be conducted by Seller against all risks normally insured against by a person or entity conducting the same business as Buyer and the business to be conducted by Seller pursuant to this Agreement, and such policies name Buyer as the insured. Such insurance policies comply with any federal, state, local or foreign laws and regulations applicable to the business and operations conducted by Buyer, including the transactions contemplated by this Agreement.

     (b) Buyer will continue to carry its existing insurance or reasonably comparable coverage throughout the term of this Agreement. Upon the written request of Seller, Buyer will provide copies of certificates of insurance as evidence thereof.

     (c)  Seller will continue to carry its existing insurance as disclosed in
Schedule 2.20 to, or as may be otherwise required by the Asset Purchase Agreement, or reasonably comparable coverage throughout the term of this Agreement.

     (d) Seller's insurance shall cover loss or damage to property of Seller located on Seller's facilities used to provide transition services and on such facilities to the extent required by any lease therefor. Buyer's insurance shall cover loss or damage to Buyer's property located on such facilities. Each party shall request its insurers to waive subrogation against the other party for Losses to property covered by such party's insurance as described in this subsection 4(d).

5. Certain Seller Payments. Seller represents to Buyer that to induce each employee of Seller listed on the Personnel Consolidation Plan attached hereto as Annex B (the "Retained Employee") to remain as an employee of Seller during the Transition Period, Seller has offered each such employee the stay bonus and severance payment set forth opposite the name of such employee on such Plan. Seller shall make the payments required to be made by it to each such employee pursuant to such offer. Other than as set forth on Annex B, Seller shall have no further obligation to provide any stay bonus, severance payment or other compensation to the Retained Employees. If Buyer instructs Seller to attempt to retain a specific Retained Employee beyond the Transition Period, Buyer shall be solely responsible for any stay bonus, severance payment or other compensation to be provided at the instruction of Buyer to any such Retained Employee in order to retain such Retained Employee beyond the Transition Period, and Seller shall not be obligated hereunder to provide any compensation to any such Retained Employee beyond the Transition Period (including any extensions of such Transition Period made pursuant to this Agreement) unless instructed to do so by Buyer.

6.   Indemnification.

     (a) Indemnification by Buyer. As of the date of this Agreement and subject to the other provisions of this Section 6, Buyer shall indemnify, defend (with counsel reasonably acceptable to Seller), and hold Seller, and its respective directors, officers, agents and employees (collectively, the "Seller Indemnified Parties") harmless from and against, and will pay to the Seller Indemnified Parties the amount of any and all losses, damages, liabilities, costs and expenses, direct and indirect (including reasonable attorneys' and consultants' fees) (collectively, the "Losses"), arising, directly or indirectly, from or in connection with:

          (i) any breach of any representation or warranty made by Buyer in this Agreement;

          (ii) any breach by Buyer of any covenant or obligation of Buyer in this Agreement;

          (iii) any suit or proceeding brought against any Seller Indemnified Party arising out of Seller's performance or non-performance contemplated by this Agreement except to the extent caused by the gross negligence or willful misconduct of a Seller Indemnified Party or Seller's wrongful failure to render the services or produce the products contemplated by this Agreement; or

          (iv)  gross negligence or willful misconduct of Buyer.

     (b) Indemnification by Seller. As of the Effective Date and subject to the other provisions of this Section 6, Seller shall indemnify, defend and hold Buyer, its shareholders, directors, officers, agents and employees (collectively, the "Buyer Indemnified Parties") harmless from and against and will pay to the Buyer Indemnified Parties the amount of any Losses, arising directly or indirectly, from or in connection with:

          (i) any breach of any representation or warranty made by Seller in this Agreement;

          (ii) any breach by Seller of any covenant or obligation of Seller in this Agreement; or

          (iii) gross negligence or willful misconduct of Seller or Seller's wrongful failure to render the services or produce the products contemplated by this Agreement.

     Notwithstanding the above, Seller shall have no liability and shall not indemnify Buyer for any Losses to the extent based on (A) the gross negligence or willful misconduct of a Buyer Indemnified Party or (B) any delay or refusal on the part of Buyer in providing any necessary pre-approvals or approvals under this Agreement on a timely basis. In each instance where pre-approval or approval is required under this Agreement, Seller shall request for pre-approval or approval in advance of the time when Losses would be incurred if pre-approval or approval were not obtained. Seller shall not be obligated to take any action or pay any expense with respect to a matter requiring pre-approval or approval until such pre-approval or approval has been provided by Buyer.

     (c) Limitations on Indemnification by Seller. No Seller Indemnified Party shall be liable, responsible or in anyway accountable to Buyer for, and Buyer waives and releases any claims (including any claim by way of subrogation, contractual or implied indemnity or otherwise) against, such Seller Indemnified Party for Losses which at any time after the date hereof may be suffered or sustained by any individual, including any individual employed by Buyer, who, after the date of this Agreement, and with the permission of Seller, has entered Seller's facilities used to provide transition services, or may at any time be using or occupying or visiting such facilities or be in, on or about the same, or in or about the common areas of such facilities or the sidewalks adjacent thereto, except to the extent caused by the gross negligence or willful misconduct of such Seller Indemnified Party.

     (d) Indemnification Claims. If either party hereto (the "Claimant") wishes to assert an indemnification claim against the other party hereto, the Claimant shall deliver to the other party a written notice (a "Claim Notice") setting forth:

          (i) a detailed description of the facts and circumstances giving rise to the claim; and

          (ii)  a reasonable estimate of the total amount of Losses incurred.

     (e)  Defense of Third Party Actions.

          (i) If either party hereto (the "Indemnitee") receives notice or otherwise obtains knowledge of any action, hearing, arbitration, litigation, suit or claim ("Proceeding") or any threatened Proceeding that may give rise to an indemnification claim against the other party hereto (the "Indemnifying Party"), then the Indemnitee shall promptly deliver to the Indemnifying Party a written notice describing such Proceeding in reasonable detail. The failure to give such written notice shall not relieve the Indemnifying Party of any liability under this Section 6 with respect to such matter except to the extent the Indemnifying Party shall have been materially prejudiced by such failure.

          (ii) If any Proceeding referred to in Section 6(e)(i) is brought against an Indemnitee and it gives notice to the Indemnifying Party of the commencement of such Proceeding, the Indemnifying Party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless the Indemnifying Party is also a party to such Proceeding and the Indemnitee reasonably determines in good faith that joint representation would be inappropriate), to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee and, after notice from the Indemnifying Party to the Indemnitee of its election to assume the defense of such Proceeding, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnitee under this Section 6(e) for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnitee in connection with the defense of such Proceeding. If the Indemnifying Party assumes the defense of a Proceeding,
(i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnitee's consent and the Indemnitee will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnifying Party of the commencement of any Proceeding and the Indemnifying Party does not, within ten (10) days after the Indemnitee's notice is given, give notice to the Indemnitee of its election to assume the defense of such proceeding, the Indemnitee shall have the right to control the defense of, and to compromise or settle such Proceeding.

     (f) Survival. All representations and warranties in this Agreement will survive for a period of one year after termination of this Agreement. The right to indemnification, payment of damages or other remedy based on the provisions of this Section 6 shall survive the time at which it would otherwise terminate pursuant to Section 3, if prior to such termination, the party seeking indemnification shall have duly delivered a Claim Notice to the party against whom such indemnity may be sought in conformity with all of the applicable procedures set forth in this Section 6.

     (g) If the Indemnifying Party exercises its right to assume the defense of a Proceeding pursuant to Section 6(e), (i) the Indemnitee shall be entitled to participate in such defense with its own counsel at its own expense and (ii) the Indemnifying Party shall not make any settlement of any claims without the written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed, unless the terms of such settlement requires no more than the payment of money and the Indemnifying Party pays such amount.

     (h) If the Indemnifying Party assumes the defense of a Proceeding, the Indemnitee shall cooperate fully as reasonably requested by the Indemnifying Party in the defense of such Proceeding, and shall make available to the Indemnifying Party all books, records and other materials that are under the direct or indirect control of the Indemnitee and that the Indemnifying Party reasonably considers necessary or desirable for the defense of such Proceeding.

     (i) Absent fraud or willful misconduct, no party hereto shall be entitled to recover special or punitive damages with respect to any breach of any representation or warranty or nonperformance of any obligation under this Agreement.

     (j)  Notwithstanding anything to the contrary contained in this Agreement
(i) to the extent Losses hereunder also constitute Losses under the Asset Purchase Agreement, then those provisions of the Asset Purchase Agreement applicable to such Losses shall determine the rights and obligations of the parties with respect thereto and the provisions of this Agreement shall not apply, (ii) except as provided in the previous clause (i) of this subsection 6(j), Buyer's product liability insurance shall be applicable to sales of products by Buyer which occur subsequent to the date of this Agreement and Seller's product liability insurance shall not be applicable to such sales,
(iii) the Indemnitee shall use commercially reasonable efforts to seek recovery from its insurance providers with respect to any Losses for which indemnity (other than indemnity for product liability) may be sought against the Indemnifying Party under this Section 6 and for which the Indemnitee's insurance may be available and such Losses shall be net of any insurance proceeds or other amounts actually recovered by or on behalf of Indemnitee.

     (k) To the extent that any Indemnifying Party makes any indemnification payment to any Indemnitee, the Indemnifying Party shall be entitled to exercise, and shall be subrogated to, any rights and remedies (including rights of indemnity, rights of contribution and other rights of recovery) that the Indemnitee may have against any other Person with respect to any Losses to which such indemnification payment is related. The Indemnitee shall take such actions as the Indemnifying Party may reasonably request for the purpose of enabling the Indemnifying Party to perfect or exercise its right of subrogation hereunder.

     (l) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought by an Indemnitee against an Indemnifying Person, and may be contested by such Indemnifying Person. In that event, if the court or arbitrator in such proceeding determines that the Indemnifying Person is not obligated under this Agreement to indemnify the Indemnitee for all or any part of the amount claimed by the Indemnitee in such proceeding, then the Indemnifying Person shall be entitled to recover a portion of the reasonable attorneys' fees, costs and disbursements incurred by the Indemnifying Person contesting the claim of the Indemnitee against the Indemnifying Person in such proceeding (in addition to any other relief to which it may be entitled) based upon the extent to which the Indemnitee was successful in contesting the amount claimed by the Indemnifying Person. This provision shall not limit in any way Losses to which an Indemnitee is entitled under the provisions of this Agreement.

7.   General.

     (a) This Agreement is made in accordance with and will be governed and construed under the laws of the State of New York, excluding conflict of law principles that would cause the law of another jurisdiction to apply.

     (b) This Agreement is not assignable or transferable by either party in whole or in part except with the written consent of Buyer, which consent shall not be unreasonably withheld, provided, however, this Agreement may be assigned by Buyer to an Affiliate of Buyer to which Buyer assigns its rights and duties under the Asset Purchase Agreement. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement or the relevant provisions thereof will be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

     (c) All notices and other communications required or permitted to be given under this Agreement will be in writing and will be effective if delivered during business hours on a business day when delivered personally by facsimile or sent by a nationally recognized commercial overnight carrier, or by registered or certified mail, postage prepaid, and addressed to the party at its address set forth on the signature page hereof, unless by such notice a different person, address or number has been designated for giving notice hereunder or, if not delivered during business hours on a business day, the next succeeding business day.

     (d) The parties hereto agree that under this Agreement, each party is an independent contractor and not an agent or employee of the other party. In no way will any party be liable to the other party, its employees or agents for any losses, injury, damages or the like occasioned by such party's activities in connection with this Agreement, except as expressly provided herein.

     (e) This Agreement may be amended only with the written approval of each party hereto. Any of the provisions of this Agreement may be waived, generally or in a specific instance, with the written approval of the party giving such waiver. The failure of either party to enforce any provision of this Agreement will not be deemed a waiver of such provision or of the right of such party thereafter to enforce such provision or any other provision.

     (f) In the event that any provision of this Agreement will be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole and, in such event, such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decision.

     (g) Except as expressly provided in this Agreement, the rights and remedies provided in this Agreement will be cumulative and not exclusive of any other rights and remedies provided by law or otherwise.

     (h) No liability shall result from delay in performance or non-performance caused by circumstances beyond the reasonable control of the party affected, including, without limitation, the voluntary termination of employment with Seller by any of Seller's employees, reassignment or termination of any employees of Seller at the direction of Buyer, acts of God, acts of a public enemy, acts of the governments of any state or political subdivision or any department or regulatory agency thereof or entity created thereby, quotas, embargoes, acts of any person engaged in subversive activity or sabotage, fires, floods, explosions, or other catastrophes, epidemics, or quarantine restrictions, strikes or other labor stoppages, slowdowns or disputes, voluntary or involuntary compliance with any law, or regulation of any governmental agency or authority, lack of transportation facilities, or any other cause beyond the control of the affected party, for that period commencing at the time notice of such circumstances is given by the affected party and terminating at such time as the impairment caused by such circumstances ends or would have ended had the affected party taken reasonable steps to remedy such circumstances.

     (i) Seller's total liability with respect to services provided under this Agreement will under no circumstances exceed the total of all service fees actually paid or due to Seller or credited to Buyer under this Agreement, including up to $245,000 billed but not paid by Buyer pursuant to Section 1(c) of this Agreement. Furthermore, and subject to the limitations set forth in this Agreement, if Seller fails to deliver a product in accordance with the Mutual Production Plan (other than as a result of or failure to act on the part of Buyer) and is unable to adequately cure such failure to deliver, the maximum liability of Seller to Buyer with respect thereto shall be an amount equal to the difference between the average sales price for such product and the cost to Buyer hereunder relating to producing such product; in no event, however, shall Seller be liable to Buyer for loss of customers in connection with the failure to deliver a product in accordance with the Mutual Production Plan.

     (j) The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such paragraph or in any way affect such paragraph.

     (k) This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

8.   Construction.

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (b) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     In Witness Whereof, the parties hereto have executed this Agreement as of the date first above set forth.

B Corporation                         C Corporation

By:__________________________         By:______________________

Name:________________________         Name:____________________

Title:_______________________         Title:___________________


Address:                              Address:

B Corporation                         Corporation

_____________________________         _________________________
_____________________________         _________________________
Attn:________________________         Attn:____________________
Facsimile Number:                     Facsimile Number:

with a copy to:                       with a copy to:

Cooley Godward llp                    O'Sullivan Graev & Karabell, LLP
One Maritime Plaza, 20th Floor        30 Rockefeller Plaza
San Francisco, CA 94111               New York, NY  10112
Attn:  Christopher A. Westover, Esq.  Attn:  David I. Karabell, Esq.
Facsimile Number: (415) 951-3699      Facsimile Number: (212) 728-5950

                                                                    EXHIBIT F TO
                                                                  ASSET PURCHASE
                                                                       AGREEMENT
                                                                       ---------

                                      NONCOMPETITION AGREEMENT dated __________
                              __, 1999, between COOPERSURGICAL ACQUISITION
                              CORP., a Delaware corporation (the "Company"), and BEI MEDICAL SYSTEMS COMPANY, INC., a Delaware corporation (the "Covenantor").

          Reference is made to the Asset Purchase Agreement dated as of September __, 1999, between the Company and the Covenantor (the "Asset Purchase
                                                                 --------------
Agreement").  Pursuant to the Asset Purchase Agreement, the Company is acquiring
---------
substantially all of the assets, including the Products, of the Covenantor which comprise the Business. This Agreement is being entered into pursuant to the Asset Purchase Agreement.

          In consideration of the Company purchasing the Purchased Assets under the Asset Purchase Agreement and in order to prevent the Company from being economically harmed by a loss of the goodwill associated with the Business, the Covenantor has agreed not to compete with the Company under the conditions set forth in this Agreement.

          ACCORDINGLY, in consideration of the good and valuable consideration which the parties hereto acknowledge, the parties hereto hereby agree as follows:

     Section 1. Certain Defined Terms.
                ---------------------

          Capitalized terms used but not otherwise defined herein have the meanings set forth in the Asset Purchase Agreement.

     Section 2. Non-competition and Non-solicitation.
                ------------------------------------

          (a) Subject to the second paragraph of Section 2(a), the Covenantor agrees that, during the Non-Compete Period (as defined below), the Covenantor shall not, directly or indirectly, own, manage, control, participate in, consult with, render services for, whether as an agent, employee, consultant, advisor, representative, stockholder, partner or joint venturer, or in any manner engage in any business within any Restricted Territory (as defined below) competing with the Products, including any improvements and replacements for the Products, or competing with any other products or procedures which are used to perform the same function as, or the same treatments and procedures performed by, the Products or a business developing any product which is used to perform the same function as, or the same treatments and procedures performed by, the Products. As used in this Agreement, the term "Restricted Territory" means any of the
                                     --------------------
following geographic areas (whether domestic or foreign) in which any Product, process, good or service has been manufactured, provided, sold or offered or promoted for sale by the Company or its Business Group or with respect to which the Company or its Business Group have devoted substantial expense in anticipation of launching into such geographic area a portion of the Business:
(i) any state in the continental United States; (ii) Alaska and Hawaii;

(iii) any other territory or possession of the United States; (iv) each country in the European Union("EU"); and (v) any country other than (x) the United States or any state, territory, possession or political subdivision thereof and
(y) a country in the EU. As used in this Agreement, the term "Non-Compete
                                                              -----------
Period" means the period beginning on the date of this Agreement and ending on
------
the fifth anniversary of the date of this Agreement. As used in this Agreement, the term "control" means the possession, directly or indirectly, of the power to
          -------
direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          Nothing in this Section 2 shall prohibit the Covenantor from (i) engaging, directly or indirectly, as a partner, joint venturer or otherwise in the development, manufacture, sales, marketing or service of the product known as Hydro ThermAblator or HTA, or any improvement to such product (collectively, "HTA") and, subject to the last two sentences of this paragraph, the development, manufacture, marketing, sale or service of the products listed on Exhibit A, or any improvement to or replacement for such products listed on
----------
Exhibit A (the "HTA Related Products") or (ii) being a passive owner of not more
---------
than (A) 4% of the outstanding capital stock of any class of a corporation (or 4% of the equity interest in any other Person), the securities of which are publicly traded or (B) 1% of the outstanding capital stock of any class of a corporation (or 1% of the equity interest in any other Person), the securities of which are privately held, so long as the Covenantor has no active participation in the business of such Person. The HTA Related Products may only be marketed, sold or serviced, directly or through distribution channels,
(A) solely in connection with the sale or use of  HTA by medical professionals,
(B) in a number reasonably necessary to facilitate the use by such medical professionals of HTA and (C) to the medical professionals purchasing or using HTA. Any marketing, sale or service of an HTA Related Product which does not strictly comply with the immediately preceding sentence is a violation of the Covenantor's obligations under this Agreement.

          (b) During the Non-Compete Period, the Covenantor agrees that the Covenantor shall not, directly or indirectly through another Person (i) solicit any employee of the Company or its Business Group to leave the employ of the Company or any of its Business Group, or in any way interfere with the relationship between the Company or any of its Business Group, on the one hand, and any employee thereof, on the other hand; provided, however, that the general solicitation of third parties through the use of means generally available to the public, including the placement of advertisements in the newspaper, shall not be deemed to violate this clause (i), (ii) hire any individual who was an employee of the Company or its Business Group until six months after such individual's employment relationship with the Company or any of its Business Group has been terminated or (iii) induce or attempt to induce any customer, supplier, consultant, licensee or other business relation of the Company or any of its Business Group to cease doing business with the Company or any of its Business Group, or in any way interfere with the relationship between any such customer, supplier, consultant, licensee or business relation, on the one hand, and the Company or any of its Business Group, on the other hand; provided, however, that the Covenantor shall not be deemed to interfere with the relationships of the Company or its Business Group with a customer, supplier, consultant, licensee or other business relation solely because, in compliance with this Agreement, the Covenantor does business on a non-exclusive basis with such a Person.

     Section 3.  Option To Modify Non-Competition Covenant in Section 2 (a).
                 ----------------------------------------------------------

            (a) The Company hereby grants to the Covenantor the right and option (the "Option"), exercisable by the Covenantor under the terms specified in this
Section 3, to modify the non-competition covenant in Section 2 (a) of this Agreement. The Option may be exercised by the Covenantor strictly in the manner provided in this Section 3 solely on the occurrence of the first Change of Control or Joint Venture Arrangement which is consummated after the date of this Agreement.

            (b) The Covenantor may exercise the Option by delivering an election notice (the "Election Notice") to the Company concurrently with paying to the Company the sum of $250,000 by wire transfer of immediately available funds. The Election Notice shall certify to the Company that there has occurred the first Change of Control or Joint Venture Arrangement which has been consummated after the date of this Agreement, shall specify that the Covenantor is exercising the Option upon consummation of such Change of Control or Joint Venture Arrangement and shall be accompanied by confirmation that there has been paid to the Company by wire transfer of immediately available funds the sum of $250,000.

            (c) Upon exercise by the Covenantor of the Option in the manner provided in this Section 3, then, notwithstanding the provisions of Section 2
(a), from and after such Change of Control or Joint Venture Arrangement is consummated, only the following activities by the Person that acquires control of the Covenantor as a result of such Change of Control or engages with the Covenantor in such Joint Venture Arrangement shall be deemed to violate the provisions of Section 2 (a) of this Agreement: developing, manufacturing, selling, marketing or servicing products which both Mimic and compete with the Principal Products

            (d) "Change of Control" means either (x) the sale of substantially all of the Covenantor's assets to an unaffiliated third Person (other than sale of such assets to the Company) or (y) a merger or consolidation or sale of capital stock of the Covenantor (each, a "Transaction"), under circumstances in which the holders of a majority of the voting power of the outstanding capital stock of the Covenantor, immediately prior to the Transaction, own less than a majority of the voting power of the outstanding capital stock of the Covenantor or the surviving corporation or resulting corporation, as the case may be (the "Surviving Person"), immediately following such Transaction. A Person is deemed to have acquired control of the Covenantor as a result of the Change of Control
(x) if such Person owns, directly or indirectly, substantially all of such assets sold by the Covenantor or (y) if such Person controls, directly or indirectly, a majority of the voting power of the outstanding capital stock of the Surviving Person or (z) if such Person is the Surviving Person. "Joint Venture Arrangement" means an agreement between the Covenantor and a third Person to carry on a joint business activity in the form of a joint venture, partnership or other contractual arrangement, including without limitation any license, supply or distribution arrangement.

            "Principal Products" means the Products known as "Zumi", "Zui", "Z-Clamp", "Nichols Pelvic Set" and "Miya Hook", and all variations of such Products. A product is deemed to "Mimic" a Principal Product if a bona fide credible argument can be made that such product infringes a patent or patents which may at any time have been issued for such Principal Product, even if such Principal Product is not at the time protected by a patent.

     Section 4.  Confidentiality.
                 ---------------

            (a) The Covenantor will not disclose or use at any time, during the Non-Compete Period, any Confidential Information of which the Covenantor is or becomes aware, whether or not such information was developed by the Covenantor.

            (b) As used in this Agreement, the term "Confidential Information"
                                                     ------------------------
means information that is not in the public domain and that was used, developed or obtained by the Covenantor in connection with the Business, including but not limited (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) analyses, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists, (xii) other copyrightable works, (xiii) all production methods, processes, technology and trade secrets, and (xiv) all similar and related information in whatever form.

            (c) Notwithstanding the provisions of this Agreement to the contrary, the Covenantor shall have no liability to the Company for disclosure or use of Confidential Information if the Confidential Information:

                    (i) is known to the receiving party at the time of disclosure by the Covenantor to the receiving party of such Confidential Information other than as the result of a breach of this Section 4 by the Covenantor;

                    (ii) becomes publicly known or is disclosed by the Company other than as the result of a breach of this Section 4 by the Covenantor;

                    (iii) is received by the Covenantor after the date of this Agreement from a third party that is not under an obligation of confidentiality to the Company;

                    (iv) is required to be disclosed by law, court order, or similar compulsion or in connection with any legal proceeding, provided that such disclosure shall be limited to the extent so required and, except to the extent prohibited by law, the Covenantor shall give the Company notice of its intent to so disclose such Confidential Information and shall reasonably cooperate with the Company in seeking suitable confidentiality protections; or

                    (v)   relates to HTA.

     Section 5.  Representations and Warranties.
                 ------------------------------

          (a) The Covenantor hereby represents and warrants to the Company that
(i) the execution, delivery and performance of this Agreement by the Covenantor does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Covenantor is a party or any judgment, order or decree to which the Covenantor is subject, (ii) the Covenantor is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other Person that is inconsistent with the provisions of this Agreement and (iii) upon the execution and delivery of this Agreement by the Company and the Covenantor, this Agreement will be a valid and binding obligation of the Covenantor.

          (b) The Company hereby represents and warrants to the Covenantor that
(i) this Agreement has been duly authorized by all necessary corporate action on the part of the Company, (ii) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject, and
(iii) upon the execution and delivery of this Agreement by the Company and the Covenantor, this Agreement will be a valid and binding obligation of the Company.

     Section 6.  Enforcement.
                 -----------

          (a) Because the relationship between the Company and the Covenantor is unique and because the Covenantor has had access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach by the Covenantor of this Agreement, the Company may apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security) in addition to other rights and remedies existing in its favor, including requiring the Covenantor to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived or received as a direct result of any transactions constituting a breach of the covenants contained therein.

          (b) The prevailing party in any legal action arising out of or relating to this Agreement shall be entitled to its reasonable attorneys' fees and court costs.

     Section 7.   General Provisions.
                  ------------------

          (a)  Severability. It is the desire and intent of the parties hereto
               ------------
that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          (b)  Complete Agreement. This Agreement and the Asset Purchase
               ------------------
Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

          (c)  Successors and Assigns. This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the Covenantor and the Company and their respective successors, permitted assigns, personal representatives, heirs and estates, as the case may be.

          (d)  Governing Law. This Agreement will be governed by and construed
               -------------
in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York or any other jurisdiction), that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          (e)  Jurisdiction and Venue.
               ----------------------

                 (i) THE COMPANY AND THE COVENANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR THEMSELVES AND THEIR PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK COUNTY, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE COMPANY AND THE COVENANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR SUCH FEDERAL COURT, PROVIDED THAT, IN THE EVENT THAT ANY SUCH FEDERAL COURT HAS JURISDICTION, THE PARTIES SHALL INSTITUTE ANY SUCH ACTION OR PROCEEDING IN SUCH FEDERAL COURT AND NOT IN SUCH STATE COURT. THE COMPANY AND THE COVENANTOR AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                 (ii) THE COMPANY AND THE COVENANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT THEY MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY. THE COMPANY AND THE COVENANTOR IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

          (f)  Waiver of Jury Trial.
               --------------------

          THIS IS A COMPLEX BUSINESS TRANSACTION. THE PARTIES BELIEVE THAT IT WOULD BE BETTER TO HAVE ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT RESOLVED BY A JUDGE WITHOUT A JURY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          (g)  Amendment and Waiver. The provisions of this Agreement may be
               --------------------
amended and waived only with the prior written consent of the Company and the Covenantor, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

          (h)  Headings. The section headings contained in this Agreement are
               --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (i)  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          (j)  Business Group. For purposes of this Agreement, the term
               --------------
"Business Group" means, with respect to the Company, the Company's current and
 --------------
future Affiliates including those Affiliates listed on Exhibit B, and, with
                                                       ---------
respect to the Covenantor, the Covenantor's current and future Affiliates; provided, however, that a future Affiliate of the Company shall not be considered part of its "Business Group" unless and until the Company provides notice to the Convenantor in writing that such Person is an Affiliate of the Company.

          (k)  Business Days. If any time period for giving notice or taking
               -------------
action hereunder expires on a day which is a Saturday, Sunday or holiday in the State of New York, the time period for taking action shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

          (l)  Survival of Representations and Warranties. All representations
               ------------------------------------------
and warranties contained herein shall survive the consummation of the transactions contemplated hereby and by the Asset Purchase Agreement.

          (m)  Construction.
               ------------

                 (i) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                 (ii) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                 (iii) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (n) Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received, if delivered during business hours on a business day, when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto) or, if not delivered during business hours on a business day, on the next succeeding business day:

                              (A)  if to the Company, to:

                              CooperSurgical Acquisition Corp.
                              c/o CooperSurgical, Inc.
                              15 Forest Parkway
                              Shelton, Connecticut 06484
                              Attention: Nicholas J. Pichotta, President
                              Telecopier: (203) 925-135

                              with a copy to:

                              The Cooper Companies, Inc.
                              6140 Stoneridge Mall Road
                              Suite 590
                              Pleasanton, CA 94588
                              Attention:  Carol R. Kaufman, V.P., Legal Affairs
                              Telecopier: (510) 460-3660

                              O'Sullivan Graev & Karabell, LLP
                              30 Rockefeller Plaza
                              New York, New York 10112
                              Attention: David I. Karabell, Esq.
                              Telecopier: (212) 408-2400; and

                              (B)  if to the Covenantor, to:

                              BEI Medical Systems Company, Inc.
                              100 Hollister Drive
                              Teterboro, NJ 07608
                              Attention: Richard W. Turner, President & CEO
                              Telecopier: (201) 727-4998

                              with a copy to:

                              Cooley Godward LLP
                              One Maritime Plaza
                              20th Floor
                              San Francisco, CA 94111-3580
                              Attention:  Christopher A. Westover, Esq.
                              Telecopier: (415) 951-3699


                              *     *     *     *

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Noncompetition Agreement as of the date first written above.

                              COOPERSURGICAL ACQUISITION CORP.



                              By:  ________________________________
                                  Name:
                                  Title:


                              BEI MEDICAL SYSTEMS COMPANY, INC.



                              By:  ________________________________
                                  Name:
                                  Title:

                                   EXHIBIT A
                                   ---------

                             HTA Related Products
                             --------------------

     1.   Endoscopic Light Source (any method).

     2.   Hysteroscopic Video Camera System.

     3.   Flexible Hysteroscope System.

     4.   Rigid Hysteroscope System.

     5.   Cervical Sealing Tenaculum.

     6.   Disposable Cervical Dilator.

     7.   Those Products which are identified by asterisk on Annex A to Schedule
          1.1 of the Asset Purchase Agreement as components and/or finished goods required in the support of HTA.

                                   EXHIBIT B
                                   ---------

                            The Company Affiliates
                            ----------------------

                                                                 JURISDICTION OF
NAME                                                             INCORPORATION
--------------------------------------------------------------------------------------
1.   The Cooper Companies, Inc.                                  Delaware
2.   The Cooper Healthcare Group, Inc.                           Delaware
     a.   Unimar, Inc.                                           California
3.   CVP, Inc.                                                   Delaware
4.   The Cooper Real Estate Group, Inc.                          Delaware
5.   CooperVision, Inc.                                          New York
     a.   CooperVision Inc.                                      Canada
6.   Marlow Surgical Acquisition (dormant)                       Delaware
     a.   CooperVision GB Finance, Inc. (dormant)                Delaware
     b.   CooperVision GB Services, Inc. (dormant)               Delaware
7.   Hospital Group of America, Inc.                             Delaware
     a.   HGA Management Services, Inc.                          Delaware
     b.   Hospital Group of Delaware, Inc.                       Delaware
     c.   Hospital Group of Illinois, Inc.                       Illinois
     d.   Hospital Group of Louisiana, Inc.                      Louisiana
     e.   Residential Centers of Indiana, Inc.                   Delaware
     f.   Hospital Group of New Jersey, Inc.                     New Jersey
     g.   Hampton Learning Center, Inc.                          New Jersey
     h.   HGNJ, Inc.                                             New Jersey
8.   Arlington Center for Recovery, L.L.C.                       Illinois
9.   MeadowWood Health Services, L.L.C.                          Delaware
10.  CooperSurgical, Inc.                                        Delaware
     a.   CooperSurgical, Inc.                                   Canada
     b.   HBH Medizintechnik GmbH                                Germany
11.  Aspect Vision Holdings, Limited                             England-Wales
     a.   Aspect Vision Care Limited                             England-Wales
     b.   Contact Lens Technologies Limited                      England-Wales
     c.   Aspect Specialty Limited                               England-Wales
     d.   New Focus HealthCare Limited                           England-Wales
     e.   Aspect Vision Italia s.r.l.                            Italy
     f.   Focus Solutions Limited                                England-Wales
     g.   Averlan Company Limited                                England-Wales
     h.   Aspect Contact Lenses Limited                          England-Wales
12.  CooperVision Limited                                        England-Wales

NOTE: Except for CooperSurgical and its 52% owned subsidiary, HBH Medizintechnik GmbH, each subsidiary is wholly-owned either by The Cooper Companies, Inc. or by the wholly-owned subsidiary under which it is indented in the list above. In the case of CooperSurgical, Inc., 99.8% of the company is owned by The Cooper Companies, Inc. and the remaining .2% is owned by members of CooperSurgical's Medical Advisory Board.

                                                                    EXHIBIT G TO
                                                                  ASSET PURCHASE
                                                                       AGREEMENT
                                                                       ---------

                                      NONCOMPETITION AGREEMENT dated as of
                              ______ __, 1999, among COOPERSURGICAL ACQUISITION CORP., a Delaware corporation (the "Company"), and
                                                                  -------
                              RICHARD W. TURNER, an individual ("Turner" or the
                                                                 ------
                              "Covenantor").
                               ----------

          Reference is made to the Asset Purchase Agreement (the "Asset Purchase
                                                                  --------------
Agreement") dated as of October __, 1999, and the Non-Competition Agreement (the
---------
" B Non-Competition Agreement") dated as of the date hereof, each between the
  - -------------------------
Company and B Company, a Delaware corporation ("B").  Pursuant to the Asset
                                                -
Purchase Agreement, the Company is acquiring substantially all of the assets, including the products listed on Exhibit A hereto (the "Turner Products"), of B
                                 ---------              ---------------
which comprise the Business. This Agreement is being entered into pursuant to the Asset Purchase Agreement.

          Turner has been an executive active in the business and affairs of B and has personally developed numerous relationships and successful practices and procedures which constitute the goodwill of the Business. In consideration of the Company purchasing the Purchased Assets under the Asset Purchase Agreement and in order to prevent the Company from being economically harmed by a loss of the goodwill associated with the Business, Turner has agreed not to compete with the Company under the conditions set forth in this Agreement.

          ACCORDINGLY, in consideration of the good and valuable consideration which the parties hereto acknowledge, the parties hereto hereby agree as follows:

     Section 1.   Certain Defined Terms; Consideration.
                  ------------------------------------

          (a) Capitalized terms used but not otherwise defined herein have the meanings set forth in the Asset Purchase Agreement.

          (b) The Covenantor has been employed by B under a letter agreement dated January 24, 1999, a copy of which is attached as Exhibit B hereto (the
                                                       ---------
"Turner Letter"), which gives Turner certain rights including, among others, an
 -------------
option to be paid certain monies by B upon the occurrence of a sale of B prior to January 31, 2000, and Turner has agreed to defer the exercise of those rights pending the conclusion of a new employment agreement with B. In addition, B may be paying additional amounts to Turner for the transaction contemplated by the Asset Purchase Agreement.

     Section 2.  Non-competition and Non-solicitation.
                 ------------------------------------

          (a) Subject to the second paragraph of Section 2(a), Covenantor agrees that, during the Non-Compete Period (as defined below), the Covenantor shall not, directly or indirectly, own, manage, control, participate in, consult with, render services for, whether as an agent, employee, consultant, advisor, representative, stockholder, partner or joint venturer, or in any manner engage in any business within any Restricted Territory (as defined below) competing with the Turner Products, including any improvements and replacements for the Turner Products, or competing with any other products or procedures which are used to perform the same function as, or the same treatments and procedures performed by the Turner Products ("Functionally
                                                             ------------
Equivalent Products"), or a business developing Functionally Equivalent
-------------------
Products. As used in this Agreement, the term "Restricted Territory" means any of the following geographic areas (whether domestic or foreign) in which any product, process, good or service has been manufactured, provided, sold or offered or promoted for sale by the Company or its Business Group or with respect to which the Company or its Business Group have devoted substantial expense in anticipation of launching into such geographic area a portion of the
Business: (i) any state in the continental United States; (ii) Alaska and Hawaii; (iii) any other territory or possession of the United States; (iv) each country in the European Union ("EU"); and (v) any country other than (x) the
                                --
United States or any state, territory, possession or political subdivision thereof, and (y) a country in the EU. As used in this Agreement, the term "Non-Compete Period" means the period beginning on the date of this Agreement
 ------------------
and ending on the third anniversary of the date of this Agreement. As used in this agreement, the term "control" means the possession, directly or indirectly,
                          -------
of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          Nothing in this Section 2 shall prohibit the Covenantor from (i) engaging, directly or indirectly, as an owner, manager, controlling person, participant, agent, employee, consultant, advisor, representative, stockholder, partner, joint venturer or otherwise in the development, manufacture, sales, marketing or service of the product known as Hydro ThermAblator or HTA, or any improvement to or replacement for such product (collectively, "HTA") and,
                                                               ---
subject to the immediately succeeding paragraph, the sale and service of the products listed on Exhibit C, or any improvement to or replacement for such
                   ----------
products listed on Exhibit C (the "HTA Related Products"), or (ii) being a
                   ---------       --------------------
passive owner of not more than (A) 4% of the outstanding equity interests of any class of a Person, the securities of which are publicly traded, or (B) 1% of the outstanding equity interests of any class of a Person, the securities of which are privately held, so long as the Covenantor has no active participation in the business of such Person, or (iii) serving as an employee or consultant for any Person, if (A) the sales of such Person to the gynecological, infertility and family practice medical markets (collectively, the "Proscribed Markets"), or any
                                                    ------------------
of such markets, do not exceed 25% of the total sales of such Person, and (B) none of the activities of the Covenantor relate directly or indirectly to the activities of such Person which, as to the Covenantor, are prohibited under
Section 2(a), or (iv) serving as an employee or consultant for any Person selling products or services to the Proscribed Markets, or any of them, which products or services do not include the Turner Products or Functionally Equivalent Products.

          The HTA Related Products may only be marketed, sold or serviced, directly or through distribution channels, (A) solely in connection with the sale or use of HTA by medical professionals, and (B) in a number reasonably necessary to facilitate the use by such medical professionals of HTA, and (C) to the medical professionals purchasing or using HTA. Any marketing, sale or service of an HTA Related Product which does not strictly comply with the immediately preceding sentence is a violation of the Covenantor's obligations under this Agreement. Notwithstanding the first two sentences in this paragraph, sales of HTA Related Products shall not be subject to the restrictions in such sentences so long as such sales are made only by a Person described in clause
(iii) of the immediately preceding paragraph as part of the sales of such a Person to the Proscribed Markets, or any of them, which do not exceed 25% of the total sales of such Person.

          (b) During the Non-Compete Period, the Covenantor agrees that the Covenantor shall not directly or indirectly through another Person (i) solicit any employee of the Company or its Business Group to leave the employ of the Company or any of its Business Group, or in any way interfere with the relationship between the Company or any of its Business Group, on the one hand, and any employee thereof, on the other hand; provided, however, that the general solicitation of third parties through the use of means generally available to the public, including the placement of advertisements in the newspaper, shall not be deemed to violate this clause (i), (ii) hire any individual who was an employee of the Company or its Business Group until six months after such individual's employment relationship with the Company or any of its Business Group has been terminated or (iii) induce or attempt to induce any customer, supplier, consultant, licensee or other business relation of the Company or any of its Business Group to cease doing business with the Company or any of its Business Group, or in any way interfere with the relationships between any such customer, supplier, consultant, licensee or business relation, on the one hand, and the Company or any of its Business Group, on the other hand; provided, however, that the Covenantor shall not be deemed to interfere with the relationship of the Company or its Business Group with a customer, supplier, consultant, licensee or other business relation solely because, in compliance with this Agreement, the Covenantor does business on a non-exclusive basis with such Person.

          (c) Turner acknowledges that, in the course of his employment with B and/or its Business Group (as defined below) and their predecessors, he has become familiar with B's and its Business Group's and their predecessors' trade secrets and with other Confidential Information (as defined below) concerning B, its Business Group and their respective predecessors and that his services have been of special, unique and extraordinary value to B and its Business Group.

          (d) Turner understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the Business. However, Turner has been a manager and an executive for many years in different types of businesses, some of which are similar and some of which are not similar to the Business. Turner does not believe that the restrictions in this Agreement, given Turner's education, skills, experience and ability, would prevent him from earning a living.

     Section 3.  Option To Modify Non-Competition Covenant in Section 2 (a).
                 ----------------------------------------------------------

          (a) Pursuant to the B Non-Competition Agreement, the Company granted to B the right and option (the "Option"), exercisable by B under the terms
                                ------
specified in Section 3 of the B Non-Competition Agreement, to modify the non-competition covenant in Section 2(a) of the B Non-Competition Agreement. The Option may be exercised by B strictly in the manner provided in Section 3 of the B Non-Competition Agreement solely on the occurrence of the first Change of Control or Joint Venture Arrangement (each as defined in the B Non-Competition Agreement) which is consummated after the date of this Agreement.

          (b) In the event that B exercises the Option, then, so long as Turner at the time of the exercise of the Option has been continually employed or retained as a consultant by B, and continues without interruption to be so employed or so retained as a consultant by B or the

Person which acquires control of B as a result of the Change of Control or which engages with B in the Joint Venture Arrangement upon which the exercise of the Option is based, Turner may, solely as an employee or a consultant to such Person, engage in the same activities that such Person may engage in pursuant to section 3(c) of the B Non-Competition Agreement. If Turner is not so employed or so retained as a consultant and commencing at any time as he does not continue without interruption to be so employed or so retained as a consultant, then the provisions of this Agreement shall remain in effect unmodified by this Section
3. A leave of absence for family or medical reasons will not be deemed an interruption in continual employment or consulting by Turner for such Person.

     Section 4.  Confidentiality.
                 ---------------

          (a) The Covenantor will not disclose or use at any time during the Non-Compete Period any Confidential Information of which the Covenantor is or becomes aware, whether or not such information was developed by the Covenantor.

          (b)  As used in this Agreement, the term "Confidential Information"
                                                    ------------------------
means information that is not in the public domain and that was used, developed or obtained by the Covenantor in connection with the Business, including but not limited to (i) information, observations and data obtained by Turner while employed by B Company or any predecessors thereof concerning the Business, (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs,
(v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form.

          (c) Notwithstanding the provisions of this Agreement to the contrary, the Covenantor shall have no liability to the Company for disclosure or use of Confidential Information if the Confidential Information:

                (i) is known to the receiving party at the time of disclosure by the Covenantor to the receiving party of such Confidential Information other than as the result of a breach of this Section 4 by the Covenantor;

               (ii) becomes publicly known or is disclosed by the Company other than as the result of a breach of this Section 4 by the Covenantor;

               (iii) is received by the Covenantor after the date of this Agreement from a third party that is not under an obligation of confidentiality to the Company;

               (iv) is required to be disclosed by law, court order, or similar compulsion or in connection with any legal proceeding, provided that such disclosure shall be limited to the extent so required and, except to the extent prohibited by law, the Covenantor shall give the Company notice of its intent to so disclose such Confidential Information and shall reasonably cooperate with the Company in seeking suitable confidentiality protections;

               (v)  relates to HTA; or

               (vi) is independently developed by the Covenantor in connection with matters unrelated to the Turner Products or Functionally Equivalent Products without reference to or reliance upon Confidential Information; provided, that such independent development can be reasonably proven by the Covenantor by written records.

     Section 5.    Representations and Warranties.
                   ------------------------------

            (a) The Covenantor hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Covenantor does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Covenantor is a party or any judgment, order or decree to which the Covenantor is subject, (ii) the Covenantor is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other Person that is inconsistent with the provisions of this Agreement and (iii) upon the execution and delivery of this Agreement by the Company and the Covenantor, this Agreement will be a valid and binding obligation of the Covenantor.

            (b) The Company hereby represents and warrants to the Covenantor that (i) this Agreement has been duly authorized by all necessary corporate action on the part of the Company, (ii) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject, and (iii) upon the execution and delivery of this Agreement by the Company and the Covenantor, this Agreement will be a valid and binding obligation of the Company.

     Section 6.  Enforcement.
                 ------------

            (a) Because the relationship between the Company and the Covenantor is unique and because the Covenantor has had access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach by the Covenantor of this Agreement, the Company may apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security) in addition to other rights and remedies existing in its favor, including requiring the Covenantor to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived or received as a result of any transactions constituting a breach of the covenants contained therein.

          (b) The prevailing party in any legal action arising out of or relating to this Agreement shall be entitled to its reasonable attorneys' fees and court costs.

     Section 7.  General Provisions.
                 ------------------

          (a)  Severability. It is the desire and intent of the parties hereto
               -----------
that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction .


          (b)  Complete Agreement. This Agreement and the Asset Purchase
               ------------------
Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

          (c)  Successors and Assigns. This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the Covenantor and the Company and their respective successors, permitted assigns, personal representatives, heirs and estates, as the case may be.


          (d)  Governing Law. This Agreement will be governed by and construed
               -------------
in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York or any other jurisdiction), that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          (e)   Jurisdiction and Venue.
                ----------------------

                      (i) THE COMPANY AND THE COVENANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR THEMSELVES AND THEIR PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK COUNTY, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE COMPANY AND THE COVENANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR SUCH FEDERAL COURT, PROVIDED THAT, IN THE EVENT THAT ANY SUCH FEDERAL COURT HAS JURISDICTION, THE PARTIES SHALL INSTITUTE ANY SUCH ACTION OR PROCEEDING IN SUCH FEDERAL COURT AND NOT IN SUCH STATE COURT. THE COMPANY AND THE COVENANTOR AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY

     LAW; PROVIDED THAT, NOTWITHSTANDING THE FOREGOING, IF THE COVENANTOR IS A DEFENDANT IN ANY SUCH ACTION OR PROCEEDING IN WHICH B IS NOT ALSO A DEFENDANT, SUCH ACTION OR PROCEEDING SHALL INSTEAD BE BROUGHT AND MAINTAINED IN ANY COURT IN THE STATE OR COUNTY IN WHICH THE COVENANTOR'S PRINCIPAL RESIDENCE IS LOCATED OR IN WHICH THE COVENANTOR'S PRINCIPAL PLACE OF BUSINESS IS LOCATED.


               (ii) SUBJECT TO (e)(i), THE COMPANY AND THE COVENANTOR IRREVOCABLY AND U NCONDITIONALLY WAIVE, TO THE FULLEST EXTENT THEY MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY. THE COMPANY AND THE COVENANTOR IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

               (iii) THE COVENANTOR HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL IN THE COUNTY IN WHICH THE COVENANTOR'S PRINCIPAL RESIDENCE IS LOCATED OR IN WHICH THE COVENANTOR'S PRINCIPAL PLACE OF BUSINESS IS LOCATED AND SUCH SERVICE SHALL BE DEEMED TO BE GOOD AND SUFFICIENT SERVICE FOR ALL PURPOSES. THE COVENANTOR SHALL NOTIFY THE COMPANY PURSUANT TO THIS AGREEMENT OF EACH OF HIS PRINCIPAL PLACE OF RESIDENCE AND PRINCIPAL PLACE OF BUSINESS.

     (f)  Waiver of Jury Trial.
          --------------------

          THIS IS A COMPLEX BUSINESS TRANSACTION. THE PARTIES BELIEVE THAT IT WOULD BE BETTER TO HAVE ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT RESOLVED BY A JUDGE WITHOUT A JURY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     (g)  Amendment and Waiver. The provisions of this Agreement may be amended
          --------------------
and waived only with the prior written consent of the Company and the Covenantor, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

     (h)  Headings. The section headings contained in this Agreement are
          --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (i)  Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     (j)  Business Group. For purposes of this Agreement, the term "Business
          --------------                                            --------
Group" means, with respect to the Company, the Company's current and future
-----
Affiliates, including those Affiliates listed on Exhibit D; provided, however,
                                                 ---------
that a future Affiliate of the Company shall not be considered part of its "Business Group" unless and until the Company provides notice to the Covenantor in writing that such Person is an affiliate of the Company.

     (k)  Business Days.  If any time period for giving notice or taking action
          -------------
hereunder expires on a day which is a Saturday, Sunday or holiday in the State of New York, the time period for taking action shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

     (l)  Survival of Representations and Warranties.  All representations and
          ------------------------------------------
warranties contained herein shall survive the consummation of the transactions contemplated hereby and by the Asset Purchase Agreement.

     (m)  Construction.
          ------------

          (i) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (ii) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (iii) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (n) Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received, if delivered during business hours on a business day, when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto) or, if not delivered during business hours on a business day, on the next succeeding business day.

                    (i)  if to the Company, to:

                    CooperSurgical Acquisition Corp.
                    c/o CooperSurgical, Inc.
                    15 Forest Parkway
                    Shelton, Connecticut 06484
                    Attention:  Nicholas J. Pichotta, President
                    Telecopier:  (203) 925-135

                    with a copy to:

                    The Cooper Companies, Inc.
                    6140 Stoneridge Mall Road
                    Suite 590
                    Pleasanton, CA  94588
                    Attention:  Carol R. Kaufman, V.P., Legal Affairs
                    Telecopier: (510) 460-3660

                    O'Sullivan Graev & Karabell, LLP
                    30 Rockefeller Plaza
                    New York, New York 10112
                    Attention:  David I. Karabell, Esq.
                    Telecopier:  (212) 408-2400; and

                    (ii) Richard W. Turner, the principal place of residence and telecopier number set forth under Turner's signature hereto.

                    with a copy to:

                    McCarter & English LLP
                    Four Gateway Center
                    100 Mulberry Street
                    Newark, NJ 07702
                    Attention:  William J. Heller, Esq.
                    Telecopier: (973) 624-7070

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Noncompetition Agreement as of the date first written above.

                                   COOPERSURGICAL ACQUISITION CORP.



                                   By: ____________________________________
                                       Name:
                                       Title:



                                   ________________________________________
                                   RICHARD W. TURNER

                                   Principal Place of Residence:


                                   ________________________________________

                                   ________________________________________

                                   ________________________________________

                                   Principal Place of Business:

                                   ________________________________________

                                   ________________________________________

                                   ________________________________________

                                   EXHIBIT A
                                   ---------

                                Turner Products
                                ---------------

     All of the products listed in the B Gynecology Products 1999 Catalog, except for the following products:

1.   Microscope and endoscope equipment.

2.   Generic vaginal specula.

3.   Spring - loaded syringe.

4.   Sterilization and storage trays.

5. Cryo systems so long as they are sold outside of the GYN and family practitioner markets.

6.   Generic needle holders, clamps and scissors.

7. Office video equipment so long as it is sold outside of the GYN and family practitioner markets.

8. Endo-sock or other similar retrieval instruments so long as they are sold outside of GYN and family practitioner markets.

9.   Laproscopic insufflater so long as it is sold outside of the GYN market.

                                   EXHIBIT B
                                   ---------

                               Letter Agreement
                               ----------------


Attached letter agreement dated January 24, 1999 between the Covenantor and B.

                                   EXHIBIT C
                                   ---------
                             HTA Related Products
                             --------------------


1.   Endoscopic Light Source (any method).

2.   Hysteroscopic Video Camera System.

3.   Flexible Hysteroscopic System.

4.   Rigid Hysteroscopic System.

5.   Cervical Sealing Tenaculum.

6.   Disposable Cervical Dilator.

7. Those Products which are identified by asterisk on Annex A to Schedule 1.1 of the Asset Purchase Agreement as components and/or finished goods required in the support of HTA.

                                   EXHIBIT D
                                   ---------

                            The Company Affiliates
                            ----------------------

                                                                 JURISDICTION OF
NAME                                                             INCORPORATION
--------------------------------------------------------------------------------

1.   The Cooper Companies, Inc.                                  Delaware
2.   The Cooper Healthcare Group, Inc.                           Delaware
     a.   Unimar, Inc.                                           California
3.   CVP, Inc.                                                   Delaware
4.   The Cooper Real Estate Group, Inc.                          Delaware
5.   CooperVision, Inc.                                          New York
     a.   CooperVision Inc.                                      Canada
6.   Marlow Surgical Acquisition (dormant)                       Delaware
     a.   CooperVision GB Finance, Inc. (dormant)                Delaware
     b.   CooperVision GB Services, Inc. (dormant)               Delaware
7.   Hospital Group of America, Inc.                             Delaware
     a.   HGA Management Services, Inc.                          Delaware
     b.   Hospital Group of Delaware, Inc.                       Delaware
     c.   Hospital Group of Illinois, Inc.                       Illinois
     d.   Hospital Group of Louisiana, Inc.                      Louisiana
     e.   Residential Centers of Indiana, Inc.                   Delaware
     f.   Hospital Group of New Jersey, Inc.                     New Jersey
     g.   Hampton Learning Center, Inc.                          New Jersey
     h.   HGNJ, Inc.                                             New Jersey
8.   Arlington Center for Recovery, L.L.C.                       Illinois
9.   MeadowWood Health Services, L.L.C.                          Delaware
10.  CooperSurgical, Inc.                                        Delaware
     a.   CooperSurgical, Inc.                                   Canada
     b.   HBH Medizintechnik GmbH                                Germany
11.  Aspect Vision Holdings, Limited                             England-Wales
     a.   Aspect Vision Care Limited                             England-Wales
     b.   Contact Lens Technologies Limited                      England-Wales
     c.   Aspect Specialty Limited                               England-Wales
     d.   New Focus HealthCare Limited                           England-Wales
     e.   Aspect Vision Italia s.r.l.                            Italy
     f.   Focus Solutions Limited                                England-Wales
     g.   Averlan Company Limited                                England-Wales
     h.   Aspect Contact Lenses Limited                          England-Wales
12.  CooperVision Limited                                        England-Wales

NOTE: Except for CooperSurgical and its 52% owned subsidiary, HBH Medizintechnik GmbH, each subsidiary is wholly-owned either by The Cooper Companies, Inc. or by the wholly-owned subsidiary under which it is indented in the list above. In the case of CooperSurgical, Inc., 99.8% of the company is owned by The Cooper Companies, Inc. and the remaining .2% is owned by members of CooperSurgical's Medical Advisory Board.

                                                                    EXHIBIT H TO
                                                                  ASSET PURCHASE
                                                                       AGREEMENT
                                                                       ---------

                           _____________ _____,1999


B Corp.


Ladies and Gentlemen:

          We have acted as counsel to CooperSurgical Acquisition Corp., a Delaware corporation ("Cooper"), in connection with (a) the Asset Purchase Agreement (the "Asset Purchase Agreement") dated September __, 1999 between
                ------------------------
Cooper and B Corp., a Delaware corporation (the "Company"), (b) the Bill of Sale, Assignment and Assumption Agreements each dated the date hereof between Cooper and the Company and each Subsidiary, respectively (the "Bills of Sale"),
                                                                -------------
(c) the Transition Agreement dated the date hereof between Cooper and the Company (the "Transition Agreement"), and (d) the two Non-Competition Agreements
              --------------------
dated the date hereof between Cooper and each of the Company and Richard W. Turner, respectively (the "Non-Competition Agreements", and together with the
                           --------------------------
Asset Purchase Agreement, the Bills of Sale and the Transition Agreement, the "Transaction Documents"). Capitalized terms used but not otherwise defined
 ---------------------
herein have the meanings given them in the Asset Purchase Agreement. This opinion is being delivered pursuant to Section 6.6 of the Asset Purchase Agreement.

          We have not adopted the Legal Opinion Accord (the "Accord") of the ABA
                  ---                                        ------
Section of Business Law (1991) for purposes of this opinion letter. In rendering the opinions expressed in this opinion letter, however, we have relied without investigation on the assumptions set forth in Section 4 of the Accord.

          In addition, as to matters of fact (including matters of fact set forth in this opinion letter), we have relied (except to the extent that we have actual knowledge of facts to the contrary) without investigation on (i) the representations and warranties of the various parties set forth in the Transaction Documents, (ii) certificates of officers of Cooper delivered at the Closing and (iii) certificates of public officials.

          Our opinions in this opinion letter are limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States of America. We do not express any opinion as to any other law. Although we note that the Asset Purchase Agreement and the Transition Agreement are, by their terms, governed by the laws of the State of Delaware we have assumed, with your consent, for purposes of the opinions expressed below that each such agreement is governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law. We do not express any opinion with respect to any provisions of the Asset Purchase Agreement and the Transition Agreement providing for the choice of the laws of the State of Delaware . Unless explicitly addressed herein, we do not express any opinion as to any of the legal issues set forth in Section 19 of the Accord.

          Based upon the foregoing, we are of the opinion that:

     1. Cooper is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2. Cooper has all necessary corporate power and authority to execute, deliver, and perform its obligations under each Transaction Document to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery by Cooper of each Transaction Document to which it is a party and the consummation by Cooper of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Cooper.

     3. Cooper has duly and validly executed and delivered each Transaction Document to which it is a party. Each Transaction Document to which Cooper is a party constitutes a legal, valid and binding obligation of Cooper, enforceable against Cooper in accordance with its terms.

     4. The execution and delivery by Cooper of each Transaction Document to which it is a party and its performance of its obligations thereunder will not
(i) conflict with or violate (with or without notice or lapse of time or both) its Certificate of Incorporation or By-Laws, or (ii) conflict with or violate (with or without notice or lapse of time or both) any Law applicable to it.

     5. The execution and delivery by Cooper of each Transaction Document to which it is a party does not, and the performance of its obligations thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity.

          Our opinion is subject to the General Qualifications (as defined in the Accord) and the opinions expressed in clause (ii) of paragraph 4 above and in paragraph 5 above are based on our review of those Laws that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.

          This opinion letter has been rendered solely for your benefit in connection with the execution and delivery of the Transaction Documents and the transactions contemplated thereby. Accordingly, it is not to be relied upon by any other Person, and is not to be used for any other purpose, without our prior written consent.

                                 Very truly yours,

                                 SCHEDULE 1.1

                                   [OMITTED]

                                 SCHEDULE 1.6

                              Assumed Liabilities
                              -------------------

A) The Assumed Liabilities shall consist of and be assumed in the following order:

1.   First, to the extent of any trade accounts payable ("Trade Payables") up to
                                                          --------------
     $350,000;

2.   Second, up to $25,000 of warranty obligations ("Warranty Obligations") up
                                                     --------------------
     to the difference between $350,000 and the lesser amount of Trade Payables so assumed;

3. Third, to the extent of the amount at Closing of any accrued sales return obligations ("Sales Return Obligations") up to the difference between
                   ------------------------
     $350,000 and the sum less than $350,000 of the amount of Trade Payables and Warranty Obligations so assumed; and

4. Fourth, the amount at Closing of any accrued royalty obligations ("Royalty Obligations"), up to any remaining difference between $350,000
       -------------------
     and the sumless than $350,000 of the amount of Trade Payables, Warranty Obligations and Sales Return Obligations so assumed.

     Any part of the Liabilities referred to above which are not Assumed Liabilities are Excluded Liabilities. The Seller shall pay such Excluded Liabilities as part of its indemnification obligations to the Purchaser Indemnified Persons under this Agreement. Since $25,000 of Warranty Obligations is a negotiated number, the Seller shall pay to the Purchaser upon delivery of the Statements pursuant to this Agreement an amount equal to all or any part of the Warranty Obligations which are Excluded Liabilities, if any; provided, however, that if the Seller pays such amounts to the Purchaser promptly when due, such amounts shall not be counted towards the calculation of the Losses under Section 7.5(a). The Seller shall pay to the Purchaser an amount equal to all or any part of the Trade Payables, Sale Return Obligations and Royalty Obligations which are Excluded Liabilities when the Purchaser incurs such liabilities and makes a claim under Section 7 of this Agreement therefor.

B) The Assumed Liabilities shall also consist of approximately $11,000 owed by the Seller to Venusa, Ltd. for tooling pursuant to the Letter Agreement dated October 2, 1998 between the Seller and Venusa, Ltd. This Liability shall be assumed by the Purchaser in addition to the Liabilities assumed by the Purchaser under subsection (A).

                                 SCHEDULE 1.7

                             Excluded Liabilities
                             --------------------


     The Purchaser is not assuming any of the following Excluded Liabilities:

          (a) any Liability of the Seller or any Subsidiary under this Agreement;

          (b) any Liability of the Seller or any Subsidiary for expenses, Taxes or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement, the Related Documents or the consummation (or preparation for the consummation) of the transactions contemplated hereby or thereby (including all attorneys' and accountants' fees, and brokerage fees incurred by or imposed upon the Seller or any Subsidiary);

          (c) any Liability of the Seller or any Subsidiary for any indebtedness;

          (d) any Liability of the Seller or any Subsidiary under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Seller or any Subsidiary is a party or by which the Seller or any Subsidiary or its or any of their respective properties is bound or affected other than Assumed Liabilities specified in Schedule 1.6 and Liabilities assumed by the Purchaser in accordance with Section 1.6 which accrue from and after the Closing pursuant to the Assumed Contracts;

          (e)  any Liability relating to any Employee Benefit Plan;

          (f) any Liability of the Seller or any Subsidiary for worker's compensation; and

          (g) any Liability of the Seller or any Subsidiary which relate to the Excluded Assets;

            The Seller and each Subsidiary shall pay, discharge and perform all its respective Excluded Liabilities promptly when due.

                                SCHEDULE 1.8(a)

                          Sales Shortfall Calculation
                          ---------------------------

     The Sales Shortfall shall be calculated as follows:

     1. The amount of Included Sales for the period beginning on January 3, 1999 and ending on October 2, 1999 (each, a "Channel Sales Amount") shall be
                                             --------------------
calculated for the following categories of buyers: (a) U.S. End User; (b) U.S. Distributor; (c) Non-U.S. (except for OEM); and (d) OEM.

     2. Each Channel Sales Amount shall then be multiplied by the sales multiple specified on Annex A hereto under the column headed by the buyer category for which such Channel Sales Amount was calculated, which appears opposite the name of each Product. The product of each such modification is called, a "Total Channel Sales Amount".
           --------------------------

     3. All Total Channel Sales Amounts for each Product shall be added together to determine the "Product Sales Amount".
                           --------------------

     4. All the Product Sales Amounts shall be added together to determine the "9 Month Total Sales Amount" for all Products.
 --------------------------

     5. The 9 Month Total Sales Amount shall be annualized by dividing such amount by 9, then multiplying the result of such calculation by 12, to determine the "Total Annualized Sales Amount".
     -----------------------------

     6. The amount, if any, by which the Total Annualized Sales Amount is less than $11,231,600 is the "Sales Shortfall". Such Sales Shortfall, if any, shall
                         ---------------
be subtracted from the Purchase Price paid by the Purchaser to the Seller on the Closing Date.

          "Included Sales" means all sales for each Product which is sold in the ordinary course of the Business, except (i) sales of OEM Industrial Products and
(ii) any sales of Products to Fujinon, Inc., PENTAX Precision Instrument Corporation and ERBE USA, Inc. excluded pursuant to the last sentence of Section 4.1.

                                    ANNEX A
                                      TO
                                SCHEDULE 1.8(a)

                        Product Sales Multiple Analysis
                        -------------------------------

                                                                                               Non-United
                                                                                                 States
                                                              United States  United States      (Except
                      Buyer Categories                           End User     Distributor       for OEM)       OEM
---------------------------------------------------------     -------------  -------------     ----------    -------
LEEP Products:
-------------
  Electrodes                                                           2.21           1.66           1.11       0.28
  Procedure Kits                                                       2.21           1.66           1.11       0.28
  Other Disposable                                                     2.21           1.66           1.11       0.28
                                                              -------------  -------------     ----------    -------
Sub total - LEEP Disposables                                            N/A            N/A            N/A        N/A

  Hardware                                                             1.11           0.55           0.28       0.28
  Coated Instruments                                                   1.11           0.55           0.28       0.28
                                                              -------------  -------------     ----------    -------
  Total LEEP Products                                                   N/A            N/A            N/A        N/A

Other GYN Products:
------------------

  Zumi                                                                 2.21           1.66           1.11       0.28
  Zui                                                                  2.21           1.66           1.11       0.28
  HSG/SHG                                                              2.21           1.66           1.11       0.28
  Z-Samplers                                                           2.21           1.66           1.11       0.28
  Endo-Sock/Mega-Pouch                                                 2.21           1.66           1.11       0.28
  Other GYN Disposables                                                2.21           1.66           1.11       0.28
                                                              -------------  -------------     ----------    -------
  Sub total - GYN Disposables                                           N/A            N/A            N/A        N/A

  Biopsy Punch                                                         2.21           1.66           1.11       0.28
  Specula                                                              2.21           1.66           1.11       0.28
  Z-Clamps                                                             2.21           1.66           1.11       0.28
  Z-Scissors                                                           2.21           1.66           1.11       0.28
  OS Finder                                                            2.21           1.66           1.11       0.28
  Nichols Pelvic Surgery Set                                           2.21           1.66           1.11       0.28
  Other Reusable Instruments                                           1.11           0.55           0.28       0.28
                                                              -------------  -------------     ----------    -------
  Sub total - GYN Instruments                                           N/A            N/A            N/A        N/A

  Colposcopes                                                          1.11           0.55           0.28       0.28
  Hysteroscopy System                                                  1.11           0.55           0.28       0.28
  Cryo System                                                          1.11           0.55           0.28       0.28
                                                              -------------  -------------     ----------    -------
                                                                        N/A            N/A            N/A        N/A
  TOTAL OTHER GYN                                                       N/A            N/A            N/A        N/A

  TOTAL GYN SALES                                                       N/A            N/A            N/A        N/A

Other Products:
--------------
  GYNESYS Products                                                      N/A           0.28           0.28       0.28
  Misc. Hardware                                                       0.28           0.28           0.28       0.28
  GI Products                                                          0.28           0.28           0.28       0.28
  OEM Products                                                         0.28           0.28           0.28       0.28
  HTA Products                                                          N/A            N/A            N/A        N/A

  TOTAL OTHER PRODUCTS                                                  N/A            N/A            N/A        N/A
  TOTAL BEI SALES                                                       N/A            N/A            N/A        N/A

                               SCHEDULE 1.10(a)

                           Inventory Valuation Rules
                           -------------------------


A.   Finished Goods Inventory
     ------------------------

          Finished goods inventory of the Business on hand at the Facilities of the Seller at Closing and not held by vendors shall be valued for purposes of the Inventory Statement as provided in this Schedule

          1. The number of units of each separate Product will be counted. The result of this count for each Product is called the "Closing Unit Number." For
                                                     -------------------
this count, the following will be treated as one Product: (a) like Products which are sold by the Seller in different package configurations (i.e., ZUMI 4.5 Box of 12 and ZUMI single will be treated as one Product); (b) groups of common Products in varying sizes or configurations which the Seller has frequently sold and promoted in sets (i.e., Z-Clamps and Z-Scissors will be treated as one Product); and (c) a Product which is sold by the Seller in the United States and the same Product which has been modified solely to meet requirements for a sale by the Seller outside of the United States (i.e., a Lletz Plus II Generator in a 110-volt configuration for the United States market and in a 220-volt configuration for the market outside the United States shall be treated as one Product).

          2.   The "Two Year Sales Number" for each Product shall be determined.
                    ---------------------
Two Years Sales Number for each Product means the number of units of such Product sold by the Seller during the ten month period commencing October 1, 1998 and ending July 31, 1999 divided by 10 and multiplied by 24.

          3. The excess, if any, of the Closing Unit Number for each Product over the Two Year Sales Number for the same Product shall have zero value for purposes of calculating the value of finished goods inventory on hand at Closing.

          4. That number of units of finished goods inventory of each Product on hand at Closing not in excess of the Two Year Sales Number for the same Product shall be valued as follows;

               (a) The lessor of (i) The full absorbed standard costs historically used by the Seller to value finished goods inventory ("Standard Costs"); or
       --------------

               (ii) the lesser of (x) the value of such inventory at the lower of cost or market, (y) for the bipolar Product line (including generators, Loops and Balls), 25% of Standard Costs and (z) for demonstration inventory (except demonstration inventory consisting of the bipolar Product line), if placed in service by the Seller within the four year period preceding the Closing Date, 50% of Standard Costs, and if placed in service by the Seller prior to such four year period, zero; and

               (b) Evaluation Inventory represented by an invoice bearing a date which is less than 90 days prior to the Closing Date, 50% of the amount of the invoice

                                 SCHEDULE 5.7

                                   [OMITTED]

                           SCHEDULE 1.10(a) - Page 2

representing such inventory, and Evaluation Inventory represented by an invoice bearing a date which is 90 days or more prior to the Closing Date, zero.

          5. Notwithstanding the foregoing, (a) OEM Industrial Inventory shall be valued at zero and (b) that number of units at Closing of finished goods inventory of the integrated video system Product which equals up to the greater of (x) the Two Year Sales Number for that Product and (y) 24, shall be valued at Standard Costs. The excess of units of such inventory over such number of units at Closing shall be valued at zero.

B.   Raw Materials Inventory and Inventory Held By Vendors
     -----------------------------------------------------

          Attached to this Schedule is an analysis of raw material inventory of the Business at July 31, 1999, separated into categories of Products. The inventory in such analysis constitutes approximately 72% of the value of all raw material inventory of the Business at that date. The valuation percentage of Standard Costs for each category of Products in the analysis is specified opposite the description of such category. Raw material and unfinished inventory and inventory of the Business held by vendors and not located at Closing at the Seller's Facilities (except inventory held by Venusa, Ltd.) which is a component of or included in each category of Products will be valued at the same percentage of Standard Costs as raw material, unfinished inventory and inventory included in such analysis. Raw material, unfinished inventory and inventory held by Venusa, Ltd. shall be valued at zero.

C. Work-in-Process
   ---------------

          Work-in-Process shall be valued at Standard Cost therefor.

D. General
   -------

          HTA inventory and components and inventory of Products which have been discontinued by the Seller shall be valued at zero. HTA inventory and components are not part of the Purchased Assets. Inventories of Products that have been discontinued are part of the Purchased Assets. Units of Products which are Products used in the Business and which are also HTA Related Products (as defined in the Non-Competition Agreement) shall be divided as follows:

          (a) that percentage of units of such products on hand at Closing equal to the percentage of the Seller's sales of all Products for the nine
     (9) month period ended September 30, 1999 represented by sales of Products used in the Business shall constitute Purchased Assets.

          (b) The balance of units of such products on hand at Closing shall constitute Excluded Assets.

          As specified in the Agreement to which this Schedule is attached, inventory shall be valued in accordance with GAAP, applied consistently with the Seller's allocations thereof, as GAAP may be modified by this Schedule.

                          SELLER DISCLOSURE SCHEDULE
                                   [OMITTED]